Exhibit 1

Westpac GROUP

WESTPAC BANKING CORPORATION
ABN 33 007 457 141

PILLAR 3 REPORT

MARCH 2014

INCORPORATING THE REQUIREMENTS OF AUSTRALIAN PRUDENTIAL STANDARD APS330

STRENGTH | RETURN | GROWTH | PRODUCTIVITY

Westpac | St.George | BankSA | BT Financial Group | Bank of Melbourne | RAMS

PILLAR 3 REPORT

TABLE OF CONTENTS

EXECUTIVE SUMMARY	3

INTRODUCTION	5

Risk Appetite and Risk Types	6

Controlling and Managing Risk	7

Group Structure	12

CAPITAL OVERVIEW	14

Credit Risk Management	18

Credit Risk Exposures	25

Credit Risk Mitigation	51

Counterparty Credit Risk	54

Securitisation	56

Market Risk	67

Operational Risk	71

Equity Risk	73

Interest Rate Risk in the Banking Book	75

Liquidity Risk	77

APPENDICES

Appendix I – Regulatory Capital Reconciliation	78

Appendix II – Regulatory Expected Loss	86

Appendix III – Regulatory Consolidation	87

Appendix IV – APS330 Quantitative requirements	91

Glossary	94

Disclosure Regarding Forward-looking Statements	99

In this report references to ‘Westpac’, ‘Westpac Group’, ‘the Group’, ‘we’, ‘us’ and ‘our’ are to Westpac Banking Corporation and its controlled entities (unless the context indicates otherwise).

In this report, unless otherwise stated or the context otherwise requires, references to ‘$’, ‘AUD’ or ‘A$’ are to Australian dollars.

Any discrepancies between totals and sums of components in tables contained in this report are due to rounding.

In this report, unless otherwise stated, disclosures reflect APRA’s implementation of Basel III.

PILLAR 3 REPORT

EXECUTIVE SUMMARY

Changes in capital ratios

In the six months to 31 March 2014, Westpac’s common equity Tier 1 (CET1) capital ratio declined 28 basis points to 8.82%. The decline was principally due to the acquisition of Lloyds, which utilised 37 basis points of capital and the 10 cent special dividend (10 basis point decrease), partially offset by the last tranche of the St.George tax benefit (7 basis point increase). Excluding these items, the CET1 capital ratio increased 12 basis points due to cash earnings of $3.8 billion for the half (117 basis point increase) less the 2013 final ordinary dividend (85 basis point decrease) and a modest increase in risk weighted assets (RWA) (18 basis point decrease).

At 8.82% the CET1 capital ratio is above both current regulatory requirements and the revised regulatory requirement (including the 1% Domestic Systemically Important Banks (D-SIB) requirement), which comes into effect from 1 January 2016.

In March 2014 Westpac issued $1.0 billion of Basel III compliant Tier 2 subordinated notes which contributed to the increase in the Tier 2 capital ratio.

%	31 March 2014	30 September 2013	31 March 2013
The Westpac Group at Level 2
Common equity Tier 1 capital ratio	8.8	9.1	8.7
Additional Tier 1 capital	1.5	1.6	2.1
Tier 1 capital ratio	10.3	10.7	10.8
Tier 2 capital	1.8	1.6	1.7
Total regulatory capital ratio	12.1	12.3	12.5

Changes in risk weighted assets

Movements in RWA in the six months to 31 March 2014 included:

▪             The Lloyds acquisition increased credit RWA by $8.5 billion and operational risk RWA by $0.5 billion;

▪             Excluding Lloyds, credit risk RWA increased 1% or $3.2 billion, as the decline in the Australian dollar increased the value of non-Australian dollar lending and the residential mortgage, corporate and specialised lending portfolios grew. This was partially offset by a reduction in credit RWA from the continued run-off of stressed assets in corporate and business lending portfolios. Risk estimates have been updated as part of the regular review cycle, with minimal impact to overall RWA as modest increases in Australian credit cards off-set decreases in transaction managed exposures (predominately corporate and sovereign);

▪             Market risk RWA increased $1.6 billion, primarily due to increased exposure to Australian dollar and US dollar interest rate risk;

▪             Operational risk RWA increased $0.7 billion, primarily driven by updated modelling that takes into consideration recent operational risk losses experienced by other financial institutions globally; and

▪             Interest rate risk in the banking book (IRRBB) increased $1.5 billion reflecting longer interest rate positions and lower embedded gain.

Risk weighted assets
$m	31 March 2014	30 September 2013	31 March 2013
Credit risk	272,038	260,268	253,734
Market risk	10,610	9,059	10,555
Operational risk	28,474	27,299	26,761
Interest rate risk in the banking book	8,459	6,929	13,744
Other	2,917	3,817	3,182
Total	322,498	307,372	307,976

PILLAR 3 REPORT

EXECUTIVE SUMMARY

Acquisition of select businesses of Lloyds Banking Group Australia1

On 11 October 2013 Westpac announced it had entered into an agreement to acquire selected assets of Lloyds Banking Group’s Australian asset finance business, Capital Finance Australia Limited (CFAL), and its corporate loan portfolios, BOS International (Australia) Ltd (BOSI), for $1.45 billion.

The transaction was completed on 31 December 2013, adding $7.9 billion in motor vehicle finance, equipment finance and corporate loans to Westpac’s lending portfolios and $9.0 billion in total RWA ($8.5 billion in credit RWA). The acquisition was funded without issuing capital and reduced Westpac’s CET1 capital ratio by 37 basis points (RWA 25 basis points, and regulatory deductions from CET1 capital 12 basis points).

The impact of the Lloyds acquisition on Exposure at Default (EAD) and RWA as at the completion date of 31 December 2013 is summarised in the table below:

	Exposure at Default			Risk Weighted Assets
Lloyds Acquisition	IRB	Standardised		IRB	Standardised
$m	Approach	Approach	Total	Approach	Approach	Total
Credit Risk
Corporate[1]	2,092	3,660	5,752	1,498	3,660	5,158
Other retail	-	3,389	3,389	-	3,389	3,389
Operational Risk	NA	NA	NA	-	490	490
Total	2,092	7,049	9,141	1,498	7,539	9,037

1    Lloyds non-consumer assets have been disclosed under the corporate asset class. This classification does not affect the standardised capital calculation under which these loans have been treated. In progressing to IRB accreditation of this portfolio, this classification will be further refined across the corporate, business lending and small business asset sub classes.

PILLAR 3 REPORT

INTRODUCTION

Westpac Banking Corporation is an Authorised Deposit-taking Institution (ADI) subject to regulation by APRA. APRA has accredited Westpac to apply advanced models permitted by the Basel III global capital adequacy regime to the measurement of its regulatory capital requirements. Westpac uses the Advanced Internal Ratings-Based approach (Advanced IRB) for credit risk and the Advanced Measurement Approach (AMA) for operational risk.

In accordance with APS330 Public Disclosure, financial institutions that have received this accreditation, such as Westpac, are required to disclose prudential information about their risk management practices on a semi-annual basis. A subset of this information must be disclosed quarterly.

The Structure of Westpac’s Pillar 3 Report as at 31 March 2014

This report describes Westpac’s risk management practices and presents the prudential assessment of Westpac’s1 capital adequacy as at 31 March 2014. The sections are arranged as follows:

▪             ‘Risk Appetite and Risk Types’ defines the risks that Westpac manages;

▪             ‘Controlling and Managing Risk’ outlines the responsibilities of the Board of Directors of Westpac and executive risk management committees;

▪             ‘Group Structure’ defines the bases of measurement adopted by APRA and describes the principles of consolidation used for the purposes of determining Westpac’s capital adequacy;

▪             ‘Capital Overview’ describes Westpac’s capital management strategy and presents the capital adequacy ratios for the Westpac Group;

▪             ‘Credit Risk Management’ describes Westpac’s approach to managing credit risk;

▪             ‘Credit Risk Exposures’ tabulates Westpac’s credit risk exposures, including impaired and past due loans and loan impairment provisions;

▪             ‘Credit Risk Mitigation’ describes how Westpac reduces its credit risk by using collateral, guarantees or credit derivatives;

▪             ‘Counterparty Credit Risk’ describes Westpac’s exposure to credit risk arising from its management of derivatives and securities financing transactions;

▪             ‘Securitisation’ explains how Westpac participates in the securitisation market;

▪             ‘Market Risk’ describes Westpac’s approach to managing market risk;

▪             ‘Operational Risk’ describes Westpac’s operational risk management approach;

▪             ‘Equity Risk’ describes Westpac’s equity positions;

▪             ‘Interest Rate Risk in the Banking Book’ describes Westpac’s approach to managing the structural interest rate risk incurred in its banking book; and

▪             ‘Liquidity Risk’ describes Westpac’s approach to managing liquidity risk.

A cross-reference between the quantitative disclosures in this report and the quantitative disclosures required by Attachment A, C, D and E of APS330 is provided in Appendix IV on page 91.

Capital instruments included in regulatory capital

The reporting requirements for capital instruments under Attachment B of APS330 can be found on the regulatory disclosures section of the Westpac website2 and are not included within this report. These disclosures are updated when the following occurs:

▪             A new capital instrument is issued that will form part of regulatory capital; or

▪             A capital instrument is redeemed; converted into CET1; written off; or its terms and conditions are changed.

1          Westpac also takes risk in subsidiaries that are outside the scope of the Level 2 regulatory consolidation of the Westpac Group and this risk is not described in this report.

2          http://www.westpac.com.au/about-westpac/investor-centre/financial-information/basel-iii-risk-reports/

PILLAR 3 REPORT

RISK APPETITE AND RISK TYPES

Westpac’s vision is to be one of the world’s great companies, helping our customers, communities and people to prosper and grow.

Westpac’s appetite for risk is influenced by a range of factors, including whether a risk is considered consistent with its strategy (core risk) and whether an appropriate return can be achieved from taking that risk. Westpac has a lower appetite for risks that are not part of its strategy. Westpac seeks to achieve an appropriate return on risk and prices its products accordingly.

Risk appetite cannot be defined by a single figure, having many dimensions and representing an amalgam of top-down requirements (including Westpac’s target debt rating and regulatory requirements) and bottom-up aggregates (such as risk concentration limits). Westpac uses a capital model as the basis of risk measurement, calibrated to its target debt rating.

Westpac distinguishes between different types of risk and takes an integrated approach toward managing them.

Overview of risk types

Key risks

▪             Credit risk - the risk of financial loss where a customer or counterparty fails to meet their financial obligations to Westpac;

▪             Liquidity risk - the risk that the Group will be unable to fund assets and meet obligations as they come due;

▪         Market risk - the risk of an adverse impact on earnings resulting from changes in market factors, such as foreign exchange rates, interest rates, commodity prices and equity prices. This includes interest rate risk in the banking book - the risk to interest income from a mismatch between the duration of assets and liabilities that arises in the normal course of business activities;

▪             Operational risk - the risk of loss resulting from inadequate or failed internal processes, people and systems or from external events. This definition is aligned to the regulatory (Basel III) definition, including legal and regulatory risk but excluding strategic and reputation risk; and

▪             Compliance Risk - the risk of legal or regulatory sanction, financial or reputation loss, arising from our failure to abide by the compliance obligations required of Westpac as a financial services group.

Other risks

▪             Business risk - the risk associated with the vulnerability of a line of business to changes in the business environment;

▪         Environmental, social and governance risk – the risk that the Group damages its reputation or financial performance due to failure to recognise or address material existing or emerging sustainability related environmental, social or governance issues;

▪             Equity risk - the potential for financial loss arising from movements in equity values. Equity risk may be direct, indirect or contingent;

▪             Insurance risk - the risk of mis-estimation of the expected cost of insured events, volatility in the number or severity of insured events, and mis-estimation of the cost of incurred claims;

▪             Related entity (contagion) risk - the risk that problems arising in other Westpac Group members compromise the financial and operational position of the Authorised Deposit-taking Institution in Westpac Group; and

▪             Reputation risk - the risk to earnings or capital arising from negative public opinion resulting from the loss of reputation or public trust and standing.

PILLAR 3 REPORT

CONTROLLING AND MANAGING RISK

Westpac regards managing the risks that affect our business as a fundamental activity, as they influence our performance, reputation and future success. Effective risk management involves taking an integrated approach to risk and reward, and enables us to both increase financial growth opportunities and mitigate potential loss or damage. To support these aspirations, we adopt a Three Lines of Defence approach to risk management (see page 11) which reflects our belief that ‘risk is everyone’s business’ and all employees are responsible for identifying and managing risk and operating within the Group’s desired risk profile.

The Board is responsible for reviewing and approving our overall risk management strategy, including determining our appetite for risk. The Board has delegated to the Board Risk Management Committee responsibility for providing recommendations to the Board on the Westpac Group’s risk-reward strategy, setting risk appetite, approving frameworks, policies and processes for managing risk, and determining whether to accept risks beyond management’s approval discretion.

Risk management governance structure

Board	▪ reviews and approves our overall Risk Management Strategy.

Board Risk Management Committee (BRMC)

▪    provides recommendations to the Board on Westpac Group’s risk-reward strategy;

▪    sets risk appetite;

▪    reviews and approves the frameworks for managing risk, including capital, credit, liquidity, market, operational, compliance and reputation risk;

▪   reviews and approves the limits and conditions that apply to credit risk approval authority delegated to the CEO, CFO and CRO and any other officers of the Westpac Group to whom the Board has delegated credit approval authority;

▪    monitors our risk profile, performance, capital levels, and exposure against limits, as well as management and control of our risks;

▪   monitors changes anticipated in the economic and business environment and other factors considered relevant to our risk profile and risk appetite;

▪    oversees the development and ongoing review of key policies that support our frameworks for managing risk; and

▪    may approve accepting risks beyond management’s approval discretion.

From the perspective of specific types of risk, the Board Risk Management Committee role includes:

▪    credit risk – approving key policies and limits supporting the credit risk management framework, and monitoring the risk profile, performance and management of our credit portfolio;

▪   liquidity risk – approving key policies and limits supporting the liquidity risk management framework, including our funding strategy and liquidity requirements, and monitoring the liquidity risk profile;

▪   market risk – approving key policies and limits supporting the market risk management framework, including, but not limited to, the Value at Risk and Net Interest Income at Risk limits, and monitoring the market risk profile;

▪   operational risk – monitoring the operational risk profile, the performance of operational risk management and controls, and the development and ongoing review of operational risk policies; and

▪    compliance risk – reviewing compliance risk processes and our compliance with applicable laws, regulations and regulatory requirements, discussing with management and the external auditor any material correspondence with regulators or government agencies and any published reports that raise material issues, and reviewing complaints and whistleblower concerns.

PILLAR 3 REPORT

CONTROLLING AND MANAGING RISK

The Board Risk Management Committee also:

▪   approves the internal capital adequacy assessment process and in doing so reviews the outcomes of enterprise wide stress testing, sets the preferred capital ranges for regulatory capital having regard to Westpac internal economic capital measures, and reviews and monitors capital levels for consistency with the Westpac Group’s risk appetite;

▪    provides relevant periodic assurances to the Board Audit Committee regarding the operational integrity of the risk management framework; and

▪    refers to other Board Committees any matters that come to the attention of the Board Risk Management Committee that are relevant for those respective Board Committees.

Board Committees with a Risk Focus

Board Audit Committee

▪    oversees the integrity of financial statements and financial reporting systems.

Board Remuneration Committee

▪    assists the Board by ensuring that Westpac has coherent remuneration policies and practices that fairly and responsibly reward individuals having regard to performance, Westpac’s risk management framework, the law and the highest standards of governance; and

▪    reviews any matters raised by the BRMC with respect to risk-adjusted remuneration.

Board Technology Committee

▪    oversees the information technology strategy and its implementation.

Executive Team

Westpac Executive Team (ET)

▪    executes the Board-approved strategy;

▪    assists with the development of the Board Statement of Risk Appetite;

▪    delivers the Group’s various strategic and performance goals within the approved risk appetite; and

▪    monitors key risks within each business unit, capital adequacy and the Group’s reputation.

PILLAR 3 REPORT

CONTROLLING AND MANAGING RISK

Risk management governance structure (continued)

Executive risk committees

Westpac Group Asset & Liability Committee (ALCO)

▪         leads the optimisation of funding and liquidity risk-reward across the Group;

▪         reviews the level and quality of capital to ensure that it is commensurate with the Group’s risk profile, business strategy and risk appetite;

▪         oversees the liquidity risk management framework and key policies;

▪         oversees the funding and liquidity risk profile and balance sheet risk profile; and

▪         identifies emerging funding and liquidity risks and appropriate actions to address these.

Westpac Group Executive Risk Committee (RISKCO)

▪         leads the optimisation of credit, operational, compliance and market risk-reward across the Group;

▪         oversees the embedding of the risk management strategy in our approach to risk governance;

▪         oversees risk-related management frameworks and key supporting policies;

▪         oversees our credit, operational, compliance, and market risk profiles;

▪         oversees reputation risk and Environmental, Social and Governance (ESG) risk management frameworks and key supporting policies; and

▪         identifies emerging credit, operational, compliance and market risks and allocates responsibility for assessing impacts and implementing appropriate actions to address these.

Westpac Group Remuneration Oversight Committee (ROC)

▪  provides assurance to the Board that the remuneration arrangements across the Group have been examined from a People, Risk and Finance perspective;

▪   responsible for ensuring that risk is embedded in all key aspects of our remuneration framework;

▪  reviews and makes recommendations to the CEO for recommendation to the Board Remuneration Committee (BRC) on the Group Remuneration Policy and provides assurance that remuneration arrangements across the Group encourage behaviour that supports Westpac’s long-term financial soundness and the risk management framework;

▪  reviews and monitors the remuneration arrangements (other than for Group Executives) for Responsible Persons (as defined in the Group’s Statutory Officers Fit and Proper Policy), risk and financial control personnel, and all other employees for whom a significant portion of total remuneration is based on performance and whose activities, either individually or collectively, may affect the financial soundness of Westpac; and

▪   reviews and recommends to the CEO for recommendation to the BRC the criteria and rationale for determining the total quantum of the Group variable reward pool.

PILLAR 3 REPORT

CONTROLLING AND MANAGING RISK

Group and divisional risk management

Group Risk

▪  develops the Group-level risk management frameworks for approval by the BRMC;

▪   directs the review and development of key policies supporting the risk management frameworks;

▪   establishes risk concentration limits and monitors risk concentrations; and

▪   monitors emerging risk issues.

Compliance Function

▪   develops the Group-level compliance framework for approval by the BRMC;

▪  directs the review and development of compliance policies, compliance plans, controls and procedures;

▪   monitors compliance and regulatory obligations and emerging regulatory developments; and

▪   reports on compliance standards.

Divisional Risk Management

▪   develops division-specific policies, risk appetite statements, controls, procedures, and monitoring and reporting capability that align to the frameworks approved by the BRMC.

Independent internal review	Group Assurance ▪ reviews the adequacy and effectiveness of management controls for risk.

Divisional business units

Business Units

▪   responsible for identifying, evaluating and managing the risks that they originate within approved risk appetite policies; and

▪  establish and maintain appropriate risk management controls, resources and self-assurance processes.

PILLAR 3 REPORT

CONTROLLING AND MANAGING RISK

Roles and responsibilities

Our approach to risk management is that ‘risk is everyone’s business’ and that responsibility and accountability for risk begins with the business units that originate the risk.

The 1st Line of Defence – Risk identification, risk management and self-assurance

Divisional business units are responsible for identifying, evaluating and managing the risks that they originate within approved risk appetite and policies. They are required to establish and maintain appropriate risk management controls, resources and self-assurance processes.

The 2nd Line of Defence – Establishment of risk management frameworks and policies and risk management oversight

Our 2nd Line of Defence is a separate risk advisory, control and monitoring function which establishes frameworks, policies, limits and processes for the management, monitoring and reporting of risk. It also evaluates and opines on the adequacy and effectiveness of 1st Line controls and application of frameworks and policies and, where necessary, requires improvement and monitors the 1st Line’s progress toward remediation of identified deficiencies.

Our 2nd Line of Defence has three layers:

▪             our executive risk committees lead the optimisation of risk-reward by overseeing the development of risk appetite statements, risk management frameworks, policies and risk concentration controls, and monitoring Westpac’s risk profile for alignment with approved appetites and strategies;

▪             our Group Risk function is independent from the business divisions, reports to the Chief Risk Officer (CRO), and establishes and maintains the Group-wide risk management frameworks, policies and concentration limits that are approved by the Board Risk Management Committee. It also reports on Westpac’s risk profile to executive risk committees and the Board Risk Management Committee; and

▪             divisional risk areas are responsible for developing division-specific risk appetite statements, policies, controls, procedures, monitoring and reporting capability, which align to the Board’s Statement of Risk Appetite and the risk management frameworks approved by the Board Risk Management Committee. These risk areas are independent of the Divisions’ 1st Line business areas, with each divisional CRO having a direct reporting line to the CRO, as well as to their Division’s Group Executive.

The 3rd Line of Defence — Independent assurance

Our Group Assurance function independently evaluates the adequacy and effectiveness of the Group’s overall risk management framework and controls.

Our overall risk management approach is summarised in the following diagram:

PILLAR 3 REPORT

GROUP STRUCTURE

Westpac seeks to ensure that it is adequately capitalised at all times. APRA applies a tiered approach to measuring Westpac’s capital adequacy1 by assessing financial strength at three levels:

▪             Level 1, comprising Westpac Banking Corporation and its subsidiary entities that have been approved by APRA as being part of a single ‘Extended Licensed Entity’ (ELE) for the purposes of measuring capital adequacy;

▪             Level 2, the consolidation of Westpac Banking Corporation and all its subsidiary entities except those entities specifically excluded by APRA regulations. The head of the Level 2 group is Westpac Banking Corporation; and

▪             Level 3, the consolidation of Westpac Banking Corporation and all its subsidiary entities.

Unless otherwise specified, all quantitative disclosures in this report refer to the prudential assessment of Westpac’s financial strength on a Level 2 basis2.

The Westpac Group

The following diagram shows the Level 3 conglomerate group and illustrates the different tiers of regulatory consolidation.

Accounting consolidation3

The consolidated financial statements incorporate the assets and liabilities of all subsidiaries (including special purpose entities) controlled by Westpac. Westpac and its subsidiaries are referred to collectively as the ‘Group’. The effects of all transactions between entities in the Group are eliminated. Control exists when the parent entity has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that are presently exercisable or convertible are taken into account.

Subsidiaries are fully consolidated from the date on which control commences and they are no longer consolidated from the date that control ceases.

Group entities excluded from the regulatory consolidation at Level 2

Regulatory consolidation at Level 2 covers the global operations of Westpac and its subsidiary entities, including other controlled banking, securities and financial entities, except for those entities involved in the following business activities:

▪             insurance;

▪             acting as manager, responsible entity, approved trustee, trustee or similar role in relation to funds management;

▪             non-financial (commercial) operations; or

▪             special purpose entities to which assets have been transferred in accordance with the requirements of APS120 Securitisation.

Retained earnings and equity investments in subsidiary entities excluded from the consolidation at Level 2 are deducted from capital, with the exception of securitisation special purpose entities.

1    APS110 Capital Adequacy outlines the overall framework adopted by APRA for the purpose of assessing the capital adequacy of an ADI.

2    Impaired assets and provisions held in Level 3 entities are excluded from the tables in this report.

2    Refer to Note 1 of Westpac’s 2014 Interim Financial Report for further details.

PILLAR 3 REPORT

GROUP STRUCTURE

Westpac New Zealand Limited

Westpac New Zealand Limited (WNZL), a wholly owned subsidiary entity1, is a registered bank incorporated in New Zealand and regulated by the Reserve Bank of New Zealand. WNZL uses the Advanced IRB approach for credit risk and the AMA for operational risk. For the purposes of determining Westpac’s capital adequacy, Westpac New Zealand Limited is consolidated at Level 2.

Restrictions and major impediments on the transfer of funds or regulatory capital within the Group

Minimum capital (‘thin capitalisation’) rules

Tax legislation in most jurisdictions in which the Group operates (including Australia, New Zealand and the United Kingdom) prescribes minimum levels of capital that must be retained in that jurisdiction to avoid a portion of the interest costs incurred in the jurisdiction ceasing to be tax deductible. Capital for these purposes includes both contributed capital and non-distributed retained earnings. Westpac seeks to maintain sufficient capital/retained earnings to comply with these rules.

Tax costs associated with repatriation

Repatriation of retained earnings (and capital) may result in tax being payable in either the jurisdiction from which the repatriation occurs or Australia on receipt of the relevant amounts. This cost would reduce the amount actually repatriated.

Intra-group exposure limits

Exposures to related entities are managed within the prudential limits prescribed by APRA in APS222 Associations with Related Entities2. Westpac has an internal limit structure and approval process governing credit exposures to related entities. This structure and approval process, combined with APRA’s prudential limits, is designed to reduce the potential for unacceptable contagion risk.

Prudential regulation of subsidiary entities

Certain subsidiary banking, insurance and trustee entities are subject to local prudential regulation in their own right, including capital adequacy requirements and investment or intra-group exposure limits. Westpac seeks to ensure that its subsidiary entities are adequately capitalised and adhere to regulatory requirements at all times. There are no capital deficiencies in subsidiary entities excluded from the regulatory consolidation at Level 2.

1    Other subsidiary banking entities in the Group include Westpac Bank of Tonga, Westpac Bank-PNG-Limited, Westpac Bank Samoa Limited and Westpac Europe Limited.

2    For the purposes of APS222, subsidiaries controlled by Westpac, other than subsidiaries that form part of the ELE, represent ‘related entities’. Prudential and internal limits apply to intra-group exposures between the ELE and related entities, both on an individual and aggregate basis.

PILLAR 3 REPORT

CAPITAL OVERVIEW

Capital Structure1

This table shows Westpac’s capital resources under APS111 Capital Adequacy: Measurement of Capital.

	31 March	30 September	31 March
$m	2014	2013	2013
Tier 1 capital
Common equity Tier 1 capital
Paid up ordinary capital	26,954	27,021	26,879
Treasury shares	(240)	(181)	(182)
Equity based remuneration	885	801	804
Foreign currency translation reserve	(303)	(283)	(348)
Accumulated other comprehensive income	90	13	1
Non-controlling interests - other	48	51	51
Retained earnings	19,556	18,897	17,935
Less retained earnings in life and general insurance, funds management and securitisation entities	(1,124)	(1,096)	(929)
Deferred fees	118	138	122
Total common equity Tier 1 capital	45,984	45,361	44,333
Deductions from common equity Tier 1 capital
Goodwill (excluding funds management entities)	(9,196)	(8,988)	(9,024)
Deferred tax assets	(1,401)	(1,772)	(1,783)
Goodwill in life and general insurance, funds management and securitisation entities	(1,264)	(1,265)	(1,290)
Capitalised expenditure	(1,076)	(761)	(692)
Capitalised software	(1,903)	(1,773)	(1,546)
Investments in subsidiaries not consolidated for regulatory purposes	(1,321)	(1,499)	(1,577)
Regulatory expected loss[2]	(694)	(632)	(852)
General reserve for credit losses adjustment	(92)	(83)	(83)
Securitisation	(8)	(7)	(7)
Equity Investments	(367)	(413)	(426)
Regulatory adjustments to fair value positions	(203)	(193)	(147)
Other Tier 1 deductions	(4)	(6)	(3)
Total deductions from common equity Tier 1 capital	(17,529)	(17,392)	(17,430)
Total common equity Tier 1 capital after deductions	28,455	27,969	26,903
Additional Tier 1 capital
Basel III complying instruments	1,383	1,367	1,366
Basel III non complying instruments (net of transitional amortisation)	3,466	3,402	5,016
Total Additional Tier 1 capital	4,849	4,769	6,382
Net Tier 1 regulatory capital	33,304	32,738	33,285

Tier 2 capital
Basel III complying instruments	1,925	916	-
Basel III non complying instruments (net of transitional amortisation)	3,966	3,984	5,117
Eligible general reserve for credit loss	67	68	49
Total Tier 2 capital	5,958	4,968	5,166
Deductions from Tier 2 capital
Investments in subsidiaries not consolidated for regulatory purposes	(140)	-	-
Holdings of own and other financial institutions Tier 2 capital instruments	(106)	(50)	(50)
Total deductions from Tier 2 capital	(246)	(50)	(50)
Net Tier 2 capital	5,712	4,918	5,116
Total regulatory capital	39,016	37,656	38,401

1      The capital structure for 30 September 2013 and 31 March 2013 have not been restated following the adoption of new or revised accounting standards this period (refer to page 20 of Westpac’s 2014 Interim Financial Report for further details).

2      An explanation of the relationship between this deduction, regulatory expected loss and provisions for impairment charges is on page 86 Appendix II.

PILLAR 3 REPORT

CAPITAL OVERVIEW

Capital management strategy

Westpac’s approach seeks to balance the fact that capital is an expensive form of funding with the need to be adequately capitalised. Westpac considers the need to balance efficiency, flexibility and adequacy when determining sufficiency of capital and when developing capital management plans.

Westpac evaluates these considerations through an Internal Capital Adequacy Assessment Process (ICAAP), the key features of which include:

▪             the development of a capital management strategy, including preferred capital range, capital buffers and contingency plans;

▪             consideration of both economic and regulatory capital requirements;

▪           a process that challenges the capital measures, coverage and requirements which incorporates amongst other things, the impact of adverse economic scenarios; and

▪             consideration of the perspectives of external stakeholders including rating agencies, equity investors and debt investors.

Westpac’s capital adequacy ratios

	31 March	30 September	31 March
%	2014	2013	2013
The Westpac Group at Level 2
Common equity Tier 1 capital ratio	8.8	9.1	8.7
Additional Tier 1 capital	1.5	1.6	2.1
Tier 1 capital ratio	10.3	10.7	10.8
Tier 2 capital	1.8	1.6	1.7
Total regulatory capital ratio	12.1	12.3	12.5

The Westpac Group at Level 1
Common equity Tier 1 capital ratio	8.9	9.3	8.8
Additional Tier 1 capital	1.7	1.7	2.2
Tier 1 capital ratio	10.6	11.0	11.0
Tier 2 capital	2.0	1.8	1.7
Total regulatory capital ratio	12.6	12.8	12.7

Westpac New Zealand Limited’s capital adequacy ratios

	31 March	30 September	31 March
%	2014	2013	2013
Westpac New Zealand Limited
Common equity Tier 1 capital ratio	12.2	12.3	11.9
Additional Tier 1 capital	-	-	-
Tier 1 capital ratio	12.2	12.3	11.9
Tier 2 capital	-	-	1.1
Total regulatory capital ratio	12.2	12.3	13.0

PILLAR 3 REPORT

CAPITAL OVERVIEW

Capital requirements

This table shows risk weighted assets and associated capital requirements1 for each risk type included in the regulatory assessment of Westpac’s capital adequacy. The Group’s approach to managing these risks, and more detailed disclosures on the prudential assessment of capital requirements, are presented in the following sections of this report.

31 March 2014	IRB	Standardised	Total Risk	Total Capital
$m	Approach	Approach[2]	Weighted Assets	Required
Credit risk
Corporate[3]	68,540	4,735	73,275	5,862
Business lending	33,446	1,108	34,554	2,764
Sovereign	1,387	810	2,197	176
Bank	8,638	115	8,753	700
Residential mortgages	62,179	2,417	64,596	5,168
Australian credit cards	6,188	-	6,188	495
Other retail[4]	10,265	4,645	14,910	1,193
Small business	6,508	-	6,508	521
Specialised lending	48,047	232	48,279	3,862
Securitisation	5,521	-	5,521	442
Mark-to-market related credit risk[5]	-	7,257	7,257	580
Total	250,719	21,319	272,038	21,763
Market risk			10,610	849
Operational risk[6]			28,474	2,278
Interest rate risk in the banking book			8,459	677
Other assets[7]			2,917	233
Total			322,498	25,800

30 September 2013	IRB	Standardised	Total Risk	Total Capital
$m	Approach	Approach[2]	Weighted Assets	Required
Credit risk
Corporate	66,115	1,016	67,131	5,370
Business lending	34,820	1,173	35,993	2,879
Sovereign	2,045	794	2,839	227
Bank	9,467	134	9,601	768
Residential mortgages	61,020	2,076	63,096	5,048
Australian credit cards	4,870	-	4,870	390
Other retail	9,557	1,218	10,775	862
Small business	6,506	-	6,506	520
Specialised lending	46,170	244	46,414	3,713
Securitisation	5,876	-	5,876	470
Mark-to-market related credit risk[5]	-	7,167	7,167	573
Total	246,446	13,822	260,268	20,820
Market risk			9,059	725
Operational risk			27,299	2,184
Interest rate risk in the banking book			6,929	554
Other assets[7]			3,817	305
Total			307,372	24,588

1      Capital requirements are expressed as 8% of total risk weighted assets.

2      Westpac’s Standardised risk weighted assets are categorised based on their equivalent IRB categories.

3      Includes $1,498 million of risk weighted assets as at 31 December 2013 from Lloyds corporate loan portfolio which is measured applying the IRB approach and $3,660 million as at 31 December 2013 from Lloyds asset finance portfolios which is currently measured applying the standardised approach.

4      Includes $3,389 million of risk weighted assets as at 31 December 2013 from Lloyds asset finance portfolios which is currently measured applying the standardised approach.

5      Mark-to-market related credit risk is measured under the standardised approach. It is also known as Credit Valuation Adjustment (CVA) risk.

6      Includes operational risk RWA of $490 million as at 31 December 2013 arising from the business acquired from Lloyds which is currently measured applying the standardised approach.

7      Other assets include cash items, unsettled transactions, fixed assets and other non-interest earning assets

PILLAR 3 REPORT

CAPITAL OVERVIEW

31 March 2013	IRB	Standardised	Total Risk	Total Capital
$m	Approach	Approach[1]	Weighted Assets	Required
Credit risk
Corporate	62,340	877	63,217	5,058
Business lending	34,608	1,038	35,646	2,852
Sovereign	1,718	998	2,716	217
Bank	9,256	146	9,402	752
Residential mortgages	59,885	1,630	61,515	4,921
Australian credit cards	5,209	-	5,209	417
Other retail	9,196	1,346	10,542	843
Small business	6,714	-	6,714	537
Specialised lending	43,602	249	43,851	3,508
Securitisation	6,447	-	6,447	516
Mark-to-market related credit risk[2]	-	8,475	8,475	678
Total	238,975	14,759	253,734	20,299
Market risk			10,555	844
Operational risk			26,761	2,141
Interest rate risk in the banking book			13,744	1,099
Other assets[3]			3,182	255
Total			307,976	24,638

1     Westpac’s Standardised risk weighted assets are categorised based on their equivalent IRB categories.

2     Mark-to-market related credit risk was introduced from 1 January 2013 and is measured under the standardised approach. It is also known as Credit Valuation Adjustment (CVA) risk.

3     Other assets include cash items, unsettled transactions, fixed assets and other non-interest earning assets.

PILLAR 3 REPORT

CREDIT RISK MANAGEMENT

Credit risk is the potential for financial loss where a customer or counterparty fails to meet their financial obligations to Westpac. Westpac maintains a credit risk management framework and a number of supporting policies, processes and controls governing the assessment, approval and management of customer and counterparty credit risk. These incorporate the assignment of risk grades, the quantification of loss estimates in the event of default, and the segmentation of credit exposures.

Structure and organisation

The Chief Risk Officer (CRO) is responsible for the effectiveness of overall risk management throughout Westpac, including credit risk. Authorised officers have delegated authority to approve credit risk exposures, including customer risk grades, other credit parameters and their ongoing review. A portion of consumer lending is subject to automated scorecard-based approval. Our largest exposures are approved by our most experienced credit officers. Line business management is responsible for managing credit risks accepted in their business and for maximising risk-adjusted returns from their business credit portfolios, within the approved risk appetite, risk management framework and policies.

Credit risk management framework and policies

Westpac maintains a credit risk management framework and supporting policies that are designed to clearly define roles and responsibilities, acceptable practices, limits and key controls.

The Credit Risk Management Framework describes the principles, methodologies, systems, roles and responsibilities, reports and controls that exist for managing credit risk in Westpac. The Credit Risk Rating System policy describes the credit risk rating system philosophy, design, key features and uses of rating outcomes.

Concentration risk policies cover individual counterparties, specific industries (e.g. property) and individual countries. In addition, there are policies covering risk appetite statements, environmental, social and governance (ESG) credit risks and the delegation of credit approval authorities.

At the divisional level, credit manuals embed the Group’s framework requirements for application in line businesses. These manuals include policies covering the origination, evaluation, approval, documentation, settlement and on-going management of credit risks, and sector policies to guide the extension of credit where industry-specific guidelines are considered necessary.

Credit approval limits govern the extension of credit and represent the formal delegation of credit approval authority to responsible individuals throughout the organisation.

PILLAR 3 REPORT

CREDIT RISK MANAGEMENT

Approach

Westpac adopts two approaches to managing credit risk depending upon the nature of the customer and the product.

Transaction-managed approach

For larger customers, Westpac evaluates credit requests by undertaking detailed individual customer and transaction risk analysis (the ‘transaction-managed’ approach). Such customers are assigned a customer risk grade (CRG) representing Westpac’s estimate of their probability of default (PD). Each facility is assigned a loss given default (LGD). The Westpac credit risk rating system has 20 risk grades for non-defaulted customers and 10 risk grades for defaulted customers. Non-defaulted CRGs down to the level of normally acceptable risk (i.e. D grade – see table below) are mapped to Moody’s and Standard & Poor’s (S&P) external senior ranking unsecured ratings. This mapping is reviewed annually and allows Westpac to integrate the rating agencies’ default history with internal historical data when calculating PDs.

The final assignment of CRGs and LGDs is approved by authorised credit approvers with appropriate delegated approval authority. All material credit exposures are approved by authorised Credit Officers who are part of the risk management stream and operate independently of the areas originating the credit risk proposals. Credit Officer decisions are subject to reviews to ensure consistent quality. Divisional operational units are responsible for maintaining accurate and timely recording of all credit risk approvals and changes to customer and facility data. These units also operate independently of both the areas originating the credit risk proposals and the credit risk approvers. Appropriate segregation of functions is one of the key requirements of our credit risk management framework.

Program-managed approach

High-volume retail customer credit portfolios with homogenous credit risk characteristics are managed on a statistical basis according to pre-determined objective criteria (the ‘program-managed’ approach). Program-managed exposure to a consumer customer may exceed $1 million. Business customer exposures are transaction managed when the exposure is in excess of $1 million, or when the exposure includes complex products. Quantitative scorecards are used to assign application and behavioural scores to enable risk-based decision making within these portfolios. The scorecard outcomes and decisions are regularly monitored and validated against subsequent customer performance and scorecards are recalibrated or rebuilt when required. For capital estimation and other purposes, risk-based customer segments are created based upon modelled expected PD, EAD and LGD. Accounts are then assigned to respective segments based on customer and account characteristics. Each segment is assigned a quantified measure of its PD, LGD and EAD.

For both transaction-managed and program-managed approaches, CRGs, PDs and LGDs are reviewed at least annually.

Mapping of Westpac risk grades

The table below shows the current alignment between Westpac’s CRGs and the corresponding external rating. Note that only high-level CRG groupings are shown.

Westpac customer risk grade	Standard & Poor’s rating	Moody’s rating

A	AAA to AA–	Aaa to Aa3
B	A+ to A–	A1 to A3
C	BBB+ to BBB–	Baa1 to Baa3
D	BB+ to B+	Ba1 to B1
Westpac Rating
E	Watchlist
F	Special mention
G	Substandard/default
H	Default

For Specialised Lending Westpac maps exposures to the appropriate supervisory slot based on an assessment that takes into account borrower strength and security quality, as required by APS 113.

PILLAR 3 REPORT

CREDIT RISK MANAGEMENT

Mapping of Basel categories to Westpac portfolios

APS113 Capital Adequacy: Internal Ratings-Based Approach to Credit Risk, states that under the Advanced IRB approach to credit risk, an ADI must categorise banking book exposures into six broad IRB asset classes and apply the prescribed treatment for those classes to each credit exposure within them for the purposes of deriving its regulatory capital requirement. Standardised and Securitised portfolios are subject to treatment under APS112 Capital Adequacy: Standardised Approach to Credit Risk and APS120 Securitisation respectively.

APS Asset Class	Sub-asset class	Westpac category	Segmentation criteria
Corporate	Corporate	Corporate	All transaction-managed customers not elsewhere classified where annual turnover exceeds $50m1.

	SME Corporate	Business Lending	All transaction-managed customers not elsewhere classified where annual turnover is $50m or less.

	Project Finance	Specialised Lending-Project Finance

Applied to transaction-managed customers where the primary source of debt service, security and repayment is derived from the revenue generated by a completed project (e.g. infrastructure such as toll roads or railways).

	Income-producing Real Estate	Specialised Lending- Property Finance

Applied to transaction-managed customers where the primary source of debt service, security and repayment is derived from either the sale of a property development or income produced by one or more investment properties[2].

Sovereign		Sovereign	Applied to transaction-managed exposures backed by governments.

Bank		Bank	Applied to transaction-managed exposures to deposit-taking institutions and foreign equivalents.

Residential Mortgage		Residential Mortgages	All program-managed exposures secured by residential mortgages (including business loans under $1 million fully secured by residential mortgages).

Qualifying Revolving Retail		Australian Credit Cards	Program-managed credit cards with low volatility in loss rates. The New Zealand cards portfolio does not currently meet the criteria for Qualifying Revolving Retail and is classified in Other Retail.

Other Retail		Small Business	Program-managed business lending, excluding business loans under $1 million fully secured by residential mortgages.

		Other Retail	All other program-managed lending to retail customers, including New Zealand credit cards.

1      Includes all NZ agribusiness loans, regardless of turnover.

2      Excludes large diversified property groups and property trusts, which appear in the Corporate asset class.

PILLAR 3 REPORT

CREDIT RISK MANAGEMENT

Mapping of Credit risk approach to Basel categories and exposure types

Approach	APS asset class	Types of exposures
Transaction-Managed Portfolios	Corporate Sovereign Bank	Direct lending Contingent lending Derivative counterparty Asset warehousing Underwriting Secondary market trading Foreign exchange settlement Other intra-day settlement obligations

Program-Managed Portfolios
	Residential mortgage	Mortgages Equity access loans Business loans under $1 million fully secured by residential property

	Qualifying revolving retail	Australian credit cards

	Other retail	Personal loans Overdrafts New Zealand credit cards Auto and equipment finance Business development loans Business overdrafts Other term products

Internal ratings process for transaction-managed portfolios

The process for assigning and approving individual customer PDs and facility LGDs involves:

▪           Business unit representatives recommend the CRG and facility LGDs under the guidance of criteria set out in established credit policies. Each CRG is associated with an estimated PD;

▪           Authorised officers evaluate the recommendations and approve the final CRG and facility LGDs. Credit officers may override line business unit recommendations;

▪           An expert judgement decisioning process is employed to evaluate CRG and the outputs of various risk grading models are used as one of several inputs into that process; and

▪           Authorised officers decisions are subject to reviews to ensure consistent quality.

For on-going exposures to transaction-managed customers, risk grades and facility LGDs are required to be reviewed at least annually, but also whenever material changes occur.

No material deviations from the reference definition of default are permitted.

Internal ratings process for program-managed portfolios

The process for assigning PDs, LGDs and EADs to the program-managed portfolio involves dividing the portfolio into a number of pools per product. These pools are created by analysing the homogeneity of risk characteristics that have historically proven predictive in determining whether an account is likely to go into default.

No material deviations from the reference definition of default are permitted.

Internal credit risk ratings system

In addition to using the credit risk estimates as the basis for regulatory capital purposes, they are also used for the purposes described below:

Economic capital - Westpac allocates economic capital to all exposures. Economic capital includes both credit and non-credit components. Economic credit capital is allocated using a framework that considers estimates of PD, LGD, EAD, total committed exposure and loan tenor, as well as measures of portfolio composition not reflected in regulatory capital formulae.

PILLAR 3 REPORT

CREDIT RISK MANAGEMENT

Provisioning - Impairment provisions are held by Westpac to cover credit losses that are incurred in the loan portfolio. Provisioning includes both individual and collective components. Individual provisions are calculated on impaired loans taking into account management’s best estimate of the present value of future cashflows. Collective provisions are established on a portfolio basis using a framework that considers PD, LGD, EAD, total committed exposure, emergence periods, level of arrears and recent past experience.

Risk-adjusted performance measurement - Business performance is measured using allocated capital, which incorporates charges for economic capital and regulatory capital, including credit capital and capital for other risk types.

Pricing - Westpac prices loans to produce an acceptable return on the capital allocated to the loan. Returns include interest income and fees after expected credit losses and other costs.

Credit approval - For transaction-managed facilities, approval authorities are tiered based on the CRG, with lower limits applicable for customers with a higher PD. Program-managed facilities are approved on the basis of application scorecard outcomes and product based approval authorities.

Control mechanisms for the credit risk rating system include:

▪           Westpac’s credit risk rating system is reviewed annually to confirm that the rating criteria and procedures are appropriate given the current portfolio and external conditions;

▪           All models materially impacting the risk rating process are periodically reviewed in accordance with Westpac’s model risk policy;

▪           Specific credit risk estimates (including PD, LGD and EAD levels) are overseen, reviewed annually and approved by the Credit Risk Estimates Committee (a sub-committee of RISKCO);

▪           Credit Risk Assurance undertake an independent annual end-to-end technical and operational review of the overall process; and

▪           RISKCO and BRMC monitor the risk profile, performance and management of Westpac’s credit portfolio and the development and review of key credit risk policies.

Risk reporting

A comprehensive report on Westpac’s credit risk portfolio is provided to RISKCO and BRMC quarterly. It details the current level of impairment losses, stressed exposures, delinquency trends, provisions, impaired assets and key performance metrics. It reports on portfolio concentrations and large exposures.

Credit risk and asset quality are also reported to the Board each month, including details of impairment losses, stressed exposures, delinquency trends and key performance metrics.

PILLAR 3 REPORT

CREDIT RISK MANAGEMENT

Summary credit risk disclosure

				Regulatory
				Expected		Specific	Actual
		Risk	Regulatory	Loss for		Provisions	Losses for
31 March 2014	Exposure	Weighted	Expected	non-defaulted	Impaired	for Impaired	the 6 months
$m	at Default	Assets	Loss [1]	exposures	Loans	Loans	ended
Corporate	113,971	68,540	897	507	591	294	111
Business lending	49,730	33,446	875	456	613	330	119
Sovereign	40,567	1,387	3	3	-	-	-
Bank	32,761	8,638	15	10	4	4	-
Residential mortgages	439,765	62,179	837	687	301	116	58
Australian credit cards	19,949	6,188	323	258	93	64	136
Other retail	12,148	10,265	452	369	145	91	87
Small business	16,784	6,508	219	114	100	46	14
Specialised Lending	52,854	48,047	1,343	653	916	335	60
Securitisation	22,702	5,521	-	-	-	-	-
Standardised[2]	17,531	21,319	-	-	130	63	12
Total	818,762	272,038	4,964	3,057	2,893	1,343	597

				Regulatory
				Expected		Specific	Actual
		Risk	Regulatory	Loss for		Provisions	Losses for
30 September 2013	Exposure	Weighted	Expected	non-defaulted	Impaired	for Impaired	the 12 months
$m	at Default	Assets	Loss [1]	exposures	Loans	Loans	ended
Corporate	109,457	66,115	1,036	497	935	430	123
Business lending	50,641	34,820	906	464	775	357	236
Sovereign	35,353	2,045	4	4	-	-	-
Bank	30,632	9,467	15	11	4	4	-
Residential mortgages	423,719	61,020	818	662	376	122	127
Australian credit cards	19,293	4,870	260	196	83	63	286
Other retail	11,448	9,557	398	325	110	72	180
Small business	16,673	6,506	207	110	101	47	46
Specialised Lending	50,315	46,170	1,521	652	1,105	396	306
Securitisation	22,958	5,876	-	-	-	-	-
Standardised[2]	9,705	13,822	-	-	111	63	7
Total	780,194	260,268	5,165	2,921	3,600	1,554	1,311

				Regulatory
				Expected		Specific	Actual
		Risk	Regulatory	Loss for		Provisions	Losses for
31 March 2013	Exposure	Weighted	Expected	non-defaulted	Impaired	for Impaired	the 6 months
$m	at Default	Assets	Loss [1]	exposures	Loans	Loans	ended
Corporate	100,492	62,340	1,054	510	890	419	70
Business lending	50,220	34,608	970	515	979	394	98
Sovereign	29,178	1,718	3	3	-	-	-
Bank	30,975	9,256	14	11	4	3	-
Residential mortgages	403,674	59,885	856	700	349	110	68
Australian credit cards	19,097	5,209	291	219	104	71	131
Other retail	10,790	9,196	409	324	136	88	75
Small business	16,806	6,714	243	123	77	46	20
Specialised Lending	47,114	43,602	1,777	642	1,621	522	83
Securitisation	21,665	6,447	-	-	-	-	-
Standardised[2]	9,119	14,759	-	-	110	59	1
Total	739,130	253,734	5,617	3,047	4,270	1,712	546

___________________________

1  Includes regulatory expected losses for defaulted and non-defaulted exposures.

2  Includes mark-to-market related credit risk.

PILLAR 3 REPORT

CREDIT RISK MANAGEMENT

Loan impairment provisions

Provisions for loan impairment losses represent management’s best estimate of the losses incurred in the loan portfolios as at the balance date. There are two components of Westpac’s loan impairment provisions: individually assessed provisions (IAPs) and collectively assessed provisions (CAPs).

In determining IAPs, relevant considerations that have a bearing on the expected future cash flows are taken into account, for example:

▪              the business prospects of the customer;

▪              the realisable value of collateral;

▪              Westpac’s position relative to other claimants;

▪              the reliability of customer information; and

▪              the likely cost and duration of the work-out process.

These judgements and estimates can change with time as new information becomes available or as work-out strategies evolve, resulting in revisions to the impairment provision as individual decisions are made.

CAPs are established on a portfolio basis taking into account:

▪              the level of arrears;

▪              collateral;

▪              past loss experience;

▪              expected defaults based on portfolio trends; and

▪              the economic environment.

The most significant factors in establishing these provisions are estimated loss rates and the related emergence periods. The future credit quality of these portfolios is subject to uncertainties that could cause actual credit losses to differ from reported loan impairment provisions. These uncertainties include:

▪              differences between the expected and actual economic environment;

▪              interest rates and unemployment levels;

▪              repayment behaviour; and

▪              bankruptcy rates.

Regulatory classification of loan impairment provisions

APS220 Credit Quality requires that Westpac report specific provisions and a General Reserve for Credit Loss (GRCL). All IAPs raised under AAS are classified as specific provisions. All CAPs raised under AAS are either classified into specific provisions or a GRCL.

A GRCL adjustment is made for the amount of GRCL that Westpac reports for regulatory purposes under APS220 in addition to provisions reported by Westpac under AAS. For capital adequacy purposes the GRCL adjustment is deducted from CET1. Eligible GRCL is included in Tier 2 capital.

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

Loan impairment provisions

31 March 2014	AAS Provisions			GRCL	Total Regulatory
$m	IAPs	CAPs	Total	Adjustment	Provisions
Specific Provisions
for impaired loans	1,139	204	1,343	NA	1,343
for defaulted but not impaired loans	NA	127	127	NA	127
General Reserve for Credit Loss	NA	2,321	2,321	92	2,413
Total provisions for impairment charges	1,139	2,652	3,791	92	3,883

30 September 2013	AAS Provisions			GRCL	Total Regulatory
$m	IAPs	CAPs	Total	Adjustment	Provisions
Specific Provisions
for impaired loans	1,364	190	1,554	NA	1,554
for defaulted but not impaired loans	NA	133	133	NA	133
General Reserve for Credit Loss	NA	2,262	2,262	83	2,345
Total provisions for impairment charges	1,364	2,585	3,949	83	4,032

31 March 2013	AAS Provisions			GRCL	Total Regulatory
$m	IAPs	CAPs	Total	Adjustment	Provisions
Specific Provisions
for impaired loans	1,494	218	1,712	NA	1,712
for defaulted but not impaired loans	NA	145	145	NA	145
General Reserve for Credit Loss	NA	2,331	2,331	118	2,449
Total provisions for impairment charges	1,494	2,694	4,188	118	4,306

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

The following tables segment the portfolio by characteristics that provide an insight into the assessment of credit risk concentration.

Exposure at Default by major type

31 March 2014	On balance	Off-balance sheet		Total Exposure	Average
$m	sheet	Non-market related	Market related	at Default	6 months ended[1]
Corporate[2]	52,527	51,131	10,313	113,971	113,322
Business lending	38,068	11,662	-	49,730	50,146
Sovereign	35,572	3,441	1,554	40,567	38,953
Bank	18,068	1,739	12,954	32,761	32,803
Residential mortgages	369,704	70,061	-	439,765	432,153
Australian credit cards	9,950	9,999	-	19,949	19,645
Other retail	10,368	1,780	-	12,148	11,818
Small business	12,786	3,998	-	16,784	16,711
Specialised lending	41,827	11,027	-	52,854	51,763
Securitisation[3]	14,633	7,902	167	22,702	22,772
Standardised[4]	16,184	1,347	-	17,531	14,889
Total	619,687	174,087	24,988	818,762	804,975

30 September 2013	On balance	Off-balance sheet		Total Exposure	Average
$m	sheet	Non-market related	Market related	at Default	12 months ended[5]
Corporate	47,416	52,003	10,038	109,457	102,306
Business lending	39,040	11,601	-	50,641	54,478
Sovereign	30,577	3,620	1,156	35,353	33,037
Bank	16,235	2,026	12,371	30,632	30,438
Residential mortgages	356,811	66,908	-	423,719	401,319
Australian credit cards	9,569	9,724	-	19,293	18,854
Other retail	9,760	1,688	-	11,448	10,580
Small business	12,667	4,006	-	16,673	12,902
Specialised lending	40,821	9,494	-	50,315	46,903
Securitisation[3]	14,274	8,448	236	22,958	21,412
Standardised	8,477	1,228	-	9,705	9,115
Total	585,647	170,746	23,801	780,194	741,344

31 March 2013	On balance	Off-balance sheet		Total Exposure	Average
$m	sheet	Non-market related	Market related	at Default	6 months ended[6]
Corporate	46,324	43,844	10,324	100,492	101,225
Business lending	39,169	11,051	-	50,220	55,006
Sovereign	25,155	2,817	1,206	29,178	32,007
Bank	16,989	1,425	12,561	30,975	31,658
Residential mortgages	346,276	57,398	-	403,674	399,697
Australian credit cards	9,677	9,420	-	19,097	18,915
Other retail	9,230	1,560	-	10,790	10,513
Small business	13,043	3,763	-	16,806	12,252
Specialised lending	38,356	8,758	-	47,114	46,429
Securitisation[3]	13,124	8,190	351	21,665	21,495
Standardised	8,074	1,045	-	9,119	9,010
Total	565,417	149,271	24,442	739,130	738,208

1  Average is based on exposures as at 31 March 2014 (including Lloyds), 31 December 2013 (including Lloyds) and 30 September 2013.

2  Includes $2,092 million EAD as at 31 December 2013, from the Lloyds acquisition.

3  EAD associated with securitisations is for the banking book only.

4  Includes $7,049 million EAD as at 31 December 2013, from the Lloyds acquisition.

5  Average is based on exposures as at 30 September 2013, 30 June 2013, 31 March 2013, 31 December 2012 and 30 September 2012.

6  Average is based on exposures as at 31 March 2013, 31 December 2012 and 30 September 2012.

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

Exposure at Default by measurement method

31 March 2014	IRB	Standardised	Total Exposure
$m	Approach	Approach	at Default
Corporate	113,971	4,760	118,731
Business lending	49,730	1,100	50,830
Sovereign	40,567	810	41,377
Bank	32,761	115	32,876
Residential mortgages	439,765	4,362	444,127
Australian credit cards	19,949	-	19,949
Other retail	12,148	6,155	18,303
Small business	16,784	-	16,784
Specialised lending	52,854	229	53,083
Securitisation	22,702	-	22,702
Total	801,231	17,531	818,762

30 September 2013	IRB	Standardised	Total Exposure
$m	Approach	Approach	at Default
Corporate	109,457	1,016	110,473
Business lending	50,641	1,164	51,805
Sovereign	35,353	794	36,147
Bank	30,632	134	30,766
Residential mortgages	423,719	3,837	427,556
Australian credit cards	19,293	-	19,293
Other retail	11,448	2,519	13,967
Small business	16,673	-	16,673
Specialised lending	50,315	241	50,556
Securitisation	22,958	-	22,958
Total	770,489	9,705	780,194

31 March 2013	IRB	Standardised	Total Exposure
$m	Approach	Approach	at Default
Corporate	100,492	872	101,364
Business lending	50,220	1,027	51,247
Sovereign	29,178	998	30,176
Bank	30,975	146	31,121
Residential mortgages	403,674	3,116	406,790
Australian credit cards	19,097	-	19,097
Other retail	10,790	2,715	13,505
Small business	16,806	-	16,806
Specialised lending	47,114	245	47,359
Securitisation	21,665	-	21,665
Total	730,011	9,119	739,130

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

Exposure at Default by industry classification

31 March 2014 $m	Accommodation, cafes & restaurants	Agriculture, forestry & fishing	Construction	Finance & insurance	Government administration & defence	Manufacturing	Mining	Property	Property services & business services	Services[1]	Trade[2]	Transport & storage	Utilities[3]	Retail lending	Other	Total Exposure at Default
Corporate	1,977	7,690	2,868	15,963	112	20,197	7,209	9,215	7,597	7,189	14,178	8,697	10,164	-	915	113,971
Business lending	5,846	6,613	3,491	2,618	1	4,448	765	119	5,804	5,601	10,201	2,720	375	-	1,128	49,730
Sovereign	-	2	-	14,216	24,389	642	54	-	4	703	76	95	386	-	-	40,567
Bank	-	-	10	32,507	-	40	-	1	16	64	15	6	-	-	102	32,761
Residential mortgages	1,003	1,298	2,802	3,542	47	1,376	141	11,152	6,052	4,897	3,847	666	228	402,714	-	439,765
Australian credit cards	-	-	-	-	-	-	-	-	-	-	-	-	-	19,949	-	19,949
Other retail	-	-	-	-	-	-	-	-	-	-	-	-	-	12,148	-	12,148
Small business	496	1,768	2,170	1,065	129	917	187	1,181	2,187	1,649	2,239	1,445	174	-	1,177	16,784
Specialised lending	241	-	624	546	-	32	1,169	45,987	118	1,039	32	1,270	1,639	-	157	52,854
Securitisation	-	-	-	21,555	-	605	-	16	386	140	-	-	-	-	-	22,702
Standardised	178	59	521	1,644	844	596	189	362	850	1,123	1,934	513	69	8,122	527	17,531
Total	9,741	17,430	12,486	93,656	25,522	28,853	9,714	68,033	23,014	22,405	32,522	15,412	13,035	442,933	4,006	818,762

[1]  Includes education, health & community services, cultural & recreational services and personal & other services.

[2]  Includes wholesale trade and retail trade.

[3]  Includes electricity, gas & water, and communication services.

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

30 September 2013 $m	Accommodation, cafes & restaurants	Agriculture, forestry & fishing	Construction	Finance & insurance	Government administration & defence	Manufacturing	Mining	Property	Property services & business services	Services[1]	Trade[2]	Transport & storage	Utilities[3]	Retail lending	Other	Total Exposure at Default
Corporate	1,798	6,743	3,455	14,711	162	19,781	7,333	8,315	5,960	6,651	13,287	8,930	11,653	-	678	109,457
Business lending	5,695	6,926	3,618	2,640	6	4,629	786	139	5,730	5,513	10,373	2,808	347	-	1,431	50,641
Sovereign	-	2	-	10,126	23,417	941	152	-	4	259	80	96	276	-	-	35,353
Bank	-	-	2	30,233	-	34	-	1	15	76	5	6	-	-	260	30,632
Residential mortgages	987	1,276	2,771	3,386	47	1,384	153	9,919	5,991	4,856	3,852	676	226	388,195	-	423,719
Australian credit cards	-	-	-	-	-	-	-	-	-	-	-	-	-	19,293	-	19,293
Other retail	-	-	-	-	-	-	-	-	-	-	-	-	-	11,448	-	11,448
Small business	516	1,753	2,134	1,021	145	931	189	1,130	2,225	1,821	2,187	1,553	181	-	887	16,673
Specialised lending	500	2	336	486	-	42	753	44,154	173	534	17	1,231	1,945	-	142	50,315
Securitisation	-	-	-	21,846	-	633	-	16	323	140	-	-	-	-	-	22,958
Standardised	136	19	164	1,347	795	290	43	342	201	517	958	254	79	4,458	102	9,705
Total	9,632	16,721	12,480	85,796	24,572	28,665	9,409	64,016	20,622	20,367	30,759	15,554	14,707	423,394	3,500	780,194

[1]  Includes education, health & community services, cultural & recreational services and personal & other services.

[2]  Includes wholesale trade and retail trade.

[3]  Includes electricity, gas & water, and communication services.

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

31 March 2013 $m	Accommodation, cafes & restaurants	Agriculture, forestry & fishing	Construction	Finance & insurance	Government administration & defence	Manufacturing	Mining	Property	Property services & business services	Services[1]	Trade[2]	Transport & storage	Utilities[3]	Retail lending	Other	Total Exposure at Default
Corporate	1,544	5,804	3,282	13,904	134	18,125	6,062	8,626	5,514	6,000	13,346	7,967	9,450	-	734	100,492
Business lending	5,717	7,045	3,630	2,658	1	4,739	640	87	5,643	5,659	10,014	2,885	336	-	1,166	50,220
Sovereign	-	2	-	5,362	22,171	723	312	-	5	269	26	30	278	-	-	29,178
Bank	-	-	-	30,669	-	86	-	3	16	73	5	3	-	-	120	30,975
Residential mortgages	960	1,229	2,726	3,470	46	1,370	157	9,141	5,797	4,702	3,799	665	233	369,379	-	403,674
Australian credit cards	-	-	-	-	-	-	-	-	-	-	-	-	-	19,097	-	19,097
Other retail	-	-	-	-	-	-	-	-	-	-	-	-	-	10,790	-	10,790
Small business	509	1,949	2,163	935	117	995	191	1,228	2,295	1,624	2,312	1,421	178	-	889	16,806
Specialised lending	445	1	341	710	-	67	721	41,788	121	517	11	1,136	1,223	-	33	47,114
Securitisation	-	-	-	20,708	-	522	-	16	277	140	-	-	-	-	2	21,665
Standardised	120	34	86	1,079	999	272	39	325	149	311	888	193	89	4,522	13	9,119
Total	9,295	16,064	12,228	79,495	23,468	26,899	8,122	61,214	19,817	19,295	30,401	14,300	11,787	403,788	2,957	739,130

[1]  Includes education, health & community services, cultural & recreational services and personal & other services.

[2]  Includes wholesale trade and retail trade.

[3]  Includes electricity, gas & water, and communication services.

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

Exposure at Default by geography1

31 March 2014							Total Exposure
$m	Australia	New Zealand	Americas	Europe	Asia	Pacific	at Default
Corporate	80,053	18,151	3,716	2,685	9,366	-	113,971
Business lending	45,728	4,002	-	-	-	-	49,730
Sovereign	28,354	4,982	6,009	-	1,222	-	40,567
Bank	29,431	1,829	102	43	1,356	-	32,761
Residential mortgages	397,830	41,426	-	-	509	-	439,765
Australian credit cards	19,949	-	-	-	-	-	19,949
Other retail	8,862	3,286	-	-	-	-	12,148
Small business	14,468	2,316	-	-	-	-	16,784
Specialised lending	47,950	4,880	-	24	-	-	52,854
Securitisation	21,253	1,449	-	-	-	-	22,702
Standardised	14,120	-	-	-	711	2,700	17,531
Total	707,998	82,321	9,827	2,752	13,164	2,700	818,762

30 September 2013							Total Exposure
$m	Australia	New Zealand	Americas	Europe	Asia	Pacific	at Default
Corporate	79,195	16,827	3,185	2,198	8,052	-	109,457
Business lending	47,014	3,627	-	-	-	-	50,641
Sovereign	21,955	5,024	7,336	-	1,038	-	35,353
Bank	29,185	1,041	86	3	317	-	30,632
Residential mortgages	385,035	38,140	-	-	544	-	423,719
Australian credit cards	19,293	-	-	-	-	-	19,293
Other retail	8,400	3,048	-	-	-	-	11,448
Small business	14,542	2,131	-	-	-	-	16,673
Specialised lending	45,701	4,591	-	23	-	-	50,315
Securitisation	21,727	1,231	-	-	-	-	22,958
Standardised	6,383	-	-	-	541	2,781	9,705
Total	678,430	75,660	10,607	2,224	10,492	2,781	780,194

31 March 2013							Total Exposure
$m	Australia	New Zealand	Americas	Europe	Asia	Pacific	at Default
Corporate	75,204	14,501	3,134	1,662	5,991	-	100,492
Business lending	47,363	2,857	-	-	-	-	50,220
Sovereign	22,337	4,391	1,503	-	947	-	29,178
Bank	29,251	1,344	77	34	269	-	30,975
Residential mortgages	369,688	33,439	-	-	547	-	403,674
Australian credit cards	19,097	-	-	-	-	-	19,097
Other retail	8,061	2,729	-	-	-	-	10,790
Small business	14,189	2,617	-	-	-	-	16,806
Specialised lending	43,023	4,071	-	20	-	-	47,114
Securitisation	20,523	1,140	-	2	-	-	21,665
Standardised	5,612	-	-	-	582	2,925	9,119
Total	654,348	67,089	4,714	1,718	8,336	2,925	739,130

1      Geographic segmentation of exposures is based on the location of the office in which these items were booked.

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

Exposure at Default by residual contractual maturity

31 March 2014						Total Exposure
$m	On demand	< 12 months	1 to < 3 years	3 to < 5 years	> 5 years	at Default
Corporate	8,210	26,935	51,742	21,557	5,527	113,971
Business lending	3,346	11,323	22,679	6,584	5,798	49,730
Sovereign	934	14,533	6,674	5,324	13,102	40,567
Bank	1,547	7,478	19,715	3,912	109	32,761
Residential mortgages	32,118	7,265	34,823	10,421	355,138	439,765
Australian credit cards	19,949	-	-	-	-	19,949
Other retail	3,046	198	3,559	3,375	1,970	12,148
Small business	2,155	1,447	5,598	4,276	3,308	16,784
Specialised lending	551	15,505	24,993	7,283	4,522	52,854
Securitisation	157	8,196	4,380	2,727	7,242	22,702
Standardised	1,509	610	5,824	3,437	6,151	17,531
Total	73,522	93,490	179,987	68,896	402,867	818,762

30 September 2013						Total Exposure
$m	On demand	< 12 months	1 to < 3 years	3 to < 5 years	> 5 years	at Default
Corporate	8,443	25,641	49,480	19,495	6,398	109,457
Business lending	3,465	11,579	22,937	6,386	6,274	50,641
Sovereign	1,068	10,915	5,618	5,460	12,292	35,353
Bank	3,124	6,223	18,090	2,970	225	30,632
Residential mortgages	30,558	7,174	36,987	9,831	339,169	423,719
Australian credit cards	19,293	-	-	-	-	19,293
Other retail	2,869	187	3,266	3,274	1,852	11,448
Small business	2,125	1,416	5,740	4,207	3,185	16,673
Specialised lending	687	15,492	23,877	6,658	3,601	50,315
Securitisation	186	7,889	4,618	2,270	7,995	22,958
Standardised	1,524	145	3,765	374	3,897	9,705
Total	73,342	86,661	174,378	60,925	384,888	780,194

31 March 2013						Total Exposure
$m	On demand	< 12 months	1 to < 3 years	3 to < 5 years	> 5 years	at Default
Corporate	7,734	23,320	46,326	18,645	4,467	100,492
Business lending	3,568	11,216	22,411	6,250	6,775	50,220
Sovereign	917	4,349	3,888	6,941	13,083	29,178
Bank	2,205	8,219	16,553	3,863	135	30,975
Residential mortgages	29,142	6,797	38,304	11,163	318,268	403,674
Australian credit cards	19,097	-	-	-	-	19,097
Other retail	2,604	175	3,040	3,166	1,805	10,790
Small business	2,259	1,586	5,442	4,167	3,352	16,806
Specialised lending	666	13,770	23,619	5,154	3,905	47,114
Securitisation	-	8,159	6,033	1,416	6,057	21,665
Standardised	1,609	148	3,849	247	3,266	9,119
Total	69,801	77,739	169,465	61,012	361,113	739,130

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

Impaired and past due loans

The following tables disclose the crystallisation of credit risk as impairment and loss. Analysis of exposures 90 days past due but well secured, impaired loans, related provisions and actual losses is broken down by concentrations reflecting Westpac’s asset categories, industry and geography.

Impaired and past due loans by portfolio

	Items		Specific	Specific	Actual
31 March 2014	past 90 days	Impaired	Provisions for	Provisions to	Losses for the
$m	but well secured	Loans	Impaired Loans	Impaired Loans[1]	6 months ended
Corporate	86	591	294	50%	111
Business lending	395	613	330	54%	119
Sovereign	-	-	-	-	-
Bank	-	4	4	100%	-
Residential mortgages	1,615	301	116	39%	58
Australian credit cards	-	93	64	69%	136
Other retail	1	145	91	63%	87
Small business	85	100	46	46%	14
Specialised lending	213	916	335	37%	60
Securitisation	-	-	-	-	-
Standardised	17	130	63	48%	12
Total	2,412	2,893	1,343	46%	597

	Items		Specific	Specific	Actual
30 September 2013	past 90 days	Impaired	Provisions for	Provisions to	Losses for the
$m	but well secured	Loans	Impaired Loans	Impaired Loans[1]	12 months ended
Corporate	78	935	430	46%	123
Business lending	395	775	357	46%	236
Sovereign	-	-	-	-	-
Bank	-	4	4	94%	-
Residential mortgages	1,578	376	122	33%	127
Australian credit cards	-	83	63	76%	286
Other retail	-	110	72	66%	180
Small business	87	101	47	47%	46
Specialised lending	327	1,105	396	36%	306
Securitisation	-	-	-	-	-
Standardised	22	111	63	57%	7
Total	2,487	3,600	1,554	43%	1,311

	Items		Specific	Specific	Actual
31 March 2013	past 90 days	Impaired	Provisions for	Provisions to	Losses for the
$m	but well secured	Loans	Impaired Loans	Impaired Loans[1]	6 months ended
Corporate	52	890	419	47%	70
Business lending	377	979	394	40%	98
Sovereign	-	-	-	-	-
Bank	-	4	3	86%	-
Residential mortgages	1,744	349	110	32%	68
Australian credit cards	-	104	71	68%	131
Other retail	-	136	88	65%	75
Small business	97	77	46	59%	20
Specialised lending	373	1,621	522	32%	83
Securitisation	-	-	-	-	-
Standardised	25	110	59	53%	1
Total	2,668	4,270	1,712	40%	546

1      Care should be taken when comparing these ratios to Basel model LGD estimates because impaired loans represent a subset of total defaulted loans.

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

Impaired and past due loans by industry classification

	Items		Specific	Specific	Actual
31 March 2014	past 90 days	Impaired	Provisions for	Provisions to	Losses for the
$m	but well secured	Loans	Impaired Loans	Impaired Loans	6 months ended
Accommodation, cafes & restaurants	48	130	66	51%	12
Agriculture, forestry & fishing	125	168	79	47%	39
Construction	64	310	74	24%	32
Finance & insurance	24	130	62	48%	18
Government administration & defence	-	-	-	-	-
Manufacturing	38	192	111	58%	10
Mining	22	100	38	38%	13
Property, Property services & business services	317	942	450	48%	111
Services[1]	50	96	60	63%	43
Trade[2]	140	232	129	56%	10
Transport & storage	36	42	25	60%	30
Utilities[3]	4	2	2	100%	-
Retail lending	1,519	498	239	48%	274
Other	25	51	8	16%	5
Total	2,412	2,893	1,343	46%	597

	Items		Specific	Specific	Actual
30 September 2013	past 90 days	Impaired	Provisions for	Provisions to	Losses for the
$m	but well secured	Loans	Impaired Loans	Impaired Loans	12 months ended
Accommodation, cafes & restaurants	37	168	69	41%	32
Agriculture, forestry & fishing	139	319	102	32%	36
Construction	74	199	76	38%	49
Finance & insurance	27	170	67	39%	12
Government administration & defence	-	-	-	-	-
Manufacturing	38	205	117	57%	47
Mining	31	92	41	45%	5
Property, Property services & business services	418	1,214	542	45%	424
Services[1]	64	166	93	56%	63
Trade[2]	124	265	127	48%	68
Transport & storage	20	73	49	67%	18
Utilities[3]	3	166	30	18%	2
Retail lending	1,500	529	233	44%	546
Other	12	34	8	24%	9
Total	2,487	3,600	1,554	43%	1,311

	Items		Specific	Specific	Actual
31 March 2013	past 90 days	Impaired	Provisions for	Provisions to	Losses for the
$m	but well secured	Loans	Impaired Loans	Impaired Loans	6 months ended
Accommodation, cafes & restaurants	80	148	63	43%	9
Agriculture, forestry & fishing	107	259	83	32%	8
Construction	93	223	91	41%	9
Finance & insurance	28	168	57	34%	8
Government administration & defence	-	-	-	-	-
Manufacturing	61	334	184	55%	21
Mining	14	6	6	100%	1
Property, property services & business services	460	1,882	674	36%	146
Services[1]	58	205	115	56%	51
Trade[2]	74	204	104	51%	28
Transport & storage	26	88	52	59%	5
Utilities[3]	3	166	29	18%	1
Retail lending	1,656	539	244	45%	254
Other	8	48	10	21%	5
Total	2,668	4,270	1,712	40%	546

1      Includes education, health & community services, cultural & recreational services and personal & other services.

2      Includes wholesale trade and retail trade.

3      Includes electricity, gas & water, and communication services.

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

Impaired and past due loans by geography1

	Items		Specific	Specific	Actual
31 March 2014	past 90 days	Impaired	Provisions for	Provisions to	Losses for the
$m	but well secured	Loans	Impaired Loans	Impaired Loans	6 months ended
Australia	2,294	2,330	1,117	48%	478
New Zealand	100	393	141	36%	101
Americas	-	-	-	-	-
Europe	-	79	30	38%	15
Asia	1	6	2	33%	-
Pacific	17	85	53	62%	3
Total	2,412	2,893	1,343	46%	597

	Items		Specific	Specific	Actual
30 September 2013	past 90 days	Impaired	Provisions for	Provisions to	Losses for the
$m	but well secured	Loans	Impaired Loans	Impaired Loans	12 months ended
Australia	2,329	2,789	1,248	45%	1,148
New Zealand	136	601	220	37%	158
Americas	-	4	1	33%	-
Europe	-	109	33	30%	2
Asia	2	7	2	33%	-
Pacific	20	90	50	56%	3
Total	2,487	3,600	1,554	43%	1,311

	Items		Specific	Specific	Actual
31 March 2013	past 90 days	Impaired	Provisions for	Provisions to	Losses for the
$m	but well secured	Loans	Impaired Loans	Impaired Loans	6 months ended
Australia	2,534	3,391	1,405	41%	497
New Zealand	109	686	236	34%	46
Americas	-	-	-	-	-
Europe	-	98	23	23%	1
Asia	1	12	4	34%	-
Pacific	24	83	44	53%	2
Total	2,668	4,270	1,712	40%	546

1      Geographic segmentation of exposures is based on the location of the office in which these items were booked.

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

Movement in provisions for impairment

	For the	For the	For the
	6 months ended	6 months ended	6 months ended
	31 March	30 September	31 March
$m	2014	2013	2013
Collectively assessed provisions
Balance at beginning of the period	2,585	2,694	2,771
New provisions raised	284	143	147
Write-offs	(331)	(382)	(326)
Interest Adjustment	91	96	100
Exchange rate and other adjustments	23	34	2
Total	2,652	2,585	2,694

Individually assessed provisions
Balance at beginning of period	1,364	1,494	1,470
Provisions raised	349	555	546
Write-backs	(244)	(254)	(225)
Write-offs	(314)	(418)	(261)
Interest Adjustment	(23)	(37)	(38)
Exchange rate and other adjustments	7	24	2
Total	1,139	1,364	1,494

Total provisions for impairment losses on loans and credit commitments	3,791	3,949	4,188
General reserve for credit losses adjustment	92	83	118
Total provisions plus general reserve for credit losses	3,883	4,032	4,306

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

Portfolios subject to the standardised approach

This table presents exposures subject to the standardised approach.

As at 31 March 2014, exposures subject to the standardised approach and categorised by risk weight are primarily Westpac Pacific, the Lloyds asset finance portfolios, Asian retail exposures, the margin lending portfolio, self-managed superannuation fund and reverse mortgages portfolios and some other small portfolios. Mark-to-market related credit risk is also included in the standardised approach.

31 March 2014	Total Exposure	Risk Weighted
Risk Weight %	at Default $m	Assets $m
0%	235	-
2%	27	1
20%	1,595	319
35%	953	334
50%	2,009	1,004
75%	1,282	961
100%	11,403	11,403
150%	27	40
Mark-to-market related credit risk	-	7,257
Total	17,531	21,319

30 September 2013	Total Exposure	Risk Weighted
Risk Weight %	at Default $m	Assets $m
0%	33	-
20%	1,586	317
35%	982	343
50%	1,762	881
75%	968	726
100%	4,346	4,346
150%	28	42
Mark-to-market related credit risk	-	7,167
Total	9,705	13,822

31 March 2013	Total Exposure	Risk Weighted
Risk Weight %	at Default $m	Assets $m
0%	37	-
20%	1,667	333
35%	992	347
50%	1,296	648
75%	772	579
100%	4,312	4,312
150%	43	65
Mark-to-market related credit risk	-	8,475
Total	9,119	14,759

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

Portfolios subject to supervisory risk-weights in the IRB approach

Exposures subject to supervisory risk-weights in the IRB approach include assets categorised as specialised lending, where a regulatory capital ‘slotting’ approach applies.

Westpac currently has property finance and project finance credit risk exposures categorised as specialised lending. The ‘Credit Risk Management’ section of this report describes the mapping of Westpac risk grades to both external rating equivalents and regulatory capital ‘slots’.

Property finance

31 March 2014		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	8,881	36	6,217
Good	90%	25,036	200	22,531
Satisfactory	115%	11,123	311	12,792
Weak	250%	711	57	1,777
Default	NA	1,156	579	-
Total		46,907	1,183	43,317

30 September 2013		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	8,482	34	5,937
Good	90%	23,625	189	21,264
Satisfactory	115%	10,450	293	12,017
Weak	250%	1,042	83	2,604
Default	NA	1,603	801	-
Total		45,202	1,400	41,822

31 March 2013		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	6,888	28	4,822
Good	90%	22,362	179	20,126
Satisfactory	115%	9,881	277	11,363
Weak	250%	1,373	110	3,432
Default	NA	2,134	1,066	-
Total		42,638	1,660	39,743

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

Project finance

31 March 2014		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	4,120	16	2,884
Good	90%	1,135	9	1,021
Satisfactory	115%	264	7	304
Weak	250%	208	17	521
Default	NA	220	111	-
Total		5,947	160	4,730

30 September 2013		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	3,698	15	2,589
Good	90%	813	7	731
Satisfactory	115%	104	3	119
Weak	250%	363	29	909
Default	NA	135	67	-
Total		5,113	121	4,348

31 March 2013		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	3,118	12	2,182
Good	90%	782	6	704
Satisfactory	115%	96	3	111
Weak	250%	345	28	862
Default	NA	135	68	-
Total		4,476	117	3,859

PILLAR 3 REPORT

CREDIT RISK EXPOSURES

Portfolios subject to IRB approaches

Westpac has classified its transaction-managed exposures by the external credit rating to which the internally assigned credit risk grade aligns, as outlined in the ‘Credit Risk Management’ section of this report. Westpac’s internal rating system consists of more risk grades than does the range of external grades, and as a result, PD will vary from portfolio to portfolio for the same external grade. Westpac’s program-managed exposures are classified by PD band. The average PD within a band likewise varies from portfolio to portfolio.

For non-defaulted exposures, regulatory expected loss is defined as the product of PD, LGD and EAD. For defaulted exposures, regulatory expected loss is based upon best estimates of loss. Expected loss is calculated at the facility level and then aggregated. However, multiplying the aggregates of the PD, LGD and EAD, as reported in the tables below (e.g. $113,182m x 1.02% x 46%), does not always equal the aggregate regulatory expected loss ($507m) because the product of two averages does not equal the average of a product.

Corporate portfolio by external credit rating

								Risk	Average
31 March 2014		Committed		Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn	[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	327	64		391	0.01%	22%	-	34	9%
AA	1,933	1,391		3,324	0.03%	44%	-	494	15%
A	12,551	10,250		22,800	0.07%	51%	9	6,543	29%
BBB	29,273	20,437		49,717	0.21%	47%	51	23,759	48%
BB	23,260	10,211		33,554	1.32%	41%	180	29,917	89%
B	778	198		977	3.70%	41%	15	1,214	124%
Other	1,875	542		2,419	22.87%	43%	252	5,465	226%
Subtotal	69,997	43,093		113,182	1.02%	46%	507	67,426	60%
Default	632	55		789	NA	55%	390	1,114	141%
Total	70,629	43,148		113,971	1.70%	46%	897	68,540	60%

								Risk	Average
30 September 2013		Committed		Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn	[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	310	63		374	0.02%	22%	-	37	10%
AA	1,768	1,692		3,460	0.05%	42%	1	702	20%
A	10,994	9,988		20,982	0.08%	49%	8	6,063	29%
BBB	26,593	21,292		47,894	0.21%	47%	49	22,409	47%
BB	21,957	9,979		32,048	1.34%	41%	175	28,685	90%
B	916	363		1,280	3.62%	36%	18	1,405	110%
Other	1,815	465		2,284	24.52%	41%	246	5,044	221%
Subtotal	64,353	43,842		108,322	1.07%	45%	497	64,345	59%
Default	913	107		1,135	NA	52%	539	1,770	156%
Total	65,266	43,949		109,457	2.09%	45%	1,036	66,115	60%

									Risk	Average
31 March 2013			Committed		Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings	[1]	Undrawn	[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	434		55		489	0.02%	20%	-	46	9%
AA	1,637		754		2,391	0.05%	38%	-	355	15%
A	10,236		8,126		18,362	0.08%	49%	7	4,832	26%
BBB	26,765		17,206		43,981	0.21%	48%	45	20,791	47%
BB	21,167		8,954		30,218	1.28%	42%	162	26,803	89%
B	1,043		412		1,457	3.62%	37%	22	1,717	118%
Other	2,035		457		2,497	22.32%	46%	274	6,134	246%
Subtotal	63,317		35,964		99,395	1.11%	46%	510	60,678	61%
Default	849		110		1,097	NA	54%	544	1,662	152%
Total	64,166		36,074		100,492	2.19%	46%	1,054	62,340	62%

1    Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

2    Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

PILLAR 3 REPORT
CREDIT RISK EXPOSURES

Business lending portfolio by external credit rating

							Risk	Average
31 March 2014		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	-	-	-	-	-	-	-	-
AA	1	51	52	0.02%	60%	-	5	9%
A	211	63	273	0.09%	46%	-	75	28%
BBB	1,868	821	2,675	0.23%	28%	2	710	27%
BB	32,502	8,829	41,173	1.60%	31%	211	25,199	61%
B	1,926	233	2,157	3.70%	33%	28	1,794	83%
Other	2,121	209	2,328	23.83%	37%	215	3,904	168%
Subtotal	38,629	10,206	48,658	2.67%	31%	456	31,687	65%
Default	971	39	1,072	NA	43%	419	1,759	164%
Total	39,600	10,245	49,730	4.77%	32%	875	33,446	67%

							Risk	Average
30 September 2013		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	-	-	-	-	-	-	-	-
AA	-	53	53	0.04%	56%	-	6	11%
A	152	41	193	0.09%	42%	-	53	27%
BBB	1,956	794	2,749	0.23%	28%	2	711	26%
BB	32,742	8,701	41,444	1.59%	31%	212	25,416	61%
B	2,201	223	2,423	3.62%	33%	32	2,040	84%
Other	2,336	198	2,534	22.24%	36%	218	4,116	162%
Subtotal	39,387	10,010	49,396	2.67%	31%	464	32,342	65%
Default	1,130	48	1,245	NA	44%	442	2,478	199%
Total	40,517	10,058	50,641	5.06%	32%	906	34,820	69%

							Risk	Average
31 March 2013		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	-	-	-	-	-	-	-	-
AA	2	11	13	0.04%	23%	-	1	9%
A	96	27	123	0.09%	54%	-	43	35%
BBB	2,036	835	2,872	0.23%	29%	2	757	26%
BB	31,956	8,261	40,218	1.58%	31%	203	24,210	60%
B	2,362	304	2,665	3.62%	33%	35	2,172	81%
Other	2,750	232	2,983	23.48%	37%	275	4,952	166%
Subtotal	39,202	9,670	48,874	2.94%	31%	515	32,135	66%
Default	1,246	50	1,346	NA	42%	455	2,473	184%
Total	40,448	9,720	50,220	5.55%	32%	970	34,608	69%

1  Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

2  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

PILLAR 3 REPORT
CREDIT RISK EXPOSURES

Sovereign portfolio by external credit rating

							Risk	Average
31 March 2014		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	13,828	839	15,359	0.01%	5%	-	171	1%
AA	19,692	1,737	22,388	0.02%	7%	-	431	2%
A	1,087	639	1,726	0.06%	22%	-	169	10%
BBB	938	76	1,014	0.32%	49%	3	566	56%
BB	47	33	80	1.50%	34%	-	50	62%
B	-	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-	-
Subtotal	35,592	3,324	40,567	0.03%	8%	3	1,387	3%
Default	-	-	-	NA	-	-	-	-
Total	35,592	3,324	40,567	0.03%	8%	3	1,387	3%

							Risk	Average
30 September 2013		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	8,098	822	9,673	0.02%	6%	-	232	2%
AA	20,866	1,396	23,146	0.03%	8%	1	985	4%
A	987	432	1,419	0.07%	19%	-	152	11%
BBB	364	635	999	0.31%	57%	2	613	61%
BB	33	83	116	1.78%	39%	1	63	55%
B	-	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-	-
Subtotal	30,348	3,368	35,353	0.04%	9%	4	2,045	6%
Default	-	-	-	NA	-	-	-	-
Total	30,348	3,368	35,353	0.04%	9%	4	2,045	6%

							Risk	Average
31 March 2013		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	9,036	329	10,346	0.02%	6%	-	269	3%
AA	14,119	1,643	16,650	0.03%	8%	-	722	4%
A	888	413	1,301	0.07%	19%	-	150	12%
BBB	499	165	664	0.28%	54%	2	345	52%
BB	95	122	217	1.12%	55%	1	232	107%
B	-	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-	-
Subtotal	24,637	2,672	29,178	0.04%	9%	3	1,718	6%
Default	-	-	-	NA	-	-	-	-
Total	24,637	2,672	29,178	0.04%	9%	3	1,718	6%

1  Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

2  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

PILLAR 3 REPORT
CREDIT RISK EXPOSURES

Bank portfolio by external credit rating

							Risk	Average
31 March 2014		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	1,179	-	1,179	0.01%	10%	-	48	4%
AA	12,530	22	12,551	0.03%	56%	2	3,076	25%
A	16,288	301	16,588	0.07%	49%	6	4,702	28%
BBB	1,759	14	1,773	0.26%	32%	1	587	33%
BB	665	-	665	0.64%	21%	1	224	34%
B	-	-	-	-	-	-	-	-
Other	-	-	1	11.85%	60%	-	1	266%
Subtotal	32,421	337	32,757	0.07%	49%	10	8,638	26%
Default	4	-	4	NA	100%	5	-	-
Total	32,425	337	32,761	0.09%	49%	15	8,638	26%

							Risk	Average
30 September 2013		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	1,357	-	1,357	0.02%	11%	-	70	5%
AA	11,203	27	11,231	0.05%	57%	3	3,642	32%
A	15,652	660	15,998	0.07%	51%	6	5,132	32%
BBB	1,442	19	1,461	0.24%	27%	1	420	29%
BB	580	-	580	0.64%	20%	1	202	35%
B	-	-	-	-	-	-	-	-
Other	-	-	1	11.59%	60%	-	1	309%
Subtotal	30,234	706	30,628	0.08%	50%	11	9,467	31%
Default	4	-	4	NA	100%	4	-	-
Total	30,238	706	30,632	0.09%	50%	15	9,467	31%

							Risk	Average
31 March 2013		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	1,432	-	1,432	0.02%	32%	-	261	18%
AA	13,374	49	13,423	0.05%	57%	4	4,104	31%
A	13,640	282	13,922	0.07%	53%	5	4,246	31%
BBB	1,787	17	1,804	0.21%	32%	1	508	28%
BB	390	-	390	0.62%	22%	1	130	33%
B	-	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-	-
Subtotal	30,623	348	30,971	0.07%	52%	11	9,249	30%
Default	4	-	4	NA	100%	3	7	184%
Total	30,627	348	30,975	0.09%	52%	14	9,256	30%

1  Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

2  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

PILLAR 3 REPORT
CREDIT RISK EXPOSURES

Residential mortgages portfolio by PD band

							Risk	Average
31 March 2014		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	186,935	37,112	224,191	0.07%	20%	31	8,527	4%
0.10 to 0.25	18,417	9,424	27,533	0.18%	20%	10	2,260	8%
0.25 to 1.0	109,763	21,361	130,463	0.45%	20%	121	20,175	15%
1.0 to 2.5	35,710	2,954	38,272	1.50%	21%	118	13,483	35%
2.5 to 10.0	11,966	416	12,357	4.70%	21%	119	8,302	67%
10.0 to 99.99	4,964	19	4,990	29.56%	20%	288	5,325	107%
Subtotal	367,755	71,286	437,806	0.78%	20%	687	58,072	13%
Default	1,947	20	1,959	NA	20%	150	4,107	210%
Total	369,702	71,306	439,765	1.22%	20%	837	62,179	14%

							Risk	Average
30 September 2013		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	180,302	35,925	216,375	0.07%	20%	30	8,229	4%
0.10 to 0.25	19,502	8,066	27,286	0.19%	20%	10	2,246	8%
0.25 to 1.0	104,863	20,863	125,179	0.46%	20%	116	19,641	16%
1.0 to 2.5	33,568	2,686	35,906	1.49%	21%	111	13,022	36%
2.5 to 10.0	11,799	377	12,158	4.66%	20%	116	8,446	69%
10.0 to 99.99	4,714	20	4,741	29.89%	20%	279	5,074	107%
Subtotal	354,748	67,937	421,645	0.78%	20%	662	56,658	13%
Default	2,062	19	2,074	NA	20%	156	4,362	210%
Total	356,810	67,956	423,719	1.27%	20%	818	61,020	14%

							Risk	Average
31 March 2013		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	173,277	35,080	208,514	0.07%	20%	29	7,923	4%
0.10 to 0.25	14,360	3,048	17,160	0.19%	21%	7	1,444	8%
0.25 to 1.0	104,124	17,571	121,303	0.45%	20%	112	18,693	15%
1.0 to 2.5	34,577	2,067	36,347	1.51%	21%	112	12,865	35%
2.5 to 10.0	12,222	388	12,600	4.62%	20%	119	8,376	66%
10.0 to 99.99	5,483	17	5,507	30.06%	20%	321	5,829	106%
Subtotal	344,043	58,171	401,431	0.87%	20%	700	55,130	14%
Default	2,233	27	2,243	NA	20%	156	4,755	212%
Total	346,276	58,198	403,674	1.43%	20%	856	59,885	15%

1  Outstandings are balances that were drawn down as at the reporting date.

2  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

PILLAR 3 REPORT
CREDIT RISK EXPOSURES

Australian credit cards portfolio by PD band

							Risk	Average
31 March 2014		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	2,098	11,166	7,324	0.09%	76%	5	311	4%
0.10 to 0.25	811	2,650	2,198	0.19%	75%	3	176	8%
0.25 to 1.0	2,766	2,687	4,384	0.65%	76%	22	964	22%
1.0 to 2.5	2,069	2,230	3,282	1.53%	77%	39	1,401	43%
2.5 to 10.0	1,403	687	1,911	4.43%	75%	64	1,686	88%
10.0 to 99.99	695	86	742	22.72%	75%	125	1,413	190%
Subtotal	9,842	19,506	19,841	1.73%	76%	258	5,951	30%
Default	108	12	108	NA	77%	65	237	219%
Total	9,950	19,518	19,949	2.26%	76%	323	6,188	31%

							Risk	Average
30 September 2013		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	2,698	12,845	8,673	0.06%	76%	4	294	3%
0.10 to 0.25	1,097	1,735	2,172	0.18%	75%	3	169	8%
0.25 to 1.0	2,271	1,641	3,343	0.60%	76%	16	692	21%
1.0 to 2.5	1,679	2,126	2,851	1.48%	77%	32	1,186	42%
2.5 to 10.0	1,324	533	1,729	4.63%	75%	60	1,546	89%
10.0 to 99.99	403	57	428	25.73%	74%	81	834	195%
Subtotal	9,472	18,937	19,196	1.36%	76%	196	4,721	25%
Default	97	9	97	NA	77%	64	149	153%
Total	9,569	18,946	19,293	1.86%	76%	260	4,870	25%

							Risk	Average
31 March 2013		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	2,631	12,657	8,518	0.06%	76%	4	290	3%
0.10 to 0.25	1,032	1,630	2,061	0.18%	75%	3	160	8%
0.25 to 1.0	2,290	1,478	3,280	0.60%	76%	16	679	21%
1.0 to 2.5	1,687	1,765	2,796	1.50%	77%	32	1,174	42%
2.5 to 10.0	1,433	481	1,807	4.70%	75%	64	1,636	90%
10.0 to 99.99	488	63	516	26.50%	74%	100	1,014	196%
Subtotal	9,561	18,074	18,978	1.54%	76%	219	4,953	26%
Default	118	314	119	NA	77%	72	256	215%
Total	9,679	18,388	19,097	2.15%	76%	291	5,209	27%

1  Outstandings are balances that were drawn down as at the reporting date.

2  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

PILLAR 3 REPORT
CREDIT RISK EXPOSURES

Other retail portfolio by PD band

							Risk	Average
31 March 2014		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	2	2	3	0.08%	76%	-	1	17%
0.10 to 0.25	187	671	656	0.15%	44%	-	105	16%
0.25 to 1.0	1,615	1,697	2,402	0.54%	65%	9	1,217	51%
1.0 to 2.5	4,609	692	4,926	1.63%	60%	50	3,759	76%
2.5 to 10.0	2,534	685	2,688	5.18%	70%	98	2,959	110%
10.0 to 99.99	1,273	285	1,324	23.61%	67%	212	1,988	150%
Subtotal	10,220	4,032	11,999	4.55%	63%	369	10,029	84%
Default	147	7	149	NA	67%	83	236	158%
Total	10,367	4,039	12,148	5.72%	63%	452	10,265	85%

							Risk	Average
30 September 2013		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	1	1	2	0.06%	75%	-	-	-
0.10 to 0.25	177	636	624	0.15%	44%	-	99	16%
0.25 to 1.0	1,596	1,703	2,326	0.55%	66%	9	1,194	51%
1.0 to 2.5	4,474	641	4,781	1.63%	60%	48	3,657	76%
2.5 to 10.0	2,266	536	2,421	5.02%	70%	86	2,653	110%
10.0 to 99.99	1,119	225	1,165	23.08%	67%	182	1,742	150%
Subtotal	9,633	3,742	11,319	4.26%	63%	325	9,345	83%
Default	123	7	129	NA	66%	73	212	164%
Total	9,756	3,749	11,448	5.33%	63%	398	9,557	83%

							Risk	Average
31 March 2013		Committed	Exposure	Probability	Loss Given	Regulatory	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	2	2	3	0.06%	76%	-	-	-
0.10 to 0.25	156	579	569	0.15%	44%	-	91	16%
0.25 to 1.0	1,463	1,517	2,121	0.55%	66%	8	1,093	52%
1.0 to 2.5	4,163	573	4,449	1.63%	60%	45	3,405	77%
2.5 to 10.0	2,137	483	2,287	4.96%	70%	81	2,518	110%
10.0 to 99.99	1,159	189	1,210	23.27%	67%	190	1,804	149%
Subtotal	9,080	3,343	10,639	4.51%	63%	324	8,911	84%
Default	146	13	151	NA	68%	85	285	188%
Total	9,226	3,356	10,790	5.85%	63%	409	9,196	85%

___________________________

1  Outstandings are balances that were drawn down as at the reporting date.

2  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

PILLAR 3 REPORT
CREDIT RISK EXPOSURES

Small business portfolio by PD band

						Regulatory	Risk	Average
31 March 2014		Committed	Exposure	Probability	Loss Given	Expected	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Loss	Assets	Weight
0.0 to 0.10	291	555	796	0.07%	33%	-	47	6%
0.10 to 0.25	825	546	1,376	0.24%	26%	1	171	12%
0.25 to 1.0	4,652	1,311	6,025	0.60%	44%	15	2,130	35%
1.0 to 2.5	6,195	781	6,911	1.50%	33%	33	2,817	41%
2.5 to 10.0	812	89	902	5.58%	30%	16	433	48%
10.0 to 99.99	480	8	491	28.82%	34%	49	389	79%
Subtotal	13,255	3,290	16,501	2.03%	36%	114	5,987	36%
Default	229	8	283	NA	43%	105	521	184%
Total	13,484	3,298	16,784	3.69%	36%	219	6,508	39%

						Regulatory	Risk	Average
30 September 2013		Committed	Exposure	Probability	Loss Given	Expected	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Loss	Assets	Weight
0.0 to 0.10	289	404	695	0.08%	26%	-	39	6%
0.10 to 0.25	1,355	785	2,081	0.24%	28%	1	269	13%
0.25 to 1.0	4,928	1,213	6,216	0.61%	46%	16	2,259	36%
1.0 to 2.5	4,661	236	4,902	1.39%	38%	25	2,254	46%
2.5 to 10.0	1,708	402	2,064	4.00%	24%	22	761	37%
10.0 to 99.99	430	6	439	28.73%	35%	46	357	81%
Subtotal	13,371	3,046	16,397	1.95%	37%	110	5,939	36%
Default	230	8	276	NA	44%	97	567	206%
Total	13,601	3,054	16,673	3.58%	38%	207	6,506	39%

						Regulatory	Risk	Average
31 March 2013		Committed	Exposure	Probability	Loss Given	Expected	Weighted	Risk
$m	Outstandings[1]	Undrawn[2]	at Default	of Default	Default	Loss	Assets	Weight
0.0 to 0.10	253	384	638	0.08%	26%	-	36	6%
0.10 to 0.25	1,292	806	2,041	0.24%	28%	1	265	13%
0.25 to 1.0	4,547	1,275	5,880	0.64%	43%	15	2,069	35%
1.0 to 2.5	4,733	238	4,972	1.42%	38%	27	2,307	46%
2.5 to 10.0	2,057	475	2,436	4.10%	24%	26	895	37%
10.0 to 99.99	485	7	495	29.06%	36%	54	409	83%
Subtotal	13,367	3,185	16,462	2.17%	36%	123	5,981	36%
Default	279	10	344	NA	38%	120	733	213%
Total	13,646	3,195	16,806	4.16%	36%	243	6,714	40%

___________________________

1  Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

2  Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

PILLAR 3 REPORT
CREDIT RISK EXPOSURES

Credit Quality

The improvement in asset quality experienced over Full Year 2013 continued into First Half 2014 with stressed assets and the emergence of new impaired assets continuing to reduce.

The improvement in asset quality has been most prevalent in specialised lending, corporate and business lending portfolios. The consumer portfolio also remains sound with low relative interest rates and continuing cautious consumer behaviour contributing to the performance of the portfolio.

Actual losses

31 March 2014	Write-offs	Legal and	Write-offs from		Actual Losses for the
$m	direct	recovery costs	provisions[1]	Recoveries	6 months ended
Corporate	1	-	113	(3)	111
Business lending	48	4	75	(8)	119
Sovereign	-	-	-	-	-
Bank	-	-	-	-	-
Residential mortgages	11	-	47	-	58
Australian credit cards	144	-	-	(8)	136
Other retail	102	1	-	(16)	87
Small business	11	1	10	(8)	14
Specialised lending	2	4	54	-	60
Securitisation	-	-	-	-	-
Standardised	1	1	15	(5)	12
Total	320	11	314	(48)	597

30 September 2013	Write-offs	Legal and	Write-offs from		Actual Losses for the
$m	direct	recovery costs	provisions[1]	Recoveries	12 months ended
Corporate	8	-	125	(10)	123
Business lending	95	10	144	(13)	236
Sovereign	-	-	-	-	-
Bank	-	-	-	-	-
Residential mortgages	29	1	100	(3)	127
Australian credit cards	301	-	-	(15)	286
Other retail	203	5	(1)	(27)	180
Small business	28	5	18	(5)	46
Specialised lending	9	7	290	-	306
Securitisation	-	-	-	-	-
Standardised	7	-	3	(3)	7
Total	680	28	679	(76)	1,311

31 March 2013	Write-offs	Legal and	Write-offs from		Actual Losses for the
$m	direct	recovery costs	provisions[1]	Recoveries	6 months ended
Corporate	6	-	69	(5)	70
Business lending	44	4	55	(5)	98
Sovereign	-	-	-	-	-
Bank	-	-	-	-	-
Residential mortgages	15	-	53	-	68
Australian credit cards	142	-	-	(11)	131
Other retail	90	2	-	(17)	75
Small business	12	3	7	(2)	20
Specialised lending	4	3	76	-	83
Securitisation	-	-	-	-	-
Standardised	1	-	1	(1)	1
Total	314	12	261	(41)	546

___________________________

1       Write-offs from individually assessed provisions.

PILLAR 3 REPORT
CREDIT RISK EXPOSURES

Regulatory loss estimates and actual losses

The table below compares regulatory credit risk estimates used in the calculation of risk weighted assets to the average of actual outcomes observed since the time of Advanced IRB accreditation for each portfolio.

Predicted parameters represent average internally predicted long-run probabilities of default for non-defaulted obligors at the start of each year, as well as downturn estimates of loss (or the regulatory minimum where required). They are averaged using data from the financial years beginning at the time of Advanced IRB accreditation (2008 for most portfolios) and compared to observed outcomes over the same period1.

Predicted parameters are updated annually and utilise observed outcomes from prior periods as a key input.

In order to appropriately include the most recent half-year period, its outcomes have been annualised.

Default rates

At the start of each year, a predicted default probability is assigned to all non-defaulted obligors. This is averaged over the portfolio and reported as the predicted default rate. This is compared to the actual default rate for the year. Both predicted and observed annual default rates are then averaged over the observation period.

Loss Given Default (LGD)

The LGD analysis excludes recent defaults in order to allow sufficient time for the full workout of the facility and hence an accurate LGD to be determined. The workout period varies by portfolio: a two year workout period is assumed for transaction-managed and residential mortgage lending; and a one year period for other program-managed portfolios.

Exposure at Default (EAD)

The EAD variance compares the observed EAD to the predicted EAD one year prior to default. For transaction-managed portfolios, predicted EAD is currently mandated to be 100% of committed exposures. The observed EAD is averaged for all obligors that defaulted over the observation period.

						Observed EAD
31 March 2014	Regulatory	Default rate		Loss Given Default		variance to
$m	Expected Loss[2]	Predicted	Observed	Predicted	Observed	Predicted[3]
Corporate	897	2.27%	1.17%	50%	46%	(28%)
Business lending	875	2.25%	1.61%	34%	20%	(11%)
Sovereign	3	0.24%	-	-	-	-
Bank	15	0.51%	-	-	-	-
Residential mortgages	837	0.67%	0.62%	20%	6%	-
Australian credit cards	323	1.55%	1.44%	76%	58%	(3%)
Other retail	452	4.74%	2.88%	71%	54%	(3%)
Small business	219	2.50%	1.67%	33%	21%	(8%)
Specialised lending	1,343	NA	2.57%	N/A	29%	(7%)
Securitisation	NA	NA	NA	NA	NA	NA
Standardised	NA	NA	NA	NA	NA	NA
Total	4,964	NA	NA	NA	NA	NA

___________________________

1  Predicted parameters are not available for specialised lending or standardised exposures because risk weights for these portfolios do not rely on credit estimates.

2  Includes regulatory expected losses for defaulted and non-defaulted exposures.

3  A negative outcome indicates observed EAD was lower than predicted EAD, which can happen because exposures were managed down prior to default or off-balance sheet items or undrawn limits were not fully drawn prior to default.

PILLAR 3 REPORT
CREDIT RISK EXPOSURES

						Observed EAD
30 September 2013	Regulatory	Default rate		Loss Given Default		variance to
$m	Expected Loss[1]	Predicted	Observed	Predicted	Observed	Predicted[2]
Corporate	1,036	2.19%	1.35%	51%	41%	(28%)
Business lending	906	2.20%	1.65%	34%	22%	(11%)
Sovereign	4	0.26%	-	-	-	-
Bank	15	0.46%	-	-	-	-
Residential mortgages	818	0.68%	0.59%	20%	6%	-
Australian credit cards	260	1.60%	1.44%	76%	58%	(4%)
Other retail	398	4.75%	2.91%	70%	51%	(4%)
Small business	207	2.88%	1.71%	31%	18%	(8%)
Specialised lending	1,521	NA	2.76%	NA	32%	(8%)
Securitisation	NA	NA	NA	NA	NA	NA
Standardised	NA	NA	NA	NA	NA	NA
Total	5,165	NA	NA	NA	NA	NA

						Observed EAD
31 March 2013	Regulatory	Default rate		Loss Given Default		variance to
$m	Expected Loss[1]	Predicted	Observed	Predicted	Observed	Predicted[2]
Corporate	1,054	2.19%	1.32%	51%	40%	(27%)
Business lending	970	2.21%	1.62%	34%	21%	(11%)
Sovereign	3	0.26%	-	-	-	-
Bank	14	0.45%	-	-	-	-
Residential mortgages	856	0.68%	0.62%	20%	7%	-
Australian credit cards	291	1.31%	1.47%	76%	55%	(3%)
Other retail	409	4.69%	2.95%	71%	54%	(3%)
Small business	243	2.99%	1.91%	27%	16%	(6%)
Specialised lending	1,777	NA	2.67%	NA	30%	(7%)
Securitisation	NA	NA	NA	NA	NA	NA
Standardised	NA	NA	NA	NA	NA	NA
Total	5,617	NA	NA	NA	NA	NA

___________________________

1  Includes regulatory expected losses for defaulted and non-defaulted exposures

2  A negative outcome indicates observed EAD was lower than predicted EAD, which can happen because exposures were managed down prior to default or off-balance sheet items or undrawn limits were not fully drawn prior to default.

PILLAR 3 REPORT
CREDIT RISK MITIGATION

This section describes the way in which Westpac reduces its credit risk by using financial collateral, guarantees or credit derivatives for Corporate, Sovereign and Bank asset classes.

Approach

Westpac recognises credit risk mitigation only when formal legal documentation is held that establishes Westpac’s direct, irrevocable and unconditional recourse to the collateral or to an unrelated credit risk mitigation provider. The minimum standards to be met so that credit risk mitigation can be recognised are embodied in Westpac’s credit rules and policies. All proposals for risk mitigation require a formal submission confirming compliance with these standards, for approval by an authorised credit officer. Authorised credit officer approval is also required for existing risk mitigation to be discontinued or withdrawn.

The amount of credit risk mitigation recognised is the face value of the mitigation instrument, which is adjusted by the application of discounts for any maturity and/or currency mismatch with the underlying obligation, so that a discounted amount is recognised when calculating the residual exposure after mitigation.

For regulatory capital purposes Westpac addresses credit risk mitigation as follows:

▪    exposures secured by cash, eligible financial collateral or where protection is bought via credit linked notes, provided the proceeds are invested in either cash or eligible financial collateral, are included at the gross value, with risk weighted assets for the portion thus secured calculated by applying a 5% LGD1;

▪    exposures that are mitigated by way of eligible guarantees, standby letters of credit or similar instruments, where Westpac has direct recourse to an unrelated third party on default or non-payment by the customer, or credit protection bought via credit default swaps where Westpac is entitled to recover either full principal or credit losses on occurrence of defined credit events, are treated under double default rules where the protection provider is a financial firm rated A or better; and

▪    exposures that are mitigated by way of guarantees, letters of credit, credit default swaps or similar instruments, where the eligibility criteria for double default treatment are not met, are treated under the substitution approach.

Structure and organisation

Westpac Institutional Bank is responsible for managing the overall risk in Westpac’s corporate, sovereign and bank credit portfolios, and uses a variety of instruments, including securitisation and single name credit default swaps, to manage loan and counterparty risk. Westpac Institutional Bank has a dedicated portfolio trading desk with the specific mandate of actively monitoring the underlying exposure and the offsetting hedge book.

Risk reporting

Monthly reports are issued, which detail risk mitigated facilities where the mitigation instruments mature within 30 to 90 days. An independent operational unit supervises this process to ensure that the relevant business and credit risk management units’ decisions are taken and actions implemented in a timely fashion.

Specific reporting is maintained and monitored on the matching of hedges with underlying facilities, with any adjustments to hedges (e.g. unwinds or extensions) managed dynamically.

Netting

Risk reduction by way of current account set-offs is recognised for exposures to creditworthy customers domiciled in Australia and New Zealand only. Customers are required to enter into formal agreements giving Westpac the unfettered right to set-off gross credit and debit balances in their nominated accounts to determine Westpac’s net exposure within each of these two jurisdictions. Cross-border set-offs are not permitted.

Close-out netting is undertaken for off-balance sheet financial market transactions with counterparties with whom Westpac has entered into master netting agreements which allow such netting in specified jurisdictions. Close-out netting effectively aggregates pre-settlement risk exposure at time of default, thus reducing overall exposure.

Collateral valuation and management

Westpac revalues financial markets and associated collateral positions on a daily basis to monitor the net risk position, and has formal processes in place so that calls for collateral top-up or exposure reduction are made promptly. An independent operational unit has responsibility for monitoring these positions. The collateralisation arrangements are documented via the Credit Support Annex of the International Swaps and Derivatives Association (ISDA) master agreement.

1  Excludes collateralised derivative transactions.

PILLAR 3 REPORT
CREDIT RISK MITIGATION

Types of collateral taken

Westpac recognises the following as eligible collateral for credit risk mitigation by way of risk reduction:

▪             cash (primarily in Australian dollars (AUD), New Zealand dollars (NZD), US dollars (USD), Canadian dollars (CAD), British pounds (GBP), or Euro (EUR));

▪             bonds issued by Australian Commonwealth, State and Territory governments or their Public Sector Enterprises, provided these attract a zero risk-weighting under APS112;

▪             securities issued by other specified AA-/Aa3 or better rated sovereign governments; and

▪             credit-linked notes (provided the proceeds are invested in cash or other eligible collateral described above).

Guarantor/credit derivative counterparties

For mitigation by risk transfer, Westpac only recognises unconditional irrevocable guarantees or standby letters of credit issued by, or eligible credit derivative protection bought from; the following entities provided they are not related to the underlying obligor:

▪             sovereign entities;

▪             public sector entities in Australia and New Zealand;

▪             authorised deposit taking institutions and overseas banks; and

▪             other entities with a minimum risk grade equivalent of ‘A-’ /’A3’.

Market and/or credit risk concentrations

When Westpac uses credit risk mitigation techniques to reduce counterparty exposure, limits are applied to both gross (i.e. pre-mitigation) and net exposure.

Furthermore, exposure is recorded against the provider of any credit risk mitigation and a limit framework prevents excessive concentration to such counterparties.

All exposures to risk transfer counterparties are separately approved under Westpac’s usual credit approval process, with the amount and tenor of mitigation recorded against the counterparty in Westpac’s exposure management systems. The credit quality of mitigation providers is reviewed regularly in accordance with Westpac’s usual periodic review processes.

Market risks arising from credit risk mitigation activities are managed similarly to market risks arising from any other trading activities.

These risks are managed under either the market risk banking book or trading book frameworks as appropriate.

PILLAR 3 REPORT
CREDIT RISK MITIGATION

Total exposure covered by collateral, credit derivatives and guarantees

		Impact		Total exposure for	Credit Risk Mitigants
31 March 2014	Total before	of credit	Total after	which some credit	Eligible Financial	Covered by	Covered by
$m	mitigation	mitigation[1]	mitigation	risk is mitigated	Collateral	Guarantees	Credit Derivatives
Corporate	114,030	(59)	113,971	4,044	1,829	5	54
Sovereign	40,567	-	40,567	194	25	150	-
Bank	32,702	59	32,761	3,320	1,000	128	149
Total	187,299	-	187,299	7,558	2,854	283	203

		Impact		Total exposure for	Credit Risk Mitigants
30 September 2013	Total before	of credit	Total after	which some credit	Eligible Financial	Covered by	Covered by
$m	mitigation	mitigation[1]	mitigation	risk is mitigated	Collateral	Guarantees	Credit Derivatives
Corporate	109,568	(111)	109,457	3,588	1,939	4	107
Sovereign	35,353	-	35,353	218	17	195	-
Bank	30,521	111	30,632	3,196	852	135	114
Total	175,442	-	175,442	7,002	2,808	334	221

		Impact		Total exposure for	Credit Risk Mitigants
31 March 2013	Total before	of credit	Total after	which some credit	Eligible Financial	Covered by	Covered by
$m	mitigation	mitigation[1]	mitigation	risk is mitigated	Collateral	Guarantees	Credit Derivatives
Corporate	100,498	(6)	100,492	3,604	2,015	1	5
Sovereign	29,178	-	29,178	117	-	117	-
Bank	30,969	6	30,975	3,038	925	154	200
Total	160,645	-	160,645	6,759	2,940	272	205

1  Impact of credit mitigation under the substitution approach.

PILLAR 3 REPORT
COUNTERPARTY CREDIT RISK

This section describes Westpac’s exposure to credit risk arising from derivative and treasury products.

Approach

Westpac’s process for managing derivatives and counterparty credit risk is based on its assessment of the potential future credit risk Westpac is exposed to when dealing in derivatives products and securities financing transactions. Westpac simulates future market rates by imposing shocks on market prices and rates, and assessing the effect these shocks have on the mark-to-market value of Westpac’s positions. These simulated exposure numbers are then checked against pre-settlement risk limits that are set at the counterparty level.

Structure and organisation

The Financial Markets (FM) and Treasury Credit management team is charged with managing the counterparty credit exposure arising from derivatives and treasury products.

Risk reporting

Westpac actively reassesses and manages the counterparty credit exposure arising from derivatives business. A daily simulation of potential future counterparty credit exposure taking into account movements in market rates is conducted. This simulation quantifies credit exposure using the Derivative Risk Equivalent (DRE) methodology and exposure is loaded into a credit limit management system. Limit excesses are reported to credit managers and actioned within strict timeframes.

Market related credit risk

There are two components to the regulatory capital requirements for credit risk arising from derivative products:

▪             Capital to absorb losses arising from the default of derivative counterparties. This has been included as part of the “IRB Approach” credit capital requirements since Westpac’s Basel II accreditation.

▪             Capital to absorb losses arising from mark-to-market valuation movements resulting from changes in the credit quality of derivative counterparties. These valuation movements are referred to as credit valuation adjustments and this risk is sometimes labelled as credit valuation adjustment or CVA risk. Westpac refers to this requirement as mark-to-market related credit risk.

Risk mitigation

Mitigation is achieved in a number of ways:

▪             the limit system monitors for excesses of the pre-determined limits, with any excesses being immediately notified to credit officers;

▪             Westpac has collateral agreements with its largest counterparties. The market value of the counterparty’s portfolio is used to recalculate the credit position at each end of day, with collateral being called for when certain pre-set limits are met;

▪             credit derivatives are used to mitigate credit exposure against certain counterparties;

In addition, the following approaches are also used as appropriate to mitigate credit risk:

▪             incorporating right-to-break in Westpac’s contracts, effectively reducing the tenor of the risk;

▪             signing ISDA netting agreements, thus allowing the exposure across a portfolio of trades to be netted;

▪             regular marking to market and settling of the foreign exchange components of foreign exchange reset contracts; and

▪             downgrade triggers in documentation that, if breached, require the counterparty to provide collateral.

Counterparty derivative exposures and limits

The risk management methodology for counterparty derivatives exposures is similar to the credit methodology for transaction-managed loans. The main difference is in the estimation of the exposure for derivatives which is based on the Derivative Risk Equivalent (DRE) methodology. DRE is a credit exposure measure for derivative trades which is calibrated to a ‘loan-equivalent’ exposure.

Counterparty credit limits are approved on an uncommitted and unadvised basis by authorised credit officers. This follows an evaluation of each counterparty’s credit worthiness and establishing an agreed credit risk appetite for the nature and extent of prospective business.

PILLAR 3 REPORT
COUNTERPARTY CREDIT RISK

Wrong-way risk exposures

Westpac defines wrong-way risk as exposure to a counterparty which is adversely correlated with the credit quality of that counterparty. With respect to credit derivatives, wrong-way risk refers to credit protection purchased from a counterparty highly correlated to the reference obligation.

Wrong-way risk exposures using credit derivatives are controlled by only buying protection from highly rated counterparties. These transactions are assessed by an authorised credit officer who has the right to decline any transaction where they feel there is an unacceptably high correlation between the ability to perform under the trade and the performance of the underlying counterparty.

Consequences of a downgrade in Westpac’s credit rating1

Where an outright threshold and minimum transfer amount are agreed, there will not be any impact on the amount of collateral posted by Westpac in the event of a credit rating downgrade. Where the threshold and minimum transfer amount are tiered according to credit rating, the impact of Westpac being downgraded below its current credit rating would be: for a one notch downgrade, postings of $215 million; while for a two notch downgrade, postings would be $281 million.

1  Credit rating downgrade postings are cumulative.

PILLAR 3 REPORT
SECURITISATION

A securitisation is a financial structure where the cash flow from a pool of assets is used to service obligations to at least two different tranches or classes of creditors (typically holders of debt securities), with each class or tranche reflecting a different degree of credit risk (i.e. one class of creditors is entitled to receive payments from the pool before another class of creditors).

Securitisation transactions are generally grouped into two broad categories:

▪        traditional or true sale securitisations, which involve the legal transfer of ownership of the underlying asset pool to a third party; and

▪        synthetic transactions, where the ownership of the pool remains with the originator and only the credit risk of the pool is transferred to a third party, using credit derivatives or guarantees.

Covered bond transactions, in which bonds issued by Westpac are guaranteed by assets held in a special purpose vehicle, are not considered to be securitisation transactions.

Approach

Westpac’s involvement in securitisation activities ranges from a seller of its own assets to an investor in third-party transactions and includes the provision of securitisation services and funding for clients, including clients requiring access to capital markets.

Securitisation of Westpac originated assets - Securitisation is a funding, liquidity and capital management tool. It allows Westpac the ability to liquefy a pool of assets and increase Westpac’s wholesale funding capacity. Westpac may provide arm’s length facilities to the securitisation vehicles. The facilities entered into typically include the provision of liquidity, funding, underwriting and derivative contracts.

Westpac has entered into on balance sheet securitisation transactions whereby loans originated by Westpac are transformed into stocks of saleable mortgage backed securities and held in the originating bank’s liquid asset portfolio. These ‘self securitisations’ do not change risk weighted assets1. No securitisation transactions for Westpac originated assets are classified as a resecuritisation.

Securitisation in the management of Westpac’s credit portfolio - Westpac uses securitisation, including portfolio credit default swaps, to manage its corporate and institutional loan, and counterparty credit risk portfolios. Single name credit default swaps are not treated as securitisations but as credit risk mitigation facilities. Transactions are entered into to manage counterparty credit risk or concentration risks.

Provision of securitisation services, including funding and management of conduit vehicles - Westpac provides services to clients wishing to access asset-backed financing through securitisation. Those services include access to the Asset Backed Commercial Paper Market through Waratah, the Westpac-sponsored securitisation conduit; the provision of warehouse and term funding of securitised assets on Westpac’s balance sheet; and arranging Asset-Backed Bond issues. Crusade is a securitisation conduit that holds investments in investment grade rated bonds. Westpac provides facilities to Waratah and Crusade including liquidity, funding, underwriting, credit enhancement and derivative contracts. Securitisation facilities provided by Westpac include resecuritisation exposures which are securitisation exposures in which the risk associated with an underlying pool of exposures is tranched and at least one of the underlying exposures is itself a securitisation exposure.

Westpac’s role in the securitisation process

Securitisation activity	Role played by Westpac
Securitisation of Westpac originated assets	▪ Arranger ▪ Asset originator ▪ Bond distributor ▪ Facility provider	▪ Note holder ▪ Trust manager ▪ Swap provider ▪ Servicer
Securitisation in the management of Westpac’s credit portfolio	▪ Hedger - protection purchaser ▪ Investor - protection seller ▪ Investor - purchaser of securitisation exposures
Provision of securitisation services including funding and management of conduit vehicles	▪ Arranger ▪ Bond distributor ▪ Credit enhancement provider ▪ Funder	▪ Liquidity facility provider ▪ Swap counterparty ▪ Servicer

1  The credit exposures of the underlying loans are measured in accordance with APS113.

PILLAR 3 REPORT
SECURITISATION

Key Objectives

Securitisation of Westpac originated assets - The securitisation of Westpac’s own assets provides funding diversity, and is a core tool of liquidity management.

Securitisation in the management of Westpac’s credit portfolio - Westpac acts as principal in transactions and will buy and sell protection in order to meet its portfolio management objectives. Westpac also purchases securitisation exposures in order to earn income. All securitisation activity must follow Westpac’s credit approval processes.

Provision of securitisation services including funding and management of conduit vehicles - Westpac receives market-based fees in return for its services as servicer, swap counterparty, arranger and facility provider and program fees, interest margins and bond distribution fees on warehouse and term funding facilities.

Structure and organisation

Securitisation of Westpac originated assets - Westpac’s Treasury operation is responsible for all Westpac originated securitisation activity including funding, liquidity and capital management.

Securitisation in the management of Westpac’s credit portfolio - Westpac’s exposure arising from securitisation, including portfolio hedging, is managed by Westpac Institutional Bank (WIB) and integrated within Westpac’s standard risk reporting and management systems.

Provision of securitisation services including funding and management of conduit vehicles - These services are provided by WIB and include the provision of liquidity, credit enhancement, funding and derivative facilities and servicer and arranger services.

Risk reporting

Credit exposure - Funding, liquidity, credit enhancement and redraw facilities, swap arrangements and counterparty exposures are captured and monitored in key source systems along with other facilities/derivatives entered into by Westpac.

Operational risk exposure - The operational risk review process for Westpac includes the identification of risks, controls and key performance indicators in relation to all securitisation activity and services provided by Westpac or any of its subsidiaries.

Market risk exposure - Exposures arising from transactions with securitisation conduits and other counterparties are captured as part of Westpac’s traded and non-traded market risk reporting and limit management framework.

Liquidity risk exposure - Exposure to, and the impact of securitisation, transactions are managed under the Liquidity Risk Management framework and are integrated into routine reporting for capital and liquidity positions, net interest margin analysis, balance sheet forecasting and funding scenario testing. The annual funding plan incorporates consideration of overall liquidity risk limits and the securitisation of Westpac originated assets.

Risk mitigation

Securitisation of Westpac originated assets - The interest rate and basis risks generated by Westpac’s hedging arrangements to each securitisation trust are captured and managed within Westpac’s asset and liability management framework. The liquidity risk generated by Westpac’s liquidity and redraw facilities to each securitisation trust is captured and managed in accordance with Westpac’s liquidity management policies along with all other contingent liquidity facilities.

Securitisation in the management of Westpac’s credit portfolio - Transactions are approved in accordance with Westpac’s credit risk mitigation policy (see pages 51 and 52).

Provision of securitisation services including funding and management of conduit vehicles - All securitisation transactions are approved within the context of a securitisation credit policy that sets detailed transaction-specific guidelines that regulate servicer counterparty risk appetite, transaction tenor, asset class, third party credit support and portfolio quality. This policy is applied in conjunction with other credit and market risk policies that govern the provision of derivative and other services that support securitisation transactions. In particular, credit hedging transactions are subject to credit risk mitigation policy (see pages 51 and 52). Any interest rate or currency hedging is subject to counterparty credit risk management (see pages 54 and 55) and market risk management (see pages 67 and 68) policies and processes.

PILLAR 3 REPORT
SECURITISATION

Regulatory capital approaches

The regulatory capital treatment of all securitisation exposures is undertaken in accordance with APS120.

Consistent with APS120 the approaches employed include the Ratings-Based Approach (RBA), where APRA provides risk-weights that are matched to external credit ratings, and the Internal Assessment Approach (IAA), which largely mirrors the RBA. The Supervisory Formula (SF), which determines a capital charge based on the attributes of the securitisation structure through an industry standard formula with pre-determined parameters, is employed under specific conditions where the RBA and IAA are deemed inappropriate.

Securitisation of Westpac originated assets - The assets sold by Westpac to a securitisation trust are excluded from Westpac’s calculation of risk-adjusted assets if capital relief is sought and the requirements of APS120 are satisfied1. Westpac cannot rely on external rating when risk weighting its exposure to these trusts and must use the Supervisory Formula approach instead.

In instances where insufficient risk transfer is achieved by the transaction for regulatory purposes, the capital calculation is performed on the underlying asset pool while the facilities provided to such securitisation vehicles do not attract regulatory capital charges.

Securitisation in the management of Westpac’s credit portfolio - Unless Westpac makes an election under APS120, the underlying assets subject to synthetic securitisation are excluded from Westpac’s calculation of risk adjusted assets. They are replaced with the risk-weight of the applicable securitisation instrument, usually credit default swaps or underlying cash collateral. Westpac applies the RBA and the SF when determining regulatory capital treatments for securitisation exposures arising from the management of its credit portfolio.

Provision of securitisation services including funding and management of conduit services - Westpac uses the RBA and the IAA methodology when determining regulatory capital requirements for the facilities associated with the provision of securitisation services to the Waratah securitisation conduit and facilities for the provision of warehouse and term funding of securitised assets on Westpac’s balance sheet. Regulatory capital for the Crusade securitisation conduit is determined in accordance with APS113.

The regulatory capital treatment of derivatives for securitisation exposures is currently undertaken in accordance with APS113.The difference in regulatory capital calculations using APS120 and APS113 is immaterial.

Resecuritisation - A resecuritisation exposure is a securitisation exposure in which the risk associated with an underlying pool of exposures is tranched and at least one of the underlying exposures is a securitisation exposure. In addition, an exposure to one or more resecuritisation exposures is a resecuritisation exposure.

The External Credit Assessment Institutions that can be used by Westpac for resecuritisations are Standard & Poor’s, Moody’s and Fitch.

Westpac’s accounting policies for securitisation activities

Securitisation of Westpac originated assets - The assets sold by Westpac to a securitisation trust remain on Westpac’s balance sheet for accounting purposes.

Securitisation in the management of Westpac’s credit portfolio - For risk mitigation using synthetic securitisation, the underlying assets remain on Westpac’s balance sheet for accounting purposes. The accounting treatment of the assets will depend on their nature. They could include loans and receivables, available for sale securities or derivatives. The most common form of synthetic securitisation is via a credit default swap, which is treated as a derivative and recognised in the profit and loss statement at fair value.

For investment in securitisation exposures, if the instrument includes a credit default swap, the exposure will be fair valued through the profit and loss statement. Other securitisation exposures will be fair valued through the balance sheet unless Westpac makes an election at the time of purchase to fair value through the profit and loss statement.

Provision of securitisation services including funding and management of conduit vehicles - Fee income from these services is recognised on an accrual basis. Liquidity and funding facilities are treated as commitments to provide finance, with fee and margin income recognised on an accrual basis. Warehouse and term funding facilities are treated as loans.

1  Including the requirements to achieve capital relief.

PILLAR 3 REPORT

SECURITISATION

Banking book summary of assets securitised by Westpac

This table shows outstanding Banking book securitisation assets and assets intended to be securitised1 for Westpac originated assets by underlying asset type. It includes the amount of impaired and past due assets, along with any losses recognised by Westpac during the current period.

Securitised assets are held in securitisation trusts. Trusts to which assets have been transferred in accordance with APS120 do not form part of the Level 2 consolidated group. Self securitisation trusts remain consolidated at Level 2 and the assets transferred to these trusts are risk weighted in accordance with APS113.

	Total outstanding securitised by ADI		Assets			Westpac
31 March 2014	Traditional	Synthetic	intended to be	Impaired	Past due	recognised
$m	Securitisation[2]	Securitisation	securitised	loans	assets	losses
Residential mortgages	92,337	-	-	12	297	-
Credit cards	-	-	-	-	-	-
Auto and equipment finance	2,470	-	-	13	10	-
Business lending	-	-	-	-	-	-
Investments in ABS	-	-	-	-	-	-
Other	-	-	-	-	-	-
Total	94,807	-	-	25	307	-

	Total outstanding securitised by ADI			Assets		Westpac
30 September 2013	Traditional	Synthetic	intended to be	Impaired	Past due	recognised
$m	Securitisation[2]	Securitisation	securitised	loans	assets	losses
Residential mortgages	76,153	-	2,191	10	208	-
Credit cards	-	-	-	-	-	-
Auto and equipment finance	1,107	-	-	3	-	-
Business lending	-	-	-	-	-	-
Investments in ABS	-	-	-	-	-	-
Other	-	-	-	-	-	-
Total	77,260	-	2,191	13	208	-

	Total outstanding securitised by ADI		Assets			Westpac
31 March 2013	Traditional	Synthetic	intended to be	Impaired	Past due	recognised
$m	Securitisation[2]	Securitisation	securitised	loans	assets	losses
Residential mortgages	64,883	-	-	12	225	2
Credit cards	-	-	-	-	-	-
Auto and equipment finance	1,003	-	-	2	-	-
Business lending	-	-	-	-	-	-
Investments in ABS	-	-	-	-	-	-
Other	-	-	-	-	-	-
Total	65,886	-	-	14	225	2

Banking book summary of total Westpac sponsored third party assets securitised

This table represents Banking book third party assets where Westpac acts a sponsor.

$m	31 March 2014	30 September 2013	31 March 2013
Residential mortgages	1,495	1,722	2,359
Credit cards	-	-	-
Auto and equipment finance	-	-	-
Business lending	-	-	-
Investments in ABS	-	-	-
Other	332	382	351
Total	1,827	2,104	2,710

1 Represents securitisation activity from the end of the reporting period to the disclosure date of this report.

2 Includes self securitisation assets of $81,725m at 31 March 2014 ($65,790m at 30 September 2013 and $52,929m at 31 March 2013).

PILLAR 3 REPORT

SECURITISATION

Banking book summary of securitisation activity by asset type

This table shows assets transferred into securitisation schemes by underlying asset type (ADI originated) for the relevant period.

	For the 6 months ended
31 March 2014	Amount	Recognised gain or
$m	securitised	loss on sale
Residential mortgages	25,135	-
Credit cards	-	-
Auto and equipment finance	1,130	-
Business lending	-	-
Investments in ABS	-	-
Other	-	-
Total	26,265	-

	For the 12 months ended
30 September 2013	Amount	Recognised gain or
$m	securitised	loss on sale
Residential mortgages	26,973	-
Credit cards	-	-
Auto and equipment finance	1,518	-
Business lending	-	-
Investments in ABS	-	-
Other	-	-
Total	28,491	-

	For the 6 months ended
31 March 2013	Amount	Recognised gain or
$m	securitised	loss on sale
Residential mortgages	7,503	-
Credit cards	-	-
Auto and equipment finance	1,145	-
Business lending	-	-
Investments in ABS	-	-
Other	-	-
Total	8,648	-

PILLAR 3 REPORT

SECURITISATION

Banking book summary of on and off-balance sheet securitisation by exposure type

31 March 2014	On balance sheet		Off-balance	Total Exposure
$m	Securitisation retained	Securitisation purchased	sheet	at Default
Securities	6	6,804	-	6,810
Liquidity facilities	1	-	3,984	3,985
Funding facilities	7,817	-	3,752	11,569
Underwriting facilities	15	-	157	172
Lending facilities	-	-	166	166
Warehouse facilities	-	-	-	-
Total	7,839	6,804	8,059	22,702

30 September 2013	On balance sheet		Off-balance	Total Exposure
$m	Securitisation retained	Securitisation purchased	sheet[1]	at Default
Securities	-	6,978	-	6,978
Liquidity facilities	1	-	4,601	4,602
Funding facilities	6,874	-	4,065	10,939
Underwriting facilities	17	-	186	203
Lending facilities	-	-	236	236
Warehouse facilities	-	-	-	-
Total	6,892	6,978	9,088	22,958

31 March 2013	On balance sheet		Off-balance	Total Exposure
$m	Securitisation retained	Securitisation purchased	sheet[1]	at Default
Securities	-	5,679	-	5,679
Liquidity facilities	2	-	3,698	3,700
Funding facilities	7,178	-	4,504	11,682
Underwriting facilities	19	-	233	252
Lending facilities	-	-	352	352
Warehouse facilities	-	-	-	-
Total	7,199	5,679	8,787	21,665

1       Exposure at default classified as off balance sheet securities for 31 March 2013 and 30 September 2013 has been reclassified as off-balance sheet funding facilities. This follows a review of reporting categories. Total off balance sheet exposure at default is unaffected by this restatement.

PILLAR 3 REPORT

SECURITISATION

Banking book securitisation exposure at default by risk weight band

31 March 2014	Exposure		Total Exposure	Risk Weighted Assets		Total Risk
$m	Securitisation	Resecuritisation	at Default	Securitisation	Resecuritisation	Weighted Assets
Less than or equal to 10%	7,544	-	7,544	534	-	534
Greater than 10 - 20%	10,413	-	10,413	1,662	-	1,662
Greater than 20 - 30%	-	-	-	-	-	-
Greater than 30 - 50%	645	676	1,321	256	271	527
Greater than 50 - 75%	288	2,208	2,496	215	1,435	1,650
Greater than 75 - 100%	298	549	847	298	549	847
Greater than 100 - 250%	60	-	60	150	-	150
Greater than 250 - 425%	-	-	-	-	-	-
Greater than 425 - 650%	2	-	2	13	-	13
Other	11	-	11	138	-	138
Deductions	8	-	8	-	-	-
Total	19,269	3,433	22,702	3,266	2,255	5,521

30 September 2013	Exposure		Total Exposure	Risk Weighted Assets		Total Risk
$m	Securitisation	Resecuritisation	at Default	Securitisation	Resecuritisation	Weighted Assets
Less than or equal to 10%	8,875	-	8,875	628	-	628
Greater than 10 - 20%	8,223	11	8,234	1,343	2	1,345
Greater than 20 - 30%	-	-	-	-	-	-
Greater than 30 - 50%	298	1,841	2,139	143	759	902
Greater than 50 - 75%	656	2,186	2,842	489	1,421	1,910
Greater than 75 - 100%	445	341	786	445	341	786
Greater than 100 - 250%	60	-	60	150	-	150
Greater than 250 - 425%	4	-	4	17	-	17
Greater than 425 - 650%	-	-	-	-	-	-
Other	11	-	11	138	-	138
Deductions	7	-	7	-	-	-
Total	18,579	4,379	22,958	3,353	2,523	5,876

31 March 2013	Exposure		Total Exposure	Risk Weighted Assets		Total Risk
$m	Securitisation	Resecuritisation	at Default	Securitisation	Resecuritisation	Weighted Assets
Less than or equal to 10%	7,228	-	7,228	516	-	516
Greater than 10 - 20%	8,119	25	8,144	1,377	5	1,382
Greater than 20 - 30%	-	-	-	-	-	-
Greater than 30 - 50%	498	1,058	1,556	211	475	686
Greater than 50 - 75%	571	3,430	4,001	427	2,229	2,656
Greater than 75 - 100%	430	155	585	430	155	585
Greater than 100 - 250%	60	-	60	150	-	150
Greater than 250 - 425%	70	-	70	299	-	299
Greater than 425 - 650%	-	-	-	-	-	-
Other	14	-	14	173	-	173
Deductions	7	-	7	-	-	-
Total	16,997	4,668	21,665	3,583	2,864	6,447

PILLAR 3 REPORT

SECURITISATION

Banking book securitisation exposure deducted from capital1

Exposures
deducted from
31 March 2014	Common equity
$m	Tier 1 capital
Securities	8
Liquidity facilities	-
Funding facilities	-
Underwriting facilities	-
Credit enhancements	-
Derivative transactions	-
Total	8

Exposures
deducted from
30 September 2013	Common equity
$m	Tier 1 capital
Securities	7
Liquidity facilities	-
Funding facilities	-
Underwriting facilities	-
Credit enhancements	-
Derivative transactions	-
Total	7

Exposures
deducted from
31 March 2013	Common equity
$m	Tier 1 capital
Securities	7
Liquidity facilities	-
Funding facilities	-
Underwriting facilities	-
Credit enhancements	-
Derivative transactions	-
Total	7

Banking book securitisation subject to early amortisation treatment

There is no securitisation exposure in the Banking book that is subject to early amortisation treatment for 31 March 2014.

Banking book resecuritisation exposure subject to credit risk mitigation (CRM)

As at 31 March 2014 resecuritisation exposures eligible for CRM was $3,433 million, with nil CRM taken against these exposures ($4,368 million eligible for CRM and $11 million CRM taken as at 30 September 2013).

Banking book resecuritisation exposure to guarantors

Westpac has no third party guarantors providing guarantees for securitised assets, principal or interest repayments for 31 March 2014.

Trading book summary of assets securitised by Westpac

There are no outstanding securitisation exposures for Westpac originated assets held in the Trading book for 31 March 2014.

1 Excludes securitisation start-up costs.

PILLAR 3 REPORT

SECURITISATION

Trading book summary of total Westpac sponsored third party assets securitised

There are no third party assets held in the Trading book where Westpac is responsible for the establishment of the securitisation program and subsequent management as at 31 March 2014.

Trading book summary of securitisation activity by asset type

There is no originated securitisation activity in the trading book for the 12 months to 31 March 2014.

Trading book aggregated amount of exposure securitised by Westpac and subject to APS116 Capital Adequacy: Market Risk1

This table shows Westpac originated outstanding securitisation exposure held in the Trading book. These exposures are risk weighted under APS116.

	Standard Method		IMA Method
31 March 2014	Traditional	Synthetic	Traditional	Synthetic
$m	Securitisation	Securitisation	Securitisation	Securitisation
Securities	75	-	-	-
Liquidity facilities	-	-	-	-
Funding facilities	-	-	-	-
Underwriting facilities	-	-	-	-
Credit enhancements	-	-	-	-
Derivative transactions	-	-	-	-
Total	75	-	-	-

	Standard Method		IMA Method
30 September 2013[1]	Traditional	Synthetic	Traditional	Synthetic
$m	Securitisation	Securitisation	Securitisation	Securitisation
Securities	29	-	-	-
Liquidity facilities	-	-	-	-
Funding facilities	-	-	-	-
Underwriting facilities	-	-	-	-
Credit enhancements	-	-	-	-
Derivative transactions	-	-	-	-
Total	29	-	-	-

	Standard Method		IMA Method
31 March 2013	Traditional	Synthetic	Traditional	Synthetic
$m	Securitisation	Securitisation	Securitisation	Securitisation
Securities	29	-	-	-
Liquidity facilities	-	-	-	-
Funding facilities	-	-	-	-
Underwriting facilities	-	-	-	-
Credit enhancements	-	-	-	-
Derivative transactions	-	-	-	-
Total	29	-	-	-

1 The amounts reported for 30 September 2013 in this table have been restated. This change has no impact on RWA or EAD.

PILLAR 3 REPORT

SECURITISATION

Trading book summary of on and off-balance sheet securitisation by exposure type1

31 March 2014	On balance sheet		Off-balance	Total Exposure
$m	Securitisation retained	Securitisation purchased	sheet	at Default
Securities	75	593	-	668
Liquidity facilities	-	-	-	-
Funding facilities	-	-	-	-
Underwriting facilities	-	-	-	-
Lending facilities	-	-	-	-
Warehouse facilities	-	-	-	-
Credit enhancements	-	-	-	-
Basis Swaps	-	-	36	36
Other derivatives	-	-	193	193
Total	75	593	229	897

30 September 2013[2]	On balance sheet		Off-balance	Total Exposure
$m	Securitisation retained	Securitisation purchased	sheet	at Default
Securities	29	477	-	506
Liquidity facilities	-	-	-	-
Funding facilities	-	-	-	-
Underwriting facilities	-	-	-	-
Lending facilities	-	-	-	-
Warehouse facilities	-	-	-	-
Credit enhancements	-	-	-	-
Basis Swaps	-	-	29	29
Other derivatives	-	-	221	221
Total	29	477	250	756

31 March 2013	On balance sheet		Off-balance	Total Exposure
$m	Securitisation retained	Securitisation purchased	sheet	at Default
Securities	215	528	-	743
Liquidity facilities	-	-	-	-
Funding facilities	-	-	-	-
Underwriting facilities	-	-	-	-
Lending facilities	-	-	-	-
Warehouse facilities	-	-	-	-
Credit enhancements	-	-	-	-
Basis Swaps	-	-	44	44
Other derivatives	-	-	359	359
Total	215	528	403	1,146

Trading book securitisation exposure subject to specific risk

There is no Trading book securitisation exposure subject to specific risk for 31 March 2014.

Trading book securitisation exposure subject to APS120 Securitisation specific risk by risk weight band

There is no Trading book securitisation exposure subject to APS120 specific risk for 31 March 2014.

Trading book capital requirements for securitisation exposures subject to internal models approach (IMA) by risk classification

There is no Trading book capital requirement for securitisation subject to IMA for 31 March 2014.

1      EAD associated with Trading book securitisation is not included in the EAD by Major Type on page 26. Trading book securitisation exposure is captured and risk weighted under APS116.

2      The amounts reported for 30 September 2013 in this table have been restated. This change has no impact on RWA or EAD.

PILLAR 3 REPORT

SECURITISATION

Trading book capital requirements for securitisation regulatory capital approaches by risk weight band

There is no Trading book capital requirement for securitisation subject to regulatory capital approaches for 31 March 2014.

Trading book securitisation exposure deducted from capital

There is no Trading book capital deduction for 31 March 2014.

Trading book securitisation subject to early amortisation treatment

There is no securitisation exposure in the Trading book that is subject to early amortisation treatment for 31 March 2014.

Trading book resecuritisation exposure subject to CRM

Westpac has no resecuritisation exposure subject to CRM at 31 March 2014.

Trading book resecuritisation by guarantor creditworthiness

Westpac has no third party guarantors providing guarantees for securitised assets, principal or interest repayments for 31 March 2014.

PILLAR 3 REPORT

MARKET RISK

Westpac’s exposure to market risk arises out of its Financial Markets and Treasury trading activities. This is quantified for regulatory capital purposes using both the standard method and the internal model approach, details of which are provided below.

Approach

Trading activities are controlled by a Board-approved market risk framework that incorporates a Board-approved value at risk (VaR) limit. VaR is the primary mechanism for measuring and controlling market risk. Market risk is managed using VaR and structural risk limits (including volume limits and basis point value limits) in conjunction with scenario analysis and stress testing. Market risk limits are allocated to business management based upon business strategies and experience, in addition to the consideration of market liquidity and concentration risk. All trades are fair valued daily, using independently sourced or reviewed rates. Rates that have limited independent sources are reviewed at least on a monthly basis.

Financial Markets’ trading activity represents dealings that encompass book running and distribution activity. The types of market risk arising from these activities include interest rate, foreign exchange, commodity, equity price, credit spread and volatility risk.

Treasury’s trading activity represents dealings that include the management of interest rate, foreign exchange and credit spread risks associated with the wholesale funding task, liquid asset portfolios and foreign exchange repatriations. Treasury also manage banking book risk which is discussed in the Interest Rate Risk in the Banking Book section.

VaR limits

Market risk arising from trading book activities is primarily measured using VaR based on an historical simulation methodology. Westpac estimates VaR as the potential loss in earnings from adverse market movements and is calculated over a 1-day time horizon to a 99% confidence level using 1 year of historical data. VaR takes account of all material market variables that may cause a change in the value of the trading portfolio, including interest rates, foreign exchange rates, price changes, volatility, and the correlation between these variables.

In addition to the Board approved market risk VaR limit for trading activities, RISKCO has approved separate VaR sub-limits for the trading activities of Financial Markets and Group Treasury.

Backtesting

Daily backtesting of VaR results is performed to ensure that model integrity is maintained. A review of both the potential profit and loss outcomes is also undertaken to monitor any skew created by the historical data.

Stress testing

Daily stress testing against pre-determined scenarios is carried out to analyse potential losses beyond the 99% confidence level. An escalation framework around selective stress tests is approved by RISKCO.

Profit and loss notification framework

The BRMC has approved a profit and loss notification framework. Included in this framework are levels of escalation in accordance with the size of the profit or loss. Triggers are applied to both a 1-day and a rolling 20-day cumulative total.

Risk reporting

Daily monitoring of current exposure and limit utilisation is conducted independently by the Financial Markets & Treasury Risk (FMTR) unit, which monitors market risk exposures against VaR and structural limits. Daily VaR position reports are produced by risk type, by product lines and by geographic region. These are supplemented by structural risk reporting, advice of profit and loss trigger levels and stress test escalation trigger points. Model accreditation has been granted by APRA for the use of an internal model for the determination of regulatory capital for the key classes of interest rate (general market), foreign exchange, commodity and equity risks (including equity specific risk). Under the model, regulatory capital is derived from both the current VaR window (market data is based upon the most recent 12 months of historical data) and a Stressed VaR window (12 months of market data that includes a period of significant financial stress), where these VaR measures are calculated as a 10-day, 99th percentile, one-tailed confidence interval. Specific risk refers to the variations in individual security prices that cannot be explained by general market movements, and event and default risk. Interest rate specific risk capital (specific issuer risk) is calculated using the Standard method and is added to the VaR regulatory capital measure.

PILLAR 3 REPORT

MARKET RISK

Risk mitigation

Market risk positions are managed by the trading desks consistent with delegated trading and product authorities. Risks are consolidated into portfolios based on product and risk type. Risk management is carried out by qualified personnel with varying levels of seniority commensurate with the nature and scale of market risks under management.

The following controls allow monitoring by management:

▪      trading authorities and responsibilities are clearly delineated at all levels;

▪      a structured system of limits and reporting of exposures;

▪      all new products and significant product variations undergo a rigorous approval process to identify business risks prior to launch;

▪      models that are used to determine risk or profit and loss for Westpac’s accounts are independently reviewed;

▪      duties are segregated so that employees involved in the origination, processing and valuation of transactions operate under separate reporting lines, minimising the opportunity for collusion; and

▪      legal counsel approves documentation for compliance with relevant laws and regulations.

In addition, internal audit independently review compliance with policies, procedures and limits.

Market Risk regulatory capital and risk weighted assets

The Internal model approach uses VaR and Stressed VaR, while the Standard approach is used for interest rate specific risk.

	31 March	30 September	31 March
$m	2014	2013	2013
Internal model approach	652	541	650
Standard approach	197	184	194
Total capital required	849	725	844
Risk weighted assets	10,610	9,059	10,555

PILLAR 3 REPORT

MARKET RISK

VaR by risk type1

31 March 2014	For the 6 months ended
$m	High	Low	Average	Period end
Interest rate risk	24.6	9.1	14.4	16.7
Foreign exchange risk	7.6	1.2	2.9	3.2
Equity risk	0.7	0.2	0.4	0.3
Commodity risk	2.9	1.7	2.1	1.7
Other market risks	11.3	7.7	9.9	10.4
Diversification benefit	NA	NA	(8.7)	(8.1)
Net market risk[1]	35.8	12.8	21.0	24.2

30 September 2013	For the 6 months ended
$m	High	Low	Average	Period end
Interest rate risk	30.8	9.1	16.2	11.7
Foreign exchange risk	5.7	1.1	2.4	2.9
Equity risk	0.8	0.2	0.4	0.4
Commodity risk	6.1	2.2	3.7	2.3
Other market risks	13.0	5.8	8.3	11.0
Diversification benefit	NA	NA	(11.5)	(11.8)
Net market risk[1]	35.4	13.4	19.5	16.5

31 March 2013	For the 6 months ended
$m	High	Low	Average	Period end
Interest rate risk	27.0	10.1	17.3	17.7
Foreign exchange risk	4.5	0.5	1.8	2.4
Equity risk	0.8	0.1	0.2	0.3
Commodity risk	4.0	1.2	2.1	3.4
Other market risks	8.6	6.5	7.5	7.7
Diversification benefit	NA	NA	(10.2)	(14.9)
Net market risk[1]	26.8	12.5	18.8	16.6

Stressed VaR by risk type

31 March 2014	For the 6 months ended
$m	High	Low	Average	Period end
Interest rate risk	53.2	30.5	41.1	42.5
Foreign exchange risk	17.1	1.1	4.5	4.9
Equity risk	2.3	0.3	0.9	0.3
Commodity risk	11.2	5.4	8.3	9.5
Other market risks	33.4	26.3	30.8	31.0
Diversification benefit	NA	NA	(34.3)	(34.7)
Net market risk[1]	72.6	39.2	51.2	53.5

30 September 2013	For the 6 months ended
$m	High	Low	Average	Period end
Interest rate risk	66.4	32.0	44.3	32.0
Foreign exchange risk	8.6	1.2	3.3	3.6
Equity risk	2.1	0.5	1.1	1.1
Commodity risk	10.3	4.4	6.9	8.4
Other market risks	35.5	26.8	29.9	30.5
Diversification benefit	NA	NA	(30.3)	(25.1)
Net market risk[1]	76.2	35.4	55.2	50.5

1      The Highs (Lows) by risk types will likely be determined by different days in the period. As such, the sum of these figures will not reflect the High (Low) net market risk, which reflects the highest (lowest) aggregate risk position in the period.

PILLAR 3 REPORT

MARKET RISK

Back-testing results

The following graph gives a comparison of actual profit and loss to VaR over the 6 months ended 31 March 2014.

Each point on the graph represents 1 day’s trading profit or loss. This result is placed on the graph relative to the associated VaR utilisation. The downward sloping line represents the point where a loss is equal to VaR utilisation. Any point below this line represents a back-test exception (i.e. where the loss is greater than the VaR).

PILLAR 3 REPORT

OPERATIONAL RISK

Operational risk is defined at Westpac as the risk of loss resulting from inadequate or failed internal processes, people and systems or from external events. This definition includes legal and regulatory risk but excludes strategic and reputation risk. Westpac’s operational risk definition is aligned to APS115 Capital Adequacy: Advanced Measurement Approaches to Operational Risk.

Approach

Westpac has been accredited to use the AMA in accordance with APS11541. Westpac’s operational risk is measured and managed in accordance with the policies and processes defined in its Operational Risk Management Framework.

Westpac’s Operational Risk Management Framework

The Operational Risk Management Framework outlines a consistent approach to the:

▪              identification, measurement and management of operational risks that may impede Westpac’s ability to achieve its strategic objectives and vision;

▪              identification and escalation of operational risk and compliance incidents in order to minimise potential financial losses, reputational damage and shareholder, community, employee and regulatory impacts; and

▪              calculation and allocation of operational risk capital.

The key components of Westpac’s operational risk management framework are listed below:

Governance - The governance structure provides clearly defined roles and responsibilities for overseeing and reviewing operational risk exposure and management.

The Board and BRMC are supported by committees including RISKCO that monitor operational risk profiles and the effectiveness of operational risk management practices, including operational risk capital and reporting.

Risk and Control Management (RCM) - RCM is a forward-looking tool used to manage Westpac’s operational risk profile by identifying and assessing key operational risks and the adequacy of controls, with management action planning to reduce risks that are outside risk appetite.

Key Indicators (KIs) - The framework defines requirements and processes for KIs, which are objective measures used by management to monitor the operational risk and control environment.

Incident Management - The process of incident management involves identifying operational risk incidents, capturing them in the central operational risk system and escalating them to appropriate levels of management. Early identification and ownership supports the ability to minimise any immediate impacts of the incidents, address the root causes, and devise and monitor management actions required to strengthen the control environment.

Data - The framework includes principles and processes to ensure the integrity of operational risk data used to support management decision-making and calculate and allocate capital. The principles apply to the governance, input and capture, reconciliation and validation, correction, reporting and storage of operational risk data. Operational risk data is subject to independent validation on a regular basis.

Scenario Analysis - Scenario analysis is used to assess the impacts of potential adverse events originating from the internal and external operational environment, assess the adequacy of controls and management preparedness, and formulate action plans as necessary.

Operational Risk of Change Programs - The framework defines requirements for understanding and managing the operational risk implications of projects.

Reporting - Regular reporting of operational risk information to governance bodies and senior management is used to support timely and proactive management of operational risk and enable transparent and formal oversight of the risk and control environment.

Control Assurance - The framework defines the process and requirements for providing assurance over the effectiveness of the operational risk control environment, including the testing and assessment of the design and operating effectiveness of controls.

1         Westpac has received approval from APRA to adopt the partial use approach. As a result the business acquired from Lloyds is currently measured under the standardised approach as defined under APS114 Capital Adequacy: Standardised Approach to Operational Risk.

PILLAR 3 REPORT

OPERATIONAL RISK

Westpac ADI – AMA capital model overview

Operational risk regulatory capital is calculated on a quarterly basis. The capital model is reviewed annually to re-assess the appropriateness of the model framework, methodology, assumptions and parameters in light of changes in the operational risk profile and industry developments.

Westpac’s operational risk capital is based on three data sources:

▪             Internal Loss Data – operational risk losses experienced by Westpac;

▪             External Loss Data – operational risk losses experienced by other financial institutions; and

▪             Scenario Data – potential losses from extreme but plausible events relevant to Westpac.

These data sources together represent the internal and external operational risk profile, across the spectrum of operational risk losses, from both historical and forward-looking perspectives. The model combines these data sources to produce a loss distribution.

Expected loss offsets and risk mitigation

No adjustments or deductions are currently made to Westpac’s measurement of operational risk regulatory capital for the mitigating impacts of insurance or expected operational risk losses.

Operational Risk regulatory capital and risk weighted assets

	31 March	30 September	31 March
$m	2014	2013	2013
Advanced model approach	2,239	2,184	2,141
Standardised approach	39	-	-
Total capital required	2,278	2,184	2,141
Risk weighted assets	28,474	27,299	26,761

PILLAR 3 REPORT

EQUITY RISK

Equity risk is defined as the potential for financial loss arising from movements in equity values. The disclosures in this section exclude investments in equities made by Westpac subsidiaries outside the regulatory Level 2 group.

Structure and organisation

Any changes to the portfolio and transactional limits for Westpac’s direct equity investments are approved under delegated authority from the Westpac Board. The BRMC also approves the Equity Risk Management framework.

Approach

Westpac has established a comprehensive set of policies defining the management of equity risk. These policies are reviewed and approved annually.

Risk mitigation

Westpac does not use financial instruments to mitigate its exposure to equities in the banking book.

Banking book positions

Equity underwriting and warehousing risk - As a financial intermediary Westpac underwrites listed and unlisted equities. Equity warehousing activities require the acquisition of assets in anticipation of refinancing through a combination of senior, mezzanine and capital market debt and listed, unlisted and privately placed equity.

Investment securities - Westpac undertakes, as part of the ordinary course of business, certain investments in strategic equity holdings and over time the nature of underlying investments will vary.

Measurement of equity securities - Equity securities are generally carried at their fair value. Fair value for equities that have a quoted market price (in an active market) is determined based upon current bid prices. If a market for a financial asset is not active, fair value is determined based upon a valuation technique. This includes the use of recent arms-length transactions, discounted cash flow analysis, option pricing models and other valuation techniques commonly used by market participants to price similar instruments. In the event that the fair value of an unlisted security cannot be measured reliably, these investments are measured at cost.

Where the investment is held for long term strategic purposes, these investments are accounted for either as available for sale, with changes in fair value being recognised in equity, or at fair value through profit and loss.

Other related matters

▪             For the periods reported the book value of certain unlisted investments are measured at cost because the fair value cannot be reliably measured. These investments represent minority interests in companies for which active markets do not exist and quote prices are not available. For all other equity exposures book value equals fair value.

▪             Fair value should not differ to the listed stock price. Should a listed stock price not be available, it is estimated using the techniques referred to above.

Risk reporting

Westpac manages equity risk in two ways, VaR limits and investment limits:

▪             A VaR limit (in conjunction with structural limits) is used to manage equity risk in the equity trading business in Financial Markets. This limit is a sub-limit of the BRMC approved VaR limit for Financial Markets trading activities; and

▪             Investment exposures are reported monthly.

PILLAR 3 REPORT

EQUITY RISK

Book value of listed equity exposures by industry classification

	31 March	30 September	31 March
$m	2014	2013	2013
Business services	-	-	-
Property	-	-	-
Finance and insurance	51	89	126
Construction	-	-	-
Mining	-	-	-
Total	51	89	126

Book value of unlisted equity exposures by industry classification

	31 March	30 September	31 March
$m	2014	2013	2013
Business services	12	12	21
Property	-	-	-
Finance and insurance	175	179	162
Construction	31	31	45
Mining	-	-	-
Total	218	222	228

Gains/losses

	31 March	30 September	31 March
$m	2014	2013	2013
Cumulative realised gains (losses)	13	44	46
Total unrealised gains (losses) through profit & loss	14	33	50
Total unrealised gains (losses) through equity	32	63	77
Total latent revaluation gains (losses)	-	-	-
Amounts included in Tier 1 / Tier 2 capital	46	96	127

PILLAR 3 REPORT

INTEREST RATE RISK IN THE BANKING BOOK (IRRBB)

Interest Rate Risk in the Banking Book (IRRBB) is the risk to interest income arising from a mismatch between the duration of assets and liabilities that arises in the normal course of banking activities.

Approach

The banking book activities that give rise to market risk include lending activities, balance sheet funding and capital management. Interest rate risk, currency risk and funding and liquidity risk are inherent in these activities. Treasury’s Asset & Liability Management (ALM) unit is responsible for managing market risk arising from Westpac’s banking book activity.

All material regions, business lines and legal entities are included in Westpac’s IRRBB framework.

Asset and liability management

ALM manages the structural interest rate mismatch associated with the transfer priced balance sheet, including the investment of Westpac’s capital to its agreed benchmark duration. A key risk management objective is to achieve reasonable stability of Net Interest Income (NII) over time. These activities are performed under the oversight of RISKCO and the FMTR unit.

Net Interest Income sensitivity

NII sensitivity is managed in terms of the net interest income-at-risk (NaR) modelled over a three year time horizon to a 99% confidence interval for movements in wholesale market interest rates. A simulation model is used to calculate Westpac’s potential NaR. The NII simulation framework combines the underlying statement of financial position data with assumptions about runoff and new business, expected repricing behaviour and changes in wholesale market interest rates. Simulations using a range of interest rate scenarios are used to provide a series of potential future NII outcomes. The interest rate scenarios modelled include those projected using historical market interest rate volatility as well as 100 and 200 basis point shifts up and down from current market yield curves. Additional stressed interest rate scenarios are also considered and modelled.

A comparison between the NII outcomes from these modelled scenarios indicates the sensitivity to interest rate changes. On and off-balance sheet instruments are then used to manage this interest rate risk.

NaR limit

The BRMC has approved a NaR limit. This limit is managed by the Treasurer and is expressed as a deviation from benchmark hedge levels over a one-year rolling time frame, to a 99% level of confidence. This limit is monitored by FMTR.

VaR limit

The BRMC has also approved a VaR limit for ALM activities. This limit is managed by the Treasurer and monitored by FMTR. Additionally, FMTR sets structural risk limits to prevent undue concentration of risk.

Structural foreign exchange rate risk

Structural foreign exchange rate risk results from the generation of foreign currency denominated earnings and from Westpac’s capital deployed in offshore branches and subsidiaries, where it is denominated in currencies other than Australian dollars. The Australian dollar equivalent of offshore earnings and capital is subject to change as exchange rates fluctuate, which could introduce significant variability to Westpac’s reported financial results. ALCO provides oversight of the appropriateness of foreign exchange hedges on earnings.

Risk reporting

Interest rate risk in the banking book risk measurement systems and personnel are located in Sydney, Auckland, Singapore and Shanghai. These include front office product systems, which capture all treasury funding and derivative transactions; the transfer pricing system, which captures all retail and other business transactions; non-traded Interest Rate Risk systems, which calculate amongst other things, ALM VaR and NaR.

Daily monitoring of current exposure and limit utilisation is conducted independently by FMTR, which monitors market risk exposures against VaR, NaR and structural risk limits. Management reports detailing structural positions and VaR are produced and distributed daily for use by dealers and management across all stakeholder groups. Monthly and quarterly reports are produced for the senior management market risk forums of RISKCO and BRMC respectively to provide transparency of material market risks and issues.

PILLAR 3 REPORT

INTEREST RATE RISK IN THE BANKING BOOK (IRRBB)

Risk mitigation

Market risk arising in the banking book stems from the ordinary course of banking activities, including structural interest rate risk (the mismatch between the duration of assets and liabilities) and capital management. Hedging Westpac’s exposure to interest rate risk is undertaken using derivatives. The hedge accounting strategy adopted utilises a combination of the cash flow, fair value and net investment hedge approaches. Some derivatives held for economic hedging purposes do not meet the criteria for hedge accounting as defined under AASB 139 Financial Instruments: Recognition and Measurement and therefore are accounted for in the same way as derivatives held for trading.

The same controls used to monitor traded market risk allow for continuous monitoring by management.

Change in economic value of a sudden upward and downward movement in interest rates

31 March 2014	200bp parallel	200bp parallel
$m	increase	decrease
AUD	206.8	(207.9)
NZD	6.3	(7.4)
USD	-	-
Total	213.1	(215.3)

30 September 2013	200bp parallel	200bp parallel
$m	increase	decrease
AUD	130.2	(126.7)
NZD	27.6	(29.2)
USD	-	-
Total	157.8	(155.9)

31 March 2013	200bp parallel	200bp parallel
$m	increase	decrease
AUD	124.8	(123.6)
NZD	17.9	(18.0)
USD	-	-
Total	142.7	(141.6)

VaR results for non-traded interest rate risk

	For the	For the	For the
	6 months ended	6 months ended	6 months ended
	31 March	30 September	31 March
$m	2014	2013	2013
High	10.7	14.6	21.0
Low	3.4	6.7	7.4
Average	5.6	9.8	13.8
Period end	3.7	7.9	7.4

Interest rate risk in the banking book regulatory capital and risk weighted assets

	31 March	30 September	31 March
$m	2014	2013	2013
Total capital required	677	554	1,100
Risk weighted assets	8,459	6,929	13,744

PILLAR 3 REPORT

LIQUIDITY RISK

Liquidity risk is the risk that Westpac will be unable to fund assets and meet obligations as they come due. This type of risk is inherent in all banks through their role as intermediaries between depositors and borrowers.

Approach

Liquidity risk is measured and managed in accordance with the policies and processes defined in the BRMC approved Liquidity Risk Management Framework.

Liquidity management is primarily the responsibility of the Treasurer under the oversight of the BRMC and ALCO.

Liquidity Risk Management Framework

Westpac’s Liquidity Risk Management Framework sets out the liquidity risk appetite, roles and responsibilities, tools for measuring and managing liquidity risk, reporting procedures and supporting policies. The key components of the Liquidity Risk Management Framework are listed below.

Funding strategy

Treasury undertakes an annual review of the funding profile consistent with expected market conditions and the balance sheet growth of customer deposits and loans. The funding strategy is approved by the BRMC annually.

To further strengthen the management of Westpac’s funding, the Stable Funding Ratio (SFR) is used to focus on the composition and stability of the overall funding base. Stable funding consists of customer deposits, equity and wholesale term funding with residual maturity greater than twelve months (including securitisation). As at 31 March 2014 the SFR was 83%. Refer to the section 2.4.2 ‘Funding and Liquidity Risk Management’ in Westpac’s 2014 Interim Financial Report for further detail.

Minimum liquid asset holdings

Westpac holds a portfolio of liquid assets that are eligible to be used as collateral for repurchase agreements with the Reserve Bank of Australia (RBA). The BRMC annually approves minimum holdings of liquid assets.

Liquidity Coverage Ratio (LCR)

The LCR requires banks to hold sufficient high-quality liquid assets, as defined, to withstand 30 days under a regulator-defined acute stress scenario. Given the limited amount of government debt in Australia, the RBA has announced, jointly with APRA, that it will make available to Australian institutions a Committed Liquidity Facility (CLF) that, subject to satisfaction of qualifying conditions, can be accessed to help meet the LCR requirement. The LCR comes into effect from 1 January 2015.

Stress testing

Stress testing is carried out to ensure Westpac’s ability to meet cash flow obligations under a range of market conditions, including name specific and market wide stress scenarios. These scenarios inform liquidity limits and strategic planning.

Liquidity transfer pricing

Westpac has a liquidity transfer pricing process which measures and allocates liquidity risk across the Group.

Contingency planning

Treasury maintains a Crisis Management Action Plan that outlines the steps that should be taken by Westpac in the event of an emerging ‘funding crisis’. The plan is reviewed and approved by the BRMC and is aligned with the Group’s broader crisis and emergency preparedness framework.

Liquidity reporting

Daily monitoring of the liquidity risk position is conducted by the Liquidity Risk team in Group Risk, which monitors compliance with crisis funding, normal funding and liquid asset holding limits. The daily liquidity risk reports are circulated to, and reviewed by, local and senior staff in both Treasury and the independent Liquidity Risk team. Summary liquidity reports are submitted to senior staff weekly, ALCO and APRA monthly, and to BRMC quarterly.

PILLAR 3 REPORT

APPENDIX I - REGULATORY CAPITAL RECONCILIATION

Balance Sheet Reconciliation

31 March 2014 $m	Group Balance Sheet	Adjustment	Level 2 Regulatory Balance Sheet	Reconciliation Table Common Disclosure Template

Assets
Cash and balances with central banks	16,375	(198)	16,177
Receivables due from other financial institutions	8,744	(1,485)	7,259
Due from subsidiaries	-	559	559
Derivative financial instruments	26,207	253	26,460
Trading Securities	43,420	-	43,420
Other financial assets designated at fair value	2,787	(247)	2,540
Available-for-sale securities	33,185	(92)	33,093
Loans	564,569	(24)	564,545
Life insurance assets	12,841	(12,841)	-
Regulatory deposits with central banks overseas	1,575	-	1,575
Deferred tax assets	1,395	6	1,401	Table a
Goodwill and other intangible assets	12,683	(320)	12,363	Table b
Property, plant and equipment	1,294	(5)	1,289
Investments in life & general insurance, funds management & securitisation entities	-	1,321	1,321	Table c
Other assets	4,300	(884)	3,416
Total assets	729,375	(13,957)	715,418

Liabilities
Payables due to other financial institutions	15,211	-	15,211
Due to subsidiaries	-	4,867	4,867
Deposits and other borrowings	437,405	3	437,408
Financial liabilities at fair value through income statement	15,077	-	15,077
Derivative financial instruments	31,330	(23)	31,307
Debt issues	150,098	(4,911)	145,187
Current tax liabilities	430	(37)	393
Deferred tax liabilities	27	(27)	-	Table a
Life insurance liabilities	11,594	(11,594)	-
Provisions	1,364	(81)	1,283
Loan Capital	10,320	-	10,320	Table d and e
Other liabilities	8,488	(833)	7,655
Total liabilities	681,344	(12,636)	668,708

Equity
Ordinary share capital	26,954	-	26,954	Row 1
Treasury shares and RSP treasury shares	(305)	-	(305)	Table f
Reserves	960	(134)	826	Table g
Retained Profit	19,556	(1,124)	18,432	Row 2
Non-controlling interests	866	(63)	803	Table h
Total equity	48,031	(1,321)	46,710

Pillar 3 REPORT

APPENDIX I - REGULATORY CAPITAL RECONCILIATION

$m	31 March 2014	Common Disclosure Template Reference
Table a
Deferred Tax Assets
Total Deferred Tax Assets per level 2 Regulatory Balance Sheet	1,401
Deferred tax asset adjustment before applying prescribed thresholds	1,401	Row 26e
Less: Amounts below prescribed threshold	(1,401)	Row 75
Total per Common Disclosure Template - Deferred Tax Asset	-	Row 21 / 25

$m	31 March 2014	Common Disclosure Template Reference
Table b
Goodwill and other intangible assets
Total Goodwill and Intangibles Assets per level 2 Regulatory Balance Sheet	12,363
Less: Capitalised Software Disclosed Under Intangibles	(1,903)	Row 9
Total per Common Disclosure Template - Goodwill	10,460	Row 8

$m	31 March 2014	Common Disclosure Template Reference
Table c
Equity Investments
Investment in significant financial entities	108
Equity Investments in non-consolidated subsidiaries	1,321
Total Investment in significant financial entities	1,429	Row 73
Investment in non-significant financial entities	105	Row 72
Total Investments in financial entities	1,534	Row 26d
Investment in commercial entities	154	Row 26g
Total Equity Investments before applying prescribed threshold	1,688
Less: Amounts below prescribed threshold	(1,688)
Total per Common Disclosure Template - Equity Investments	-	Row 18 / 19 / 23

$m	31 March 2014	Common Disclosure Template Reference
Table d
Additional Tier 1 Capital
Total Loan Capital per Level 2 Regulatory Balance Sheet	10,320
Total Non-Controlling Interest per Level 2 Regulatory Balance Sheet	803
Total Loan Capital per Level 2 Regulatory Balance Sheet	11,123
Less: Non-Controlling Interest not included in Additional Tier 1 Capital	(48)
Less: Tier 2 Capital Instruments reported below	(6,255)
Add: Capitalised Issue Costs for Additional Tier 1 Capital Instruments[1]	29
Total per Common Disclosure Template - Additional Tier 1 Capital	4,849	Row 36

Additional Tier 1 Capital included in Regulatory Capital
Westpac Capital Notes	1,383
Total Basel III complying instruments	1,383	Row 30

Convertible preference shares (CPS)	1,190
Stapled preferred securities II (SPS II)	908
Trust Preferred Securities 2004 (TPS 2004)	613
Trust Preferred Securities 2006 (TPS 2006)	755
Total Basel III non complying instruments	3,466	Row 33
Total per Common Disclosure Template - Additional Tier 1 Capital Instruments	4,849	Row 36

1  Unamortised issue costs relating to capital instruments are netted off against each instrument in the Balance Sheet. For regulatory capital purposes, these capital instruments are shown at face value. The unamortised issue costs are deducted from CET1 as part of capitalised expenses in Row 26f in the common disclosure template.

PILLAR 3 REPORT

APPENDIX I - REGULATORY CAPITAL RECONCILIATION

$m	31 March 2014	Common Disclosure Template Reference
Table e
Tier 2 Capital
Total Tier 2 Capital per Level 2 Regulatory Balance Sheet	6,255
Add: Capitalised Issue Costs for Tier 2 Capital Instruments[1]	23
Add: Holdings of own Tier 2 Capital Instruments	23
Less: Fair Value Adjustment[2]	(58)
Less: Cumulative amortisation of Tier 2 Capital Instruments	(352)
Provisions	67	Row 50 / 76
Total per Common Disclosure Template - Tier 2 Capital	5,958	Row 51

Tier 2 Capital included in Regulatory Capital
AUD1,000 million Westpac Subordinated Notes	1,000
AUD925 million Westpac Subordinated Notes II	925
Total Basel III complying instruments	1,925	Row 46

USD352 million Perpetual Floating Rate Notes	381
USD350 million SEC registered Subordinated Notes	379
USD400 million 144A Subordinated Notes	134
USD75 million Subordinated Notes	29
AUD500 million Subordinated Notes	500
AUD1,676 million Westpac Subordinated Notes	1,676
USD800 million Subordinated Notes	867
Total Base l III non complying instruments	3,966	Row 47
Provisions	67	Row 50 / 76
Total per Common Disclosure Template - Tier 2 Capital Instruments	5,958	Row 51

$m	31 March 2014	Common Disclosure Template Reference
Table f
Treasury Shares and RSP Teasury Shares
Total treasury shares per Level 2 Regulatory Balance Sheet	(305)
Add: treasury shares held on behalf of the Group's life insurance operations	65
Total per Common Disclosure Template - Treasury Shares	(240)	Row 26a

$m	31 March 2014	Common Disclosure Template Reference
Table g
Accumulated Other Comprehensive Income
Total reserves per Level 2 Regulatory Balance Sheet	826
Less: Share Based Payment Reserve not included within capital	(44)
Total per Common Disclosure Template - Accumulated Other Comprehensive Income	782	Row 3

$m	31 March 2014	Common Disclosure Template Reference
Table h
Non Controlling Interests
Total non controlling interests per Level 2 Regulatory Balance Sheet	803
Less: TPS 2006 transferred to Additional Tier 1 Capital (Refer to Table d)	(755)
Total per Common Disclosure Template - Non Controlling Interests	48	Row 5

[1]

Unamortised issue costs relating to capital instruments are netted off against each instrument in the Balance Sheet. For regulatory capital purposes, these capital instruments are shown at face value. The unamortised issue costs are deducted from CET1 as part of capitalised expenses in Row 26f in the common disclosure template.

[2]	For regulatory capital purposes, APRA requires these instruments to be included as if they were unhedged.

PILLAR 3 REPORT
APPENDIX I - REGULATORY CAPITAL RECONCILIATION

The common disclosure template below represents the post 1 January 2018 Basel III requirements. The Group is applying the Basel III regulatory adjustments in full as implemented by APRA.

$m		31 March 2014	Table Reference
	Common Equity Tier 1 capital: instruments and reserves
1	Directly issued qualifying ordinary shares (and equivalent for mutually-ow ned entities)	26,954
2	Retained earnings	18,432
3	Accumulated other comprehensive income (and other reserves)	782	Table g
4	Directly issued capital subject to phase out from CET1 (only applicable to mutually-owned companies)	-
5	Ordinary share capital issued by subsidiaries and held by third parties (amount allowed in group CET1)	48	Table h
6	Common Equity Tier 1 capital before regulatory adjustments	46,216
	Common Equity Tier 1 capital : regulatory adjustments
7	Prudential valuation adjustments	-
8	Goodwill (net of related tax liability)	(10,460)	Table b
9	Other intangibles other than mortgage servicing rights (net of related tax liability)	(1,903)	Table b
10	Deferred tax assets that rely on future profitability excluding those arising from temporary differences (net of related tax liability)	-
11	Cash-flow hedge reserve	(110)
12	Shortfall of provisions to expected losses	(694)
13	Securitisation gain on sale (as set out in paragraph 562 of Basel II framework)	-
14	Gains and losses due to changes in own credit risk on fair valued liabilities	(203)
15	Defined benefit superannuation fund net assets	-
16	Investments in own shares (if not already netted off paid-in capital on reported balance	-
17	Reciprocal cross-holdings in common equity	-
18	Investments in the capital of banking, financial and insurance entities that are outside the scope of regulatory consolidation, net of eligible short positions, where the ADI does not own more than 10% of the issued share capital (amount above 10% threshold)	-	Table c
19	Significant investments in the ordinary shares of banking, financial and insurance entities that are outside the scope of regulatory consolidation, net of eligible short positions (amount above 10% threshold)	-	Table c
20	Mortgage service rights (amount above 10% threshold)	-
21	Deferred tax assets arising from temporary differences (amount above 10% threshold, net of related tax liability)	-	Table a
22	Amount exceeding the 15% threshold	-
23	of which: significant investments in the ordinary shares of financial entities	-	Table c
24	of which: mortgage servicing rights	-
25	of which: deferred tax assets arising from temporary differences	-	Table a
26	National specific regulatory adjustments (sum of rows 26a, 26b, 26c, 26d, 26e, 26f, 26g, 26h, 26i and 26j)	(4,379)
26a	of which: treasury shares	(240)	Table f
26b	of which: offset to dividends declared under a dividend reinvestment plan (DRP), to the extent that the dividends are used to purchase new ordinary shares issued by the ADI	-
26c	of which: deferred fee income	118
26d	of which: equity investments in financial institutions not reported in rows 18, 19 and 23	(1,534)	Table c
26e	of which: deferred tax assets not reported in rows 10, 21 and 25	(1,401)	Table a
26f	of which: capitalised expenses	(1,076)
26g	of which: investments in commercial (non-financial) entities that are deducted under APRA prudential requirements	(154)	Table c
26h	of which: covered bonds in excess of asset cover in pools	-
26i	of which: undercapitalisation of a non-consolidated subsidiary	-
26j	of which: other national specific regulatory adjustments not reported in rows 26a to 26i	(104)
27	Regulatory adjustments applied to Common Equity Tier 1 due to insufficient Additional Tier 1 and Tier 2 to cover deductions	-
28	Total regulatory adjustments to Common Equity Tier 1	(17,761)
29	Common Equity Tier 1 Capital (CET1)	28,455

PILLAR 3 REPORT
APPENDIX I - REGULATORY CAPITAL RECONCILIATION

$m		31 March 2014	Table Reference
	Additional Tier 1 Capital: instruments
30	Directly issued qualifying Additional Tier 1 instruments	1,383	Table d
31	of which: classified as equity under applicable accounting standards	-
32	of which: classified as liabilities under applicable accounting standards	1,383	Table d
33	Directly issued capital instruments subject to phase out from Additional Tier 1	3,466	Table d
34	Additional Tier 1 instruments (and CET1 instruments not included in row 5) issued by subsidiaries and held by third parties (amount allowed in group AT1)	-
35	of which: instruments issued by subsidiaries subject to phase out	-
36	Additional Tier 1 Capital before regulatory adjustments	4,849
	Additional Tier 1 Capital: regulatory adjustments
37	Investments in own Additional Tier 1 instruments	-
38	Reciprocal cross-holdings in Additional Tier 1 instruments	-
39	Investments in the capital of banking, financial and insurance entities that are outside the scope of regulatory consolidation, net of eligible short positions, where the ADI does not own more than 10% of the issued share capital (amount above 10% threshold)	-
40	Significant investments in the capital of banking, financial and insurance entities that are outside the scope of regulatory consolidation (net of eligible short positions)	-
41	National specific regulatory adjustments (sum of rows 41a, 41b and 41c)	-
41a	of which: holdings of capital instruments in group members by other group members on behalf of third parties	-
41b	of which: investments in the capital of financial institutions that are outside the scope of regulatory consolidations not reported in rows 39 and 40	-
41c	of which: other national specific regulatory adjustments not reported in rows 41a and 41b	-
42	Regulatory adjustments applied to Additional Tier 1 due to insufficient Tier 2 to cover deductions	-
43	Total regulatory adjustments to Additional Tier 1 capital	-
44	Additional Tier 1 capital (AT1)	4,849
45	Tier 1 Capital (T1=CET1+AT1)	33,304
	Tier 2 Capital: instruments and provisions
46	Directly issued qualifying Tier 2 instruments	1,925	Table e
47	Directly issued capital instruments subject to phase out from Tier 2	3,966	Table e
48	Tier 2 instruments (and CET1 and AT1 instruments not included in rows 5 or 34) issued by— subsidiaries and held by third parties (amount allowed in group T2)	-
49	of which: instruments issued by subsidiaries subject to phase out	-
50	Provisions	67
51	Tier 2 Capital before regulatory adjustments	5,958
	Tier 2 Capital: regulatory adjustments
52	Investments in own Tier 2 instruments	(50)
53	Reciprocal cross-holdings in Tier 2 instruments	-
54	Investments in the Tier 2 capital of banking, financial and insurance entities that are outside the scope of regulatory consolidation, net of eligible short positions, where the ADI does not own more than 10% of the issued share capital (amount above 10% threshold)	-
55	Significant investments in the Tier 2 capital of banking, financial and insurance entities that are outside the scope of regulatory consolidation, net of eligible short positions	(140)
56	National specific regulatory adjustments (sum of rows 56a, 56b and 56c)	(56)
56a	of which: holdings of capital instruments in group members by other group members on behalf of third parties	-
56b	of which: investments in the capital of financial institutions that are outside the scope of regulatory consolidation not reported in rows 54 and 55	(56)
56c	of which: other national specific regulatory adjustments not reported in rows 56a and 56b	-

57	Total regulatory adjustments to Tier 2 capital	(246)
58	Tier 2 capital (T2)	5,712
59	Total capital (TC=T1+T2)	39,016
60	Total risk-weighted assets based on APRA standards	322,498

PILLAR 3 REPORT
APPENDIX I - REGULATORY CAPITAL RECONCILIATION

$m		31 March 2014	Table Reference
	Capital ratios and buffers
61	Common Equity Tier 1 (as a percentage of risk-weighted assets)	8.82%
62	Tier 1 (as a percentage of risk-weighted assets)	10.33%
63	Total capital (as a percentage of risk-weighted assets)	12.10%
64	Buffer requirement (minimum CET1 requirement of 4.5% plus capital conservation buffer of 2.5% plus any countercyclical buffer requirements expressed as a percentage of risk- weighted assets)	NA
65	of which: capital conservation buffer requirement	NA
66	of which: ADI-specific countercyclical buffer requirements	NA
67	of which: G-SIB buffer requirement (not applicable)	NA
68	Common Equity Tier 1 available to meet buffers (as a percentage of risk-weighted assets)	NA
	National minima (if different from Basel III)
69	National Common Equity Tier 1 minimum ratio (if different from Basel III minimum)	4.50%
70	National Tier 1 minimum ratio (if different from Basel III minimum)	6.00%
71	National total capital minimum ratio (if different from Basel III minimum)	8.00%
	Amount below thresholds for deductions (not risk-weighted)
72	Non-significant investments in the capital of other financial entities	105	Table c
73	Significant investments in the ordinary shares of financial entities	1,429	Table c
74	Mortgage servicing rights (net of related tax liability)	-
75	Deferred tax assets arising from temporary differences (net of related tax liability)	1,401	Table a
	Applicable caps on the inclusion of provisions in Tier 2
76	Provisions eligible for inclusion in Tier 2 in respect of exposures subject to standardised approach (prior to application of cap)	67	Table e
77	Cap on inclusion of provisions in Tier 2 under standardised approach	266
78	Provisions eligible for inclusion in Tier 2 in respect of exposures subject to internal ratings-based approach (prior to application of cap)	-
79	Cap for inclusion of provisions in Tier 2 under internal ratings-based approach	1,504
	Capital instruments subject to phase-out arrangements (only applicable between 1 Jan 2018 and 1 Jan 2022)
80	Current cap on CET1 instruments subject to phase out arrangements	NA
81	Amount excluded from CET1 due to cap (excess over cap after redemptions and maturities	NA
82	Current cap on AT1 instruments subject to phase out arrangements	4,458
83	Amount excluded from AT1 instruments due to cap (excess over cap after redemptions and maturities)	-
84	Current cap on T2 instruments subject to phase out arrangements	4,549
85	Amount excluded from T2 due to cap (excess over cap after redemptions and maturities)	-

PILLAR 3 REPORT
APPENDIX I - REGULATORY CAPITAL RECONCILIATION

The following legal entities excluded from the regulatory scope of consolidation.

The total assets and liabilities should not be aggregated because some of the entities are holding companies for other entities in the table shown below.

31 March 2014		Liabilities
$m	Total Assets	(excluding equity)
a) Securitisation
Crusade CP Management Pty Limited	1	-
Crusade Euro Trust 1E of 2006	340	340
Crusade Euro Trust 1E of 2007	476	476
Crusade Global Trust 1 of 2005	-	-
Crusade Global Trust 1 of 2006	461	461
Crusade Global Trust 1 of 2007	775	775
Crusade Global Trust 2 of 2005	274	274
Crusade Global Trust 2 of 2006	572	572
Crusade Trust 1A of 2005	98	98
HLT Custodian Trust	-	-
MIF Custodian Trust	-	-
Series 2007-1G WST Trust	710	710
Sydney Capital Corp Inc.	424	424
Waratah Receivables Corp Pty Limited	1,517	1,517
Waratah Securities Australia Limited	1,074	1,074

b) Insurance and Funds Management
Advance Asset Management Limited	87	25
Ascalon Capital Managers (Asia) Limited	29	-
Ascalon Capital Managers Limited	80	8
Asgard Capital Management Limited	85	54
Asgard Wealth Solutions Limited	78	7
BT Funds Management (NZ) Limited	55	12
BT Funds Management Limited	117	56
BT Funds Management No.2 Limited	27	3
BT Investment Management (Fund Services) Limited	12	6
BT Investment Management (Institutional) Limited	3	3
BT Investment Management Limited	576	58
BT Long Term Income Fund	373	373
BT Portfolio Services Limited	122	46
BT Private Nominees Pty Limited	8	-
BTIM UK Limited	297	34
Canning Park Pte. Ltd	1	-
Core Infrastructure Feeder 1 LP	-	-
Core Infrastructure Feeder 2 LP	-	-
Core Infrastructure Income Master LP	-	-
eQR Securities Pty. Limited	1	-
Europe Infrastructure Debt LP	-	-
Hastings Advisers LLC	-	-
Hastings Forestry Investments Limited	-	-
Hastings Forests Australia Pty Limited	-	-
Hastings Funds Management (UK) Limited	11	4
Hastings Funds Management (USA) Inc.	11	4
Hastings Funds Management Asia Pte Limited	-	-
Hastings Funds Management Limited	41	21
Hastings Infrastructure 1 Limited	-	-
Hastings Infrastructure 2 Limited	-	-
Hastings Investment Capital LP	10	5
Hastings Investment Management Pty Ltd	8	7
Hastings Investments GP LLC	-	-
Hastings Korea Company Limited	-	-

PILLAR 3 REPORT
APPENDIX I - REGULATORY CAPITAL RECONCILIATION

31 March 2014		Liabilities
$m	Total Assets	(excluding equity)
Hastings Private Equity Fund IIA Pty Limited	-	-
Infrastructure GP LLP	-	-
Infrastructure GP2 LLP	-	-
J O Hambro Capital Management Holdings Limited	338	-
J O Hambro Capital Management Limited	241	92
JOHCM (Singapore) Pte Limited	6	4
JOHCM (USA) Inc	-	-
Magnitude Group Pty Limited	26	3
Reinventure I.L.P	5	-
Securitor Financial Group Limited	29	3
St.George Life Limited	83	16
Westpac Cook Cove Trust I	-	-
Westpac Cook Cove Trust II	-	-
Westpac Custodian Nominees Limited	7	-
Westpac Equity Pty Limited	-	-
Westpac Financial Services Limited	23	5
Westpac Funds Financing Holdco Pty Limited	-	-
Westpac Funds Financing Pty Limited	-	-
Westpac General Insurance Limited	521	404
Westpac General Insurance Services Limited	57	6
Westpac Lenders Mortgage Insurance Limited	421	220
Westpac Life Insurance Services Limited	8,225	7,120
Westpac Life-NZ-Limited	213	8
Westpac Nominees-NZ-Limited	4	-
Westpac RE Limited	19	1
Westpac Securities Administration Limited	8	-
Westpac Superannuation Nominees-NZ-Limited	-	-

PILLAR 3 REPORT
APPENDIX II - REGULATORY EXPECTED LOSS

Capital deduction for regulatory expected loss

For capital adequacy purposes APRA requires the amount of regulatory expected credit losses in excess of eligible provisions to be deducted from capital. The following table shows how the deduction is calculated.

	31 March	30 September	31 March
$m	2014	2013	2013
Provisions associated with eligible portfolios
Total provisions for impairment charges	3,791	3,949	4,188
plus general reserve for credit losses adjustment	92	83	83
plus provisions associated with partial write-offs	528	640	622
less ineligible provisions[1]	(141)	(139)	(128)
Total eligible provisions	4,270	4,533	4,765
Regulatory expected downturn loss[2]	4,964	5,165	5,617
Common equity Tier 1 capital deduction for regulatory expected downturn loss in excess of eligible provisions	(694)	(632)	(852)

1  Provisions associated with portfolios subject to the Basel standardised approach to credit risk are not eligible. The comparison between regulatory expected loss and eligible provisions is performed separately for defaulted and non-defaulted exposures. Partial write-offs are included as eligible provisions under APRA standards.

2  Regulatory expected loss is calculated for portfolios subject to the Basel advanced IRB approach to credit risk and for specialised lending.

PILLAR 3 REPORT

APPENDIX III - REGULATORY CONSOLIDATION

This appendix lists all subsidiaries controlled by Westpac according to their level of regulatory consolidation.

Level 1 Entities

The following controlled entities have been approved by APRA for inclusion in the Westpac ADI’s ‘Extended Licensed Entity’ (ELE) for the purposes of measuring capital adequacy at Level 1:

1925 (Commercial) Pty Limited	Westpac Banking Corporation
1925 (Industrial) Pty Limited	Westpac Capital Holdings Inc.
Belliston Pty Limited	Westpac Capital Trust III
Bill Acceptance Corporation Pty Limited	Westpac Capital Trust IV
BOS International (Australia) Limited	Westpac Capital-NZ-Limited
CBA Limited	Westpac Debt Securities Pty Limited
Challenge Limited	Westpac Delta LLC
Codrington S.a.r.l.	Westpac Direct Equity Investments Pty Limited
Mortgage Management Pty Limited	Westpac Equipment Finance (No.1) Pty Limited
Nationwide Management Pty Limited	Westpac Equipment Finance Limited
Packaging Properties 1 Pty Limited	Westpac Equity Investments NZ Limited
Packaging Properties 2 Pty Limited	Westpac Finance (HK) Limited
Packaging Properties 3 Pty Limited	Westpac Financial Holdings Pty Limited
Partnership Pacific Pty Limited	Westpac Funding Holdings Pty Limited
Partnership Pacific Securities Pty Limited	Westpac Group Investment-NZ-Limited
Pashley Investments Pty Limited	Westpac Group Investments Australia Pty Limited
Sallmoor Pty Limited	Westpac Holdings-NZ-Limited
Sixty Martin Place (Holdings) Pty Limited	Westpac Investment Capital Corporation
St.George Business Finance Pty Limited	Westpac Investment Vehicle No.2 Pty Limited
St.George Custodial Pty Limited	Westpac Investment Vehicle Pty Limited
St.George Equity Finance Limited	Westpac Investments U.K. Limited
St.George Finance Holdings Limited	Westpac Leasing Nominees-Vic.-Pty Limited
St.George Procurement Management Pty Limited	Westpac New Zealand Group Limited
St.George Security Holdings Pty Limited	Westpac Overseas Holdings No. 2 Pty Limited
Tavarua Funding Trust III	Westpac Overseas Holdings Pty Limited
Tavarua Funding Trust IV	Westpac Properties Limited
Teuton Pty Limited	Westpac Securitisation Holdings Pty Limited
The Mortgage Company Pty Limited	Westpac Structured Products Limited
Value Nominees Pty Limited	Westpac TPS Trust
W1 Investments Pty Limited	Westpac Unit Trust
Westpac Administration Pty Limited	Westpac USA Inc.
Westpac Americas Inc.

PILLAR 3 REPORT

APPENDIX III - REGULATORY CONSOLIDATION

Level 2 Entities

The following controlled entities are included in the Level 2 consolidation (along with the ELE entities) for the purposes of measuring capital adequacy:

1925 Advances Pty Limited	Crusade CP Trust No. 44
A.G.C. (Pacific) Limited	Crusade CP Trust No. 48
Altitude Administration Pty Limited	Crusade CP Trust No. 49
Altitude Rewards Pty Limited	Crusade CP Trust No. 50
Aotearoa Financial Services Limited	Crusade CP Trust No. 52
Ascalon Funds Seed Pool Trust	Crusade CP Trust No. 53
Australian Loan Processing Security Company Pty Limited	Crusade CP Trust No. 54
Australian Loan Processing Security Trust	Crusade CP Trust No. 55
Bella Trust No. 2 Series 2011-1	Crusade CP Trust No. 56
Bella Trust No. 2 Series 2011-2	Crusade CP Trust No. 57
Bella Trust No. 2 Series 2011-3	Crusade CP Trust No. 58
Bella Trust No. 2 Series 2012-1	Crusade CP Trust No. 60
Bella Trust Series 2010-1	Crusade Global Trust 2 of 2004
Bella Trust Series 2010-2	Crusade Management Limited
BLE Capital Investments Pty Limited	Crusade Trust No.2P of 2008
BLE Capital Limited	Danaby Pty Limited
BLE Developments Pty Limited	G.C.L. Investments Pty Limited
BLE Holdings Pty Limited	General Credits Holdings Pty Limited
BOS International (Securities) Limited	General Credits Pty Limited
BOSI Security Services Pty Ltd	Halcyon Securities Limited
BT (Queensland) Pty Limited	Hastings Group Pty Limited
BT Australia Pty Limited	Hastings Management Pty Limited
BT Financial Group (NZ) Limited	Hickory Trust
BT Financial Group Pty Limited	Hitton Pty Limited
BT Securities Limited	Net Nominees Limited
BT Short Term Income Fund	North Ryde Office Trust
Capital Corporate Finance Limited	Number 120 Limited
Capital Finance (NZ) Limited	Oniston Pty Limited
Capital Finance Australia Limited	Qvalent Pty Limited
Capital Finance New Zealand Limited	RAMS Financial Group Pty Limited
Capital Fleetlease Limited	RMS Warehouse Trust 2007-1
Capital Motor Finance Limited	Seed Pool Trust No. 2
Capital Rent Group Limited	Series 2008-1M WST Trust
Castlereagh Trust	Series 2009-1 WST Trust
Crusade ABS Series 2012-1 Trust	Series 2011-1 WST Trust
Crusade ABS Series 2013-1 Trust	Series 2011-2 WST Trust
Crusade CP No.1 Pty Limited	Series 2011-3 WST Trust
Crusade CP Trust No. 41	Series 2012-1 WST Trust

PILLAR 3 REPORT

APPENDIX III - REGULATORY CONSOLIDATION

Level 2 Entities (Continued)

Series 2013-1 WST Trust	Westpac Financial Consultants Limited
Series 2013-2 WST Trust	Westpac Financial Services Group Limited
Sie-Lease (Australia) Limited	Westpac Financial Services Group-NZ-Limited
Sie-Lease (New Zealand) Pty Limited	Westpac Global Capital Markets Pty Limited
St.George Finance Limited	Westpac Investment Vehicle No.3 Pty Limited
St.George Motor Finance Limited	Westpac New Zealand Limited
The Home Mortgage Company Limited	Westpac NZ Covered Bond Holdings Limited
The Warehouse Financial Services Limited	Westpac NZ Covered Bond Limited
Westpac (NZ) Investments Limited	Westpac NZ Leasing Limited
Westpac Altitude Rewards Trust	Westpac NZ Operations Limited
Westpac Asian Lending Pty Limited	Westpac NZ Securitisation Holdings Limited
Westpac Bank of Tonga	Westpac NZ Securitisation Limited
Westpac Bank Samoa Limited	Westpac NZ Securitisation No.2 Limited
Westpac Bank-PNG-Limited	Westpac Pacific Limited Partnership
Westpac Capital Markets Holding Corp.	Westpac Securities Limited
Westpac Capital Markets LLC	Westpac Securities NZ Limited
Westpac Cash PIE Fund	Westpac Securitisation Management Pty Limited
Westpac Covered Bond Trust	Westpac Singapore Limited
Westpac Equity Holdings Pty Limited	Westpac Syndications Management Pty Limited
Westpac Europe Limited	Westpac Term PIE Fund

Level 3 Entities

The following controlled entities are excluded from the Level 2 consolidation but form part of the conglomerate group at Level 3:

Advance Asset Management Limited	Canning Park Pte. Ltd
Ascalon Capital Managers (Asia) Limited	Core Infrastructure Feeder 1 L.P.
Ascalon Capital Managers Limited	Core Infrastructure Feeder 2 L.P.
Asgard Capital Management Limited	Core Infrastructure Income Master L.P.
Asgard Wealth Solutions Limited	Crusade CP Management Pty Limited
BT Funds Management (NZ) Limited	Crusade Euro Trust 1E of 2006
BT Funds Management Limited	Crusade Euro Trust 1E of 2007
BT Funds Management No.2 Limited	Crusade Global Trust 1 of 2005
BT Investment Management (Fund Services) Limited	Crusade Global Trust 1 of 2006
BT Investment Management (Institutional) Limited	Crusade Global Trust 1 of 2007
BT Investment Management Limited	Crusade Global Trust 2 of 2005
BT Long Term Income Fund	Crusade Global Trust 2 of 2006
BT Portfolio Services Limited	Crusade Trust 1A of 2005
BT Private Nominees Pty Limited	Europe Infrastructure Debt LP
BTIM UK Limited	eQR Securities Pty. Limited

PILLAR 3 REPORT

APPENDIX III - REGULATORY CONSOLIDATION

Level 3 Entities (Continued)

Hastings Advisers LLC	Reinventure Fund, I.L.P.
Hastings Forestry Investments Limited	Securitor Financial Group Limited
Hastings Forests Australia Pty Limited	Series 2007-1G WST Trust
Hastings Funds Management (UK) Limited	St.George Life Limited
Hastings Funds Management (USA) Inc.	Sydney Capital Corp Inc.
Hastings Funds Management Asia Pte Limited	Waratah Receivables Corp Pty Limited
Hastings Funds Management Limited	Waratah Securities Australia Limited
Hastings Infrastructure 1 Limited	Westpac Cook Cove Trust I
Hastings Infrastructure 2 Limited	Westpac Cook Cove Trust II
Hastings Investment Capital LP	Westpac Custodian Nominees Limited
Hastings Investment Management Pty Ltd	Westpac Equity Pty Limited
Hastings Investments GP LLC	Westpac Financial Services Limited
Hastings Korea Company Limited	Westpac Funds Financing Holdco Pty Limited
Hastings Private Equity Fund IIA Pty Limited	Westpac Funds Financing Pty Limited
HLT Custodian Trust	Westpac General Insurance Limited
Infrastructure GP LLP	Westpac General Insurance Services Limited
Infrastructure GP2 LLP	Westpac Lenders Mortgage Insurance Limited
J O Hambro Capital Management Holdings Limited	Westpac Life Insurance Services Limited
J O Hambro Capital Management Limited	Westpac Life-NZ-Limited
JOHCM (Singapore) Pte Limited	Westpac Nominees-NZ-Limited
JOHCM (USA) Inc	Westpac RE Limited
Magnitude Group Pty Limited	Westpac Securities Administration Limited
MIF Custodian Trust	Westpac Superannuation Nominees-NZ-Limited

PILLAR 3 REPORT

APPENDIX IV - APS330 QUANTITATIVE REQUIREMENTS

The following table cross-references the quantitative disclosure requirements given by Attachments A, C, D and E of APS330 to the quantitative disclosures made in this report. The continuous reporting requirements for capital instruments under Attachment B are satisfied separately and can be found on the regulatory disclosures section on the Westpac website1.

APS330 reference		Westpac disclosure	Page
Attachment A:
Table 1: Common disclosure template		Common disclosure template	81

Attachment C:
Table 3: Capital adequacy	(a) to (e)	Capital requirements	16
	(f)	Westpac’s capital adequacy ratios	15
		Capital adequacy ratios of major subsidiary banks	15

Table 4: Credit risk	(a)	Exposure at Default by major type	26
	(b)	Impaired and past due loans by portfolio	33
	(c)	General reserve for credit losses	25

Table 5: Securitisation exposures	(a)	Banking book summary of securitisation activity by asset type	60
	(b)	Banking book summary of on and off-balance sheet securitisation by exposure type	61
		Trading book summary of on and off-balance sheet securitisation by exposure type	65

Attachment D:
Table 6: Capital adequacy	(b) to (f)	Capital requirements	16
	(g)	Westpac’s capital adequacy ratios	15
		Capital adequacy ratios of major subsidiary banks	15

Table 7: Credit risk - general disclosures	(b)	Exposure at Default by major type	26
	(c)	Exposure at Default by geography	31
	(d)	Exposure at Default by industry classification	28
	(e)	Exposure at Default by residual contractual maturity	32
	(f)	Impaired and past due loans by industry classification	34
	(g)	Impaired and past due loans by geography	35
	(h)	Movement in provisions for impairment charges	36
	(h)	Loan impairment provisions	25
	(i)	Exposure at Default by measurement method	27
	(j)	General reserve for credit losses	25

Table 8: Credit risk - disclosures for portfolios subject to the standardised approach and supervisory risk-weights in the IRB approaches (formerly Table 5)	(b)	Portfolios subject to the standardised approach Property finance Project finance	37 38 39

1  http://www.westpac.com.au/about-westpac/investor-centre/financial-information/basel-iii-risk-reports/

PILLAR 3 REPORT

APPENDIX IV - APS330 QUANTITATIVE REQUIREMENTS

PILLAR 3 REPORT

APPENDIX IV - APS330 QUANTITATIVE REQUIREMENTS

APS330 reference		Westpac disclosure	Page
Table 13: Market risk - disclosures for ADIs using the standard method	(b)	Market Risk regulatory capital and risk weighted assets	68

Table 14: Market risk - disclosures for ADIs using the IMA for trading portfolios	(d)	VaR and Stressed VaR by risk type	69

Table 16: Equities - disclosures for banking book positions	(b) to (c)	Book value of listed equity exposures by industry classification / Book value of unlisted equity exposures by industry classification	74
	(d) to (e)	Gains/losses	74
	(f)	Capital requirement[1]	NA

Table 17: Interest rate risk in the banking book	(b)	Change in economic value of sudden upward and downward movement in interest rates	76
	(b)	Capital requirement	76

Attachment E2
Table 18: Remuneration disclosure requirements	(g)	Governance structure	NA
	(h)	Senior manager and material risk taker payments	NA
	(i)	Deferred remuneration	NA
	(j)	Total value of remuneration awards	NA
	(k)	Implicit and explicit adjustments	NA

1  No Equity risk exposures.

2  Remuneration disclosure is an annual reporting requirement under APS330.

PILLAR 3 REPORT
GLOSSARY

Term	Description

Actual losses	Represent direct write-offs and write-offs from provisions after adjusting for recoveries.
Additional Tier 1 capital

Comprises high quality components of capital that provide a permanent and unrestricted commitment of funds that are freely available to absorb losses but rank behind claims of depositors and other more senior creditors. They also provide for fully discretionary capital distributions.

Advanced measurement approach (AMA)	The capital requirement using the AMA is based on a bank’s internal operational risk systems, which must both measure and manage operational risk.
Assets intended to be securitised	Represents securitisation activity from the end of the reporting period to the disclosure date of this report.
Australian Accounting Standards (AAS)	A set of Australian reporting standards and interpretations issued by the Australian Accounting Standards Board.
Australian and New Zealand Standard Industrial Classification (ANZSIC)	A code used by the Australian Bureau of Statistics and Statistics New Zealand for classifying businesses.
Authorised deposit-taking institution (ADI)	ADIs are corporations that are authorised under the Banking Act 1959 to carry on banking business in Australia.
Banking book	The banking book includes all securities that are not actively traded by Westpac.
Cash EPS Compound Annual Growth Rate (CAGR)	An internal measure used to assess performance by measuring growth in cash earnings per share over a three year performance period.
Common Equity Tier 1 (CET1) capital	The highest form of capital. The key components of common equity are shares, retained earnings and undistributed current year earnings.
Credit Valuation Adjustment (CVA) risk	Refer to mark-to-market related credit risk.
Default

A customer default is deemed to have occurred when Westpac considers that either or both of the following events have taken place:

▪           the customer is unlikely to pay its credit obligations to its financiers in full, without recourse by any of them to actions such as realising security (where held); and

▪          the customer is past due 90 or more calendar days on any material credit obligation to its financiers. Overdrafts will be considered past due once the customer has breached an advised limit, or been advised of a limit smaller than the current outstandings.

Double default rules

Double default applies to exposures where a particular obligor’s exposure has been hedged by the purchase of credit protection from a counterparty and loss will only occur if both obligor and counterparty default. In this instance, capital can be reduced.

Employee Share Plan (ESP)

Under the Employee Share Plan (ESP), Westpac ordinary shares may be allocated at no cost to employees to recognise their contribution to Westpac’s financial performance over the previous financial year.

Westpac ESP is a division 83A tax exempt share scheme.

Exposure at default (EAD)	EAD represents an estimate of the amount of committed exposure expected to be drawn by the customer at the time of default.

PILLAR 3 REPORT
GLOSSARY

Extended licensed entity (ELE)	An Extended Licensed Entity (ELE) comprises an ADI and any subsidiaries of the ADI that have been approved by APRA as being part of a single ‘stand-alone’ entity.
External Credit Assessment Institution (ECAI)

ECAI is an external institution recognised by APRA (directly or indirectly) to provide credit assessment in determining the risk-weights on financial institutions’ rated credit exposures (including securitisation exposures).

Facilities 90 days or more past due date but well secured

Includes facilities where:

▪   contractual payments of interest and/or principal are 90 or more calendar days overdue, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; or

▪   an order has been sought for the customer’s bankruptcy or similar legal action has been instituted, which may avoid or delay repayment of its credit obligations; and

▪   the estimated net realisable value of assets/security to which Westpac has recourse is sufficient to cover repayment of all principal and interest, and interest is being taken to profit on an accrual basis.

These facilities, while in default, are not treated as impaired for accounting purposes.

Functional Remuneration Oversight Committee

Assists in fulfilling oversight responsibility to shareholders by ensuring respective functions have coherent remuneration policies and practices that fairly and responsibly reward individuals having regard to performance, Westpac’s risk management framework, the law and the highest standards of governance.

Geography	Geographic segmentation of exposures is based on the location of the office in which these items were booked.
Impaired assets

Includes exposures that have deteriorated to the point where Westpac assesses that full collection of interest and principal is in doubt, based on a conservative assessment of the customer’s outlook, cashflow, and the net realisation of value of assets to which recourse is held:

▪           facilities 90 days or more past due, and not well secured – exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days;

▪       non-accrual assets – exposures with individually assessed impairment provisions held against them, excluding restructured loans;

▪           restructured assets – exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer;

▪            other assets acquired through security enforcement (includes other real estate owned) – includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and

▪           any other assets where the full collection of interest and principal is in doubt.

Industry

Exposures to businesses, government and other financial institutions are classified into industry clusters based upon groups of related ANZSIC codes. Companies that operate in multiple industries are classified according to their primary industry. Consumer customers as classified as “retail” and not further broken down.

PILLAR 3 REPORT
GLOSSARY

Interest rate risk in the banking book (IRRBB)	The risk to current and future year interest income arising from a mismatch between the duration of assets and liabilities that arises in the normal course of banking activities.
Internal assessment approach (IAA)

Basel III provides three approaches to determine the risk-weight for a securitisation transaction, where the term securitisation includes any complex credit derivative. The internal assessment approach, a more complex approach, and subject to approval from APRA for use, may be used when there is an inability to use either the Ratings-Based Approach (no external rating available) or the supervisory formula approach. The internal assessment approach may be used to risk-weight exposures relating to residential mortgages (excluding reverse mortgages), trade receivables, equipment receivables and auto loans.

Internal Ratings-Based Approach (IRB & Advanced IRB)

These approaches allow banks to use internal estimates of the risks of their loans as inputs into the determination of the amount of credit risk capital needed to support the organisation. In the Advanced IRB approach, banks must supply their own estimates for all three credit parameters.

Loss given default (LGD)

The LGD represents an estimate of the expected severity of a loss to Westpac should a customer default occur during a severe economic downturn. Westpac assigns LGD to each credit facility, assuming an event of default has occurred and taking into account a conservative estimate of the net realisable value of assets to which Westpac has recourse and over which it has security. LGDs also reflect the seniority of exposure in the customer’s capital and debt structure.

Maturity	The maturity date used is drawn from the contractual maturity date of the customer loans.
Mark-to-market related credit risk	The risk of mark-to-market losses related to deterioration in the credit quality of a derivative counterparty also referred to as credit valuation adjustment (CVA) risk.
Monte Carlo simulation	A method of random sampling to achieve numerical solutions to mathematical problems.
Net interest income at risk (NaR)	BRMC-approved limit expressed as a deviation from the benchmark hedge level over a 1-year time frame, at a 99% confidence level.
Off-balance sheet exposure

Credit exposures arising from facilities that are not recorded on Westpac’s balance sheet (under accounting methodology). Undrawn commitments and the expected future exposure calculated for Westpac’s derivative products are included in off-balance sheet exposure.

On balance sheet exposure	Credit exposures arising from facilities that are recorded on Westpac’s balance sheet (under accounting methodology).
Probability of default (PD)	Probability of default is a through-the-cycle assessment of the likelihood of a customer defaulting on its financial obligations within one year.
Ratings-Based Approach (RBA)

Basel III provides three approaches to determine the risk-weight for a securitisation transaction, where the term securitisation includes any complex credit derivative. The Ratings-Based Approach relies on the number of assets in the transaction and the external credit rating of the tranche to determining a regulatory risk-weight.

PILLAR 3 REPORT
GLOSSARY

Regulatory expected loss (EL)

For regulatory purposes EL is defined as:

▪             for non-defaulted exposures, the product of PD, LGD and EAD; and

▪             for defaulted exposures, the best estimate of expected loss for that exposure. It is equivalent to provisions for impaired assets and represents charges already realised through Westpac’s earnings.

Regulatory EL is not calculated for Standardised portfolios and is based on mandated risk-weights for Specialised Lending portfolios. Regulatory EL should not be interpreted as an estimate of long-run expected loss because the LGDs used in all regulatory calculations are calibrated to reflect stressed economic conditions rather than long run averages.

Relative Total Shareholder Return (TSR)

Relative TSR provides an external comparative measure of overall returns over a specified timeframe incorporating share price movements and assuming that dividends over the period have been reinvested. The TSR data is averaged over the three months preceding the measurement date.

Restricted shares	Shares with a time-based restriction on vesting.
Resecuritisation

A resecuritisation exposure is a securitisation exposure in which the risk associated with an underlying pool of exposures is tranched and at least one of the underlying exposures is a securitisation exposure. In addition, an exposure to one or more resecuritisation exposures is a resecuritisation exposure;

Risk weighted assets (RWA)

Assets (both on and off-balance sheet) are assigned within a certain category and amounts included in these categories are multiplied by a risk weighting. The resulting weighted values are added together to arrive at total risk weighted assets.

Scoreboard	A list of performance objectives including weightings measure and target performance level for each objective.
Securitisation Purchased	The purchase of third party securitisation exposure, for example residential mortgage backed securities.
Securitisation Retained	Securitisation exposures arising through Westpac originated assets or generated by Westpac third party securitisation activity.
Sponsor

An ADI would generally be considered a sponsor if it, in fact or substance, manages or advises the securitisation program, places securities into the market, or provide liquidity and/or credit enhancements.

Standard model	The standard model for Market risk applies supervisory risk weights to trading positions.
Stressed VaR	Stress VaR uses a bank's approved VaR model but applies it to a time period of significant financial stress. Market risk capital is estimated by adding Stress VaR to actual VaR.
Substitution Approach

Substitutions refers to the rules governing the circumstances when capital can be reduced because an obligor’s exposure has been hedged by the purchase of credit protection from a counterparty and the counterparty’s PD is used in place of the obligors’ PD.

Supervisory formula (SF)

Basel III provides three approaches to determine the risk-weight for a securitisation transaction, where the term securitisation includes any complex credit derivative. The supervisory formula is used when the Ratings-Based Approach is unable to be used.

Tier 2 capital	Includes other capital elements, which, to varying degrees, fall short of the quality of Tier 1 capital but still contribute to the overall strength of an entity as a going concern.

PILLAR 3 REPORT
GLOSSARY

Trading book

Trading book activity represents dealings that encompass book running and distribution activity. The types of market risk arising from trading activity include interest rate risk, foreign exchange risk, commodity risk, equity price risk, credit spread risk and volatility risk. Financial Markets and Treasury are responsible for managing market risk arising from Westpac’s trading activity.

Value at risk (VaR)

VaR is the potential loss in earnings from adverse market movements and is calculated over a one-day time horizon at a 99% confidence level using a minimum of one year of historical rate data. VaR takes account of all material market variables that may cause a change in the value of the trading portfolio and the banking book including interest rates, foreign exchange rates, price changes, volatility, and the correlation among these variables.

Westpac ordinary shares	Fully paid ordinary shares.
Westpac share rights	Right to acquire a share for nil exercise cost.

PILLAR 3 REPORT
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Report contains statements that constitute ‘forward-looking statements’ within the meaning of Section 21E of the US Securities Exchange Act of 1934.

Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this Report and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions and financial support to certain borrowers. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘risk’ or other similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors, including, but not limited to:

▪                  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy, particularly changes to liquidity, leverage and capital requirements;

▪                  the stability of Australian and international financial systems and disruptions to financial markets and any losses or business impacts Westpac or its customers or counterparties may experience as a result;

▪                  market volatility, including uncertain conditions in funding, equity and asset markets;

▪                  adverse asset, credit or capital market conditions;

▪                  changes to our credit ratings;

▪                  levels of inflation, interest rates, exchange rates and market and monetary fluctuations;

▪                  market liquidity and investor confidence;

▪                  changes in economic conditions, consumer spending, saving and borrowing habits in Australia, New Zealand and in other countries in which Westpac or its customers or counterparties conduct their operations and our ability to maintain or to increase market share and control expenses;

▪                  the effects of competition in the geographic and business areas in which Westpac conducts its operations;

▪                  reliability and security of Westpac’s technology and risks associated with changes to technology systems;

▪                  the timely development and acceptance of new products and services and the perceived overall value of these products and services by customers;

▪                  the effectiveness of our risk management policies, including our internal processes, systems and employees;

▪                  the incidence or severity of Westpac insured events;

▪                  the occurrence of environmental change or external events in countries in which Westpac or its customers or counterparties conduct their operations;

▪                  internal and external events which may adversely impact our reputation;

▪                  changes to the value of our intangible assets;

▪               changes in political, social or economic conditions in any of the major markets in which Westpac or its customers or counterparties operate;

▪                  the success of strategic decisions involving business expansion and integration of new businesses; and

▪                  various other factors beyond Westpac’s control.

The above list is not exhaustive. For certain other factors that may impact on forward-looking statements made by us refer to the section ‘Risk factors’ in Westpac’s 2014 Interim Financial Report. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and events.

Westpac is under no obligation to update any forward-looking statements contained in this Report, whether as a result of new information, future events or otherwise, after the date of this Report.

Exchange rates

The following exchange rates were used in the Westpac Pillar 3 report, and reflect spot rates for the period end.

	$31 March 2014	30 September 2013	31 March 2013
USD	0.9230	0.9316	1.0430
GBP	0.5549	0.5767	0.6859
NZD	1.0665	1.1260	1.2460
EUR	0.6711	0.6906	0.8134